UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Aflac Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2023 Annual Meeting

of Shareholders and Proxy Statement

Monday, May 1, 2023 at 10 a.m. ET

Aflac Incorporated

About Aflac Incorporated
Aflac Incorporated (the “Company”), through its subsidiaries, provides financial protection to our millions of policyholders and customers worldwide. The Company’s principal business is supplemental health and life insurance products with the goal to provide customers the best value in supplemental insurance products in the United States (U.S.) and Japan.
For more than six decades, insurance policies of the Company’s subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. In the U.S., Aflac is the number one provider of supplemental health insurance products. Aflac Life Insurance Japan is the leading provider of cancer and medical insurance policies in force in Japan.
Our Long-Term Growth Strategy
The Company’s strategy for growth in the U.S. and Japan has remained straightforward and consistent for many years. The Company develops relevant supplemental health insurance products offering financial protection from the rising out-of-pocket expenses associated with medical events that are not covered by the insureds’ primary coverage. The Company also offers a complement of other voluntary and employer-paid health and life insurance products to fit the needs of its customers. Additionally, the Company aims to obtain more customers by selling where customers prefer to purchase protection, whether through an agent or broker, a distribution partner, or directly to the consumer.
In this Proxy Statement, the terms “Company,” “we,” or “our” refer to Aflac Incorporated. The Company’s insurance business consists of two reporting segments: Aflac Japan and Aflac U.S. The primary insurance subsidiary in the Aflac Japan segment is Aflac Life Insurance Japan Ltd. Aflac U.S. includes the insurance subsidiaries American Family Life Assurance Company of Columbus (Aflac); Continental American Insurance Company, branded as Aflac Group Insurance; American Family Life Assurance Company of New York (Aflac New York); and Tier One Insurance Company; as well as Aflac Benefits Solutions, formerly Argus Dental & Vision, Inc., which provides a platform for Aflac Dental and Vision in the U.S. The term “Aflac Global Investments” refers to the Company’s asset management subsidiary, Aflac Asset Management LLC, and its management subsidiary in Japan, Aflac Asset Management Japan Ltd.

2023 PROXY STATEMENT	1
NOTICE OF 2023 ANNUAL MEETING
OF SHAREHOLDERS

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Aflac Incorporated. This year’s Annual Meeting will be held virtually.
You will be able to attend the Annual Meeting, vote, and submit your questions during the webcast. The Annual Meeting will be held for the following purposes, all of which are described in the accompanying Proxy Statement:
Logistics

DATE AND TIME May 1, 2023 10:00 a.m. Eastern Time

VIRTUAL (ONLINE ONLY) www.virtualshareholdermeeting.com/ AFL2023 using your 16-digit control number included on your proxy card or notice

To elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified	Each of the eleven director nominees
See page 13
RECORD DATE February 21, 2023

To consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”)	See page 38
How to Vote It is important that you vote your shares. We offer several easy and cost-effective voting methods for your convenience.

To hold a non-binding advisory vote on the frequency of future say-on-pay votes	See page 73

INTERNET Visit www.proxyvote.com. You will need the 16-digit control number that appears on your proxy card or notice.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023	See page 74

In addition, any other business properly presented may be acted upon at the meeting and at any adjournments or postponements of the meeting.
The accompanying proxy is solicited by the Company’s Board of Directors on behalf of the Company. The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, are enclosed.(1) The record date for determining which shareholders are entitled to vote at the Annual Meeting is February 21, 2023. Only shareholders of record at the close of business on that date, or their duly appointed proxies, will be entitled to vote at the Annual Meeting and any adjournment thereof. For more information on how to attend the virtual Annual Meeting, please see Appendix B of the Proxy Statement.
Your vote is important! Even if you expect to attend the virtual Annual Meeting, please vote in advance. If you attend the Annual Meeting online, you may revoke your proxy by submitting a vote during the Annual Meeting.
We are making the Proxy Statement and the form of proxy first available on or about March 16, 2023.
By order of the Board of Directors,

TELEPHONE
If your shares are held in the name of a broker, bank, or other nominee, follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the 16-digit control number that appears on your proxy card.

MAIL If you received a full package by mail, complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.
TABLET OR SMARTPHONE Scan the QR code that appears on your proxy card or notice using your mobile device.
J. Matthew Loudermilk Corporate Secretary March 16, 2023 Columbus, Georgia	(1)Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 1, 2023: This Proxy Statement and the Annual Report are available at proxyvote.com.

2	AFLAC INCORPORATED
LETTER FROM THE CHAIRMAN AND
CHIEF EXECUTIVE OFFICER
March 16, 2023
Dear Fellow Shareholder:

As I reflect on 2022, I am very proud that our management, employees and sales distribution teams have continued to be resilient stewards of our business and to be there for our policyholders when they need us most – just as we promise. Overall, pandemic conditions impacted operations in Japan, especially in the first half of 2022, but they are gradually improving. Meanwhile, pandemic conditions in the U.S. have largely subsided, which contributed to the increase in sales for the year.
Through it all, we’ve affirmed our commitment to being there for our policyholders, supporting our employees and sales teams personally and professionally, and continuing to prioritize a culture of diversity, equity and inclusion. We advanced our environmental, social, and governance (ESG) disclosures with a dedicated report outlining our ESG policies and a separate TCFD Report. We were pleased to appear on Fortune’s List of World’s Most Admired Companies for the 22nd time, ranking No. 1 in the Insurance: Life and Health industry in the Long-Term Investment Value category and No. 2 for Use of Corporate Assets and Quality of Management.
In the current environment, we believe that the need for our products is even greater. At the same time, we know consumer habits and buying preferences have been evolving. We are committed to being where consumers want to buy insurance, which means we can be there for them in their time of need with the financial protection only Aflac products can provide. We remain focused on helping to provide protection to our policyholders, growing our business, being a good corporate citizen, and driving shareholder value. In doing so, we’ve gained the trust of our millions of policyholders and customers worldwide. Following are some additional highlights that stand out from 2022.
Growth
Throughout the pandemic, we adapted through virtual technology and seized the opportunity to accelerate investment in our platform, while continuing our strong earnings performance.
We have been, and will continue to, concentrate on scaling up our network dental and vision and our group life and disability businesses, while growing our core supplemental health business in the U.S.
For 2022, Aflac Incorporated reported $4.2 billion in net earnings, or $6.59 earnings per diluted share. Adjusted earnings per diluted share excluding the impact of foreign currency* was $5.67, the company’s second-best year in history following a record 2021.
Strategic Capital Deployment
We place significant importance on continuing to achieve strong capital ratios in the U.S. and Japan on behalf of our policyholders and shareholders. In addition, we have taken proactive steps in recent years to defend cash flow and deployable capital against a weakening yen. We pursue value creation through a balance of actions including growth investments, stable dividend growth and disciplined, tactical stock repurchase. With the fourth quarter's declaration, 2022 marks the 40th consecutive year of dividend increases. We treasure our track record of dividend growth and remain committed to extending it, supported by the strength of our capital and cash flows. Additionally, the Board reiterated its first quarter dividend increase of 5%. At the same time, we have remained tactical in our approach to share repurchase, deploying $2.4 billion in capital to repurchase 39.2 million of our shares in 2022. Combined with dividends, this means we delivered $3.4 billion back to shareholders in 2022. Notably, we also have among the highest return on capital and lowest cost of capital in the industry. We have also focused on integrating the growth investments we have made in our platform.
We believe in the underlying strengths of our business and our potential for continued growth in Japan and the U.S. – two of the largest life insurance markets in the world. We are well-positioned as we work toward achieving long-term growth while also ensuring we deliver on our promise to policyholders. I’m proud of what we have accomplished in terms of both our social purpose and financial results, which have ultimately translated into strong, long-term shareholder return.

*     Adjusted earnings per diluted share, excluding foreign currency impact, is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See Appendix A to this Proxy Statement for the definition of this non-GAAP measures and reconciliation to the most comparable GAAP financial measure.

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER	2023 PROXY STATEMENT	3

“Our strong business performance enables us to bring to life the good we do in the communities in which we operate.”

The Aflac Way: Doing the Right Thing
Doing the right thing is engrained in The Aflac Way, which has been the cornerstone of how we do business in the U.S. and Japan. Operating this way, we are privileged to help provide financial protection to our policyholders during their time of need.
We believe in cultivating and welcoming all forms of diversity and viewpoints in our operations throughout our workforce, management team, and in the composition of our Board. We have found that this approach is not just the right thing to do; it enables us to serve our customers better.
Our purpose as a company guides us, and our commitment to doing the right thing has become engrained in our community outreach in the places where we conduct business. As the pioneer of supplemental cancer insurance in both the U.S. and Japan, it has perhaps been most visible in our dedication to children facing cancer and other serious diseases. 2022 marked 27th year of our partnership with the Aflac Cancer and Blood Disorders Center of Children’s Healthcare of Atlanta, which has become nationally renowned as one of the leading childhood cancer, hematology, and blood and marrow transplant programs in the United States.
Contributions from our all-commission sales force, our employees, our executives and Board have exceeded the $165 million mark. 2022 also represented the 22nd year of our partnership with the Aflac Parents House in Japan, which provides a home-away-from-home where pediatric patients and their families can temporarily live together while they support their child’s battle with cancer or numerous other serious illnesses. Over the years, more than 149,000 people have received support. We also just completed the fourth full year in the U.S. and the third full year in Japan of offering My Special Aflac Duck, our smart comforting companion that helps children feel less alone by using state-of-the-art interactive technology during their cancer treatment. In the U.S., this is the second year that we introduced a new version of My Special Aflac Duck for children facing sickle cell disease. I’m proud of what we have accomplished in terms of both our social purpose and financial results, which have ultimately translated into strong, long-term shareholder return.
I am also excited about our future and what we can accomplish together in 2023. I want to express my gratitude to you, our shareholders, for putting your faith, confidence, trust, and resources in Aflac Incorporated. Delivering on our promise to be there for all of our constituents remains our priority because that is not only what sets us apart, it’s just who we are.

Toshihiko Fukuzawa has informed the Board that he will not stand for election at the 2023 annual meeting. I would like to take this opportunity to express my gratitude to Fukuzawa-san for his insightful contributions and dedicated service to the Company since 2016. In closing, we also believe in the underlying strengths of our business and our potential for continued growth in Japan and the U.S. – two of the largest life insurance markets in the world.
With these topics as a backdrop, it is my pleasure to invite you to virtually attend the 2023 Annual Meeting of Shareholders on Monday, May 1, 2023, where you can learn more about Aflac Incorporated’s recent business performance and strategy for the future. I encourage you to review the proxy materials and Annual Report on Form 10-K as well as Aflac Incorporated’s 2022 Business and Sustainability Report, which can be found at investors.aflac.com under the “Sustainability” tab, to learn more about our company and our latest accomplishments. Then, please vote your shares, even if you plan to attend the virtual Annual Meeting. We want to be sure your shares and your viewpoints are represented.
Sincerely,
Daniel P. Amos
CHAIRMAN AND CHIEF
EXECUTIVE OFFICER

4	AFLAC INCORPORATED
LETTER FROM THE LEAD
NON-MANAGEMENT DIRECTOR
March 16, 2023
To My Fellow Shareholders:

It is an honor to serve as Lead Non-Management Director, collaborating with a distinguished team of Board members who have honed expertise across a broad range of fields, industries and companies. In 2022, the resolve of this strong Board remained unwavering as we maintained our focus on corporate governance; risk oversight; environmental, social and governance; and business continuity. In this letter, I want to highlight some of the key topics under the Board of Directors’ oversight in 2022.
Risk Oversight
It is essential that our Board maintains its concentration on providing oversight of the relevant risks that are for both the industry and to the Company. Along with carefully tracking traditional risks associated with investments and our products, as well as maintaining strong capital ratios. The Board has overseen significant advancements in information security and enhanced information security policy, with the goal of ensuring that the Company’s information assets, data, and the data of its customers, are appropriately protected.
The Importance of a Well-Rounded Board
Just as we promote diversity within our Company operations, we foster diversity and the expertise within our Board to ensure we have a 360 degree perspective of our operations. Women and/or people of color comprise approximately 64% of our Board. With independent Board members averaging seven years of tenure, our longstanding members reflect stability and a historical viewpoint, while more recent members offer a fresh perspective. Together, the insights of the Board reflect experience in numerous areas, including public health, cybersecurity, investment and finance, insurance, the Japanese market, regulatory and risk management, and marketing and public relations. This broad array of expertise and diversity, combined with mastery of skills in numerous disciplines, has established a versatile, insightful board that is equipped to pivot to address ever-changing markets.
Given the need to identify a new Board member following Toshihiko Fukuzawa’s departure from the Board, at the 2023 annual meeting, we have nominated Dr. Miwako Hosoda to join the Board. Dr. Hosoda brings nearly 30 years of experience in the field of public health in Japan, our largest market.
Together, the team aligned again in 2022 to ensure proper oversight and that management was fully engaged in taking care of stakeholders including the communities we serve.
Corporate Finance and Investments
In 2022, our investment portfolio continues to benefit from our disciplined strategic asset allocation process, which serves as the core to our approach of managing long-term asset performance expectations to meet our objectives for capital, risk and liquidity. We also placed strategic equity investments in specialized asset classes and ESG investments. The Aflac Global Investments team has built a high-quality portfolio which we believe will serve our stakeholders well in the face of current economic uncertainty.
Strategic Corporate Development
As we seek to meet the needs of consumers, businesses and our shareholders, we will continue to integrate the acquisitions like our network dental and vision and our group life, disability, and absence management platform. These new lines modestly impact the top line in the short term, and enhance our core products for future long-term success.
Commitment To Sustainability
Aflac Incorporated has been operating with a purpose for decades, before there was a specific acronym or term for it. The Company’s success and financial performance are rooted in our commitment to our purpose, which has also allowed us to address the needs of our stakeholders, including the communities in which we operate. To help us quantify our longstanding approach, since 2021, officers have had a compensation modifier that encompasses ESG performance across responsible investing, net zero, diversity, equity and inclusion, our sustainability bond, and advance reporting and disclosure. In 2020, to be a good steward of the planet, Aflac Incorporated committed to net zero emissions by 2050 (Scopes 1, 2, and 3 including Category 15). As a path to achieve this goal, the Company aims to procure 100% of electricity used for owned and controlled facilities from renewable sources by 2030. In addition, Aflac Incorporated has been carbon neutral for Scopes 1 and 2 since 2020. We plan to expand our scope to include Scope 3 excluding Category 15 by 2040. We anticipate setting science-based targets provided there is no material change in industry and sustainability best practices. The net-zero emission goal will require a comprehensive and transparent approach to both defining Scope 1, 2, and 3 emissions and developing a formal plan to meet our

LETTER FROM THE LEAD NON-MANAGEMENT DIRECTOR	2023 PROXY STATEMENT	5

“The Board ensured proper oversight and fulfilled its responsibility to the shareholders of Aflac. You can be proud that your Company not only acts on your behalf, but also kept its promises to the millions of customers we are honored to serve.”

commitments. Therefore, we will provide appropriate reporting and hold ourselves accountable along the way. We have enhanced our disclosure in other meaningful ways this past year by posting online our approach to ESG Investing, Tax, Net Zero, Human Rights, Human Capital Management, Diversity, Equity and Inclusion, Supply Chain Approach and Philosophy, and Cybersecurity. Visit investors.aflac.com and click on the “Sustainability” tab, for these and additional disclosures that are aligned with our spirit of transparency and clarity on where we stand as a Company.
We are proud of our efforts to increase our transparency and improve our sustainability have received external recognition. In 2022, Aflac Incorporated was included on the Dow Jones Sustainability North America Index for the

ninth time. In 2023, Aflac Incorporated was also recognized by Ethisphere as one of the World’s Most Ethical Companies for the 17th consecutive year, remaining the only insurance company in the world to receive this honor every year since this award was first introduced in 2007, and for the fourth consecutive year, was recognized on Bloomberg’s Gender-Equality Index, to name a few.
As lead director, I will continue to engage with our investors, seek insight into their perspectives, and explore the viewpoints and positions of those who invest in our business.
The Board looks forward to continuing its ongoing dialogue with investors and acting upon that feedback to help inform the business matters as they emerge. We thank you for your support and the privilege of representing you and your shares in Aflac Incorporated. With these essential topics in mind, I encourage you to review the accompanying Proxy Statement and associated materials and to vote your shares before our virtual Annual Meeting on May 1, 2023. It is my pleasure, and my privilege, to serve on Aflac Incorporated’s Board, and I look forward, as a fellow shareholder, to the many ways the Company will continue upholding its promises.
Sincerely,
W. Paul Bowers
LEAD NON-MANAGEMENT
DIRECTOR

6	AFLAC INCORPORATED
TABLE OF CONTENTS

1	NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

2	LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

4	LETTER FROM THE LEAD NON-MANAGEMENT DIRECTOR

7	2022 BUSINESS HIGHLIGHTS
8	Corporate Social Responsibility and Sustainability Highlights

9	VOTING ROADMAP
10	Director Nominees Summary
12	Executive Compensation Highlights
12	2022 Executive Compensation
12	Recent Say-On-Pay Votes

13	CORPORATE GOVERNANCE MATTERS
13
Election of Directors
14	Board Composition
14	Director Nominees
19	Director Not Standing for Re-election
19	Director Independence
19	2023 Independent Director Nominee Tenure Mix
20	Board of Director Nominees Skills, Experience, and Diversity
20	Board Succession Planning and Refreshment Process
21	Director Nominating Process
22	Board Self-Evaluation
23	Our Board and Committees
23	Board Leadership Structure
24	Committee Structure
28	Meeting Attendance
28	Board Responsibilities
28	Oversight of Risk
29	Oversight of Strategy
30	Commitment to Corporate Social Responsibility and Sustainability
31	Chief Executive Officer and Executive Management Succession Planning
31	Shareholder Outreach
32	Governance Documents
33	Director Compensation
33	Cash Compensation
33	Equity Compensation
34	Vesting
34	Retirement Plans
35	2022 Director Compensation
36	CD&A At-A-Glance

38	EXECUTIVE COMPENSATION
38
Named Executive Officer Compensation (“Say-on-Pay”)
38	Compensation Discussion and Analysis
39	Executive Summary

44	Compensation Design and Philosophy
46	Performance-Based Compensation: How Performance Goals Are Set
46	Importance of Measuring Management’s Performance Excluding the Impact of Currency
47	MIP Target-Setting Considerations
48	Equity Granting Policies
49	2022 Executive Compensation
57	Additional Executive Compensation Plan Practice and Procedures
58	Compensation Committee Report
59	Executive Compensation Tables
59	2022 Summary Compensation Table
60	2022 All Other Compensation
60	2022 Perquisites
61	2022 Grants of Plan-Based Awards
62	2022 Outstanding Equity Awards at Fiscal Year-End
63	2022 Option Exercises and Stock Vested
63	Pension Benefits
65	Nonqualified Deferred Compensation
66	Potential Payments Upon Termination or Change in Control
68	2022 Potential Payments Upon Termination or Change in Control
69	CEO Pay Ratio
70	Pay Versus Performance
72	Equity Compensation Plan Information

73
Frequency of Future Say-On-Pay Votes

74	AUDIT MATTERS
74
Ratification of Auditors
74	Audit Fees and Other Fees
74	Pre-Approval Policies and Procedures
75	Audit and Risk Committee Report
76	Related Person Transactions

78	STOCK OWNERSHIP
78	Beneficial Ownership of the Company’s Securities
78	Security Ownership of Directors
79	Security Ownership of Management
79	Delinquent Section 16(a) Reports

80	SOLICITATION AND REVOCATION OF PROXY

83	OTHER MATTERS

85	APPENDIX A - DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES

89	APPENDIX B - ATTENDING THE VIRTUAL ANNUAL MEETING

2023 PROXY STATEMENT	7

2022 BUSINESS HIGHLIGHTS

In 2022, the Company delivered strong operating results.

NET EARNINGS	EARNINGS PER DILUTED SHARE (EPS)	RETURN ON EQUITY (ROE)
$4.2B (2.9)%▼	$6.59 3.1%▲	15.1%

ADJUSTED EARNINGS EX-FX*	ADJUSTED EPS EX-FX*	ADJUSTED RETURN ON EQUITY (AROE) EX-FX*
$3.6B (10.1)%▼	$5.67 (4.5)%▼	13.7%

The continued effect of COVID-19 had unplanned impacts on our 2022 results for the Aflac U.S. and Aflac Japan segments.

New annualized premium sales(1)

Aflac U.S. •Increased 16.1% •Contributions from growth initiatives, network dental and vision and group life and disability •Continued productivity gains
Aflac Japan
•Flat compared with prior year
•Constrained sales in first half of 2022 due to ongoing pandemic conditions
•Launch of a new cancer product in certain distribution channels in August 2022
•First sector product updates in the fourth quarter of 2022

REPURCHASED SHARES	CASH DIVIDEND	3-YEAR TOTAL SHAREHOLDER RETURN (“TSR”)
$2.4B	21.2%▲	+46.9%

Earnings results
Aflac U.S. earnings results were generally impacted by lower persistency and an increase in planned spending for platform and growth investments. Aflac Japan’s pretax earnings were negatively impacted by a decline in net earned premiums, which was largely offset by improvements in total benefits and expenses, as well as net investment income.
*     Adjusted earnings and adjusted earnings per diluted share, excluding foreign currency impact, and AROE, excluding foreign currency impact, are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See Appendix A to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the most comparable GAAP financial measure.
(1)As discussed in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 2022 Annual Report on
Form 10-K.

For more complete information regarding the Company’s 2022 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

8	AFLAC INCORPORATED	2022 BUSINESS HIGHLIGHTS
Corporate Social Responsibility and Sustainability Highlights
At Aflac Incorporated, we believe that all things being equal, most people prefer doing business with a company that is also a good corporate citizen. We refer to this as “The Aflac Way,” which is the outward manifestation of our belief that ethics, corporate citizenship, and success go hand in hand. Our efforts include helping families facing childhood cancer, conducting business with ethics and compassion, providing development and wellness opportunities for our workforce, being ever-mindful of our environmental impact, and serving the community through efforts such as helping families facing childhood cancer. This philosophy is woven into our daily operations, our culture, and our actions in the community.

Workforce Diversity
•As of December 31, 2022, women accounted for 54% of Aflac Japan employees and 33% of leadership roles. Women also held 25% of management roles, as part of Aflac Life Insurance Japan Ltd’s longer-term plan to increase this percentage to 30% by 2025.
•As of December 31, 2022, 49% of Aflac U.S. and the Company employees located in the U.S. were people of color and 66% were women. Women also occupied 50% of leadership roles located in the U.S. and 31% of senior management roles. In 2022, 62% of new hires located in the U.S. were people of color and 69% were women.

Community Investment and Philanthropy
•My Special Aflac Duck® is a “smart” robotic companion designed to help children with cancer and sickle cell disease. Aflac aims to put a My Special Aflac Duck in the hands of every child, age 3 and above, diagnosed with cancer and sickle cell in the U.S., Japan and Northern Ireland and has given My Special Aflac Ducks to more than 21,000 children through 2022.
•Aflac and its employees and agents are responsible for:
•149,000 pediatric patients and their family members who have called Aflac Parents House a home-away-from-home while receiving treatment for serious illnesses, like cancer.
•$165 million in support of Aflac Cancer and Blood Disorders Center of Children’s Healthcare of Atlanta, helping make it one of the top pediatric cancer programs in the United States by U.S. News and World Report.

Environment
•Reduced combined Scope 1 and 2 market-based greenhouse gas emissions by more than 95% from 2007 to 2021
•Expect 2022 to be the 3rd consecutive year for being carbon neutral for Scopes 1 and 2 emissions
•Goal of net zero emissions by 2050

We are proud of the accolades we have received, a handful of which are listed below, and we invite you to read Aflac Incorporated’s 2022 Business and Sustainability Report at investors.aflac.com under the “Sustainability” tab to learn more about our initiatives.

Principles for Responsible Investment (PRI) Signatory
In 2021, Aflac Incorporated became a PRI Signatory, which works to understand the investment implications of ESG factors and to support its international network of investor signatories in incorporating these factors into investment and ownership decisions.

Dow Jones Sustainability Index North America (9th year),
In 2022, the Company was included in the North American index and received high marks for Corporate Governance, Information Security/Cybersecurity & System Availability, Risk & Crisis Management - and Corporate Citizenship & Philanthropy.

Fortune’s World’s Most Admired Companies (22nd year),
ranking No. 1 in the Insurance: Life and Health industry in the Long-Term Investment Value category and No. 2 for Use of Corporate Assets and Quality of Management.

Forbes Best Employers for Diversity (4th consecutive year),
which examines employer diversity policies, proactive diversity and inclusion initiatives as well as diversity in executive suites and on boards.
Ethisphere’s World’s Most Ethical Companies (17th consecutive year), making it the only insurance company in the world to hold this distinction every year since the inception of the honor in 2007.
Bloomberg’s Gender-Equality Index (4th consecutive year),
which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency.

2023 PROXY STATEMENT	9
VOTING ROADMAP

The Board of Directors recommends a vote FOR each of the eleven nominees named in this proxy statement.
Election of Directors
Each Director stands for election annually. The following provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

See page 13

The Board of Directors recommends a vote FOR our executive compensation program.
Executive Compensation
(“Say-on-Pay”)
We are committed to achieving a high level of total return for our shareholders. From the end of August 1990, when Daniel P. Amos was appointed the Chief Executive Officer (CEO), through December 31, 2022, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 13,144%, compared with 2,633% for the Dow Jones Industrial Average, 2,206% for the S&P 500 Index, and 1,401% for the S&P 500 Life & Health Insurance Index over the same period.

See page 38

The Board of Directors recommends holding an advisory vote on executive compensation “EVERY YEAR.”
Frequency of Future
Say-on-Pay Votes
The rules of the Securities and Exchange Commission require us to allow our shareholders the opportunity, at least once every six years, to cast an advisory vote on how often we should include advisory votes on the compensation of our named executive officers in our proxy materials for future shareholder meetings. Under this proposal, shareholders may vote to have the Say-on-Pay vote every year, every two years or every three years, or may abstain from voting.

See page 73

The Board of Directors and the Audit and Risk Committee recommend a vote FOR the ratification of the selection of KPMG LLP.
Ratification of Auditors
In February 2023, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2023, subject to ratification by its shareholders.

See page 74
Please read the entire Proxy Statement before voting.
This Proxy Statement and the accompanying proxy were first sent or made available to shareholders on or about March 16, 2023.

10	AFLAC INCORPORATED	VOTING ROADMAP
Director Nominees Summary

Lead Director

DANIEL P. AMOS, 71 Chairman and Chief Executive Officer, Aflac Incorporated Director Since 1983 Committees: E, FI	W. PAUL BOWERS, 66 Former Chairman and Chief Executive Officer, Georgia Power Co. Director Since 2013 Committees: AR, CD, CSR, E	ARTHUR R. COLLINS, 63 Founder and Managing Partner of the GROUP Director Since 2022 Committee: CG	MIWAKO HOSODA, 53 Professor, Seisa University Director Nominee

THOMAS J. KENNY, 59 Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management Director Since 2015 Committees: CD, CSR, FI	GEORGETTE D. KISER, 55 Operating Executive, The Carlyle Group Director Since 2019 Committees: AR, C	KAROLE F. LLOYD, 64 Certified Public Accountant and retired Ernst & Young LLP audit partner Director Since 2017 Committees: AR, E, FI	NOBUCHIKA MORI, 66 Representative Director, Japan Financial and Economic Research Co. Ltd. Director Since 2020 Committees: CG, FI

JOSEPH L. MOSKOWITZ, 69 Retired Executive Vice President, Primerica, Inc. Director Since 2015 Committees: AR, C, CD, E	BARBARA K. RIMER, DrPH, 74 Dean Emerita and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill Director Since 1995 Committees: CG, CSR	KATHERINE T. ROHRER, 69 Vice Provost Emeritus, Princeton University Director Since 2017 Committees: C, CG, E

Committee Key
AR	Audit & Risk	C	Compensation	CD	Corporate Development	CG	Corporate Governance
CSR	Corporate Social Responsibility & Sustainability	E	Executive	FI	Finance & Investment	●	Chair
Independent

VOTING ROADMAP	2023 PROXY STATEMENT	11
Board Tenure
2023 Independent Director nominees (10)

3 0-3 Years (30%)	3 4-7 Years (30%)	4 8+ Years (40%)	7 of 10 Independent Director Nominees are people of color and/or women
Diversity of Skills, Experience and Attributes
2023 all Director nominees (11)

91% Independent	27% Current or Former CEO	36% Marketing and Public Relations	45% Japanese Market Expertise	82% Investment and Financial Expertise	73% Operations Experience

91% Regulatory and Risk Management Experience	64% Industry Experience	27% Public Health Experience	27% Digital/ Cybersecurity	45% Woman Director	36% Directors of Color
Corporate Governance Highlights

  Annual director elections
  Majority vote standard for director elections
  Independent Lead Director
  Active and responsive shareholder engagement process
  Annual Board evaluations, including individual director interviews
Shareholder ability to call special meetings Shareholder right of proxy access Robust CEO succession planning process Director mandatory retirement age

12	AFLAC INCORPORATED	VOTING ROADMAP
Executive Compensation Highlights
Our executive compensation philosophy is to provide pay that is aligned with the Company’s results. We believe this is the most effective method for creating shareholder value and it has played a significant role in making the Company an industry leader. Our compensation program is designed to align pay and performance and generally targets market median positioning and delivers the majority of direct compensation through performance-based elements. This ensures proper alignment with our shareholders and ties compensation for named executive officers (NEOs) to the Company’s performance.
The Company’s executive compensation program reflects our corporate governance best practices principles:

Independent Oversight
•The Board’s independent Compensation Committee oversees the program.
•The Compensation Committee retains an independent compensation consultant that reports only to that Committee.
•The independent compensation consultant briefs the full Board annually on CEO pay and performance alignment.

Shareholder Alignment
•All employees are prohibited from hedging Company stock.
•Officers and Directors may not pledge the Company’s stock or, unless approved by the Compensation Committee, enter into 10b5-1 plans.
•We do not provide change-in-control excise tax gross-ups.
•All employment agreements contain double trigger change-in-control requirements.

Long-Standing Commitment
•We have had a clawback policy since 2007.
•We were the first public company in the U.S. to voluntarily provide shareholders with a say-on-pay vote – three years before such votes became mandatory.
•Executive officers and Directors have been subject to stock ownership guidelines for almost two decades.

2022 Executive Compensation
The total target direct compensation mix for 2022 for (1) our CEO and (2) the average of our other NEOs is illustrated in the following charts, and reflects the performance-based nature of our compensation program:

CEO TARGET COMPENSATION MIX	OTHER NEOs AVERAGE TARGET COMPENSATION MIX

11% Base Salary	18% Base Salary
23% Management Incentive Plan	31% Management Incentive Plan
66% Long-Term Incentive	51% Long-Term Incentive

Recent Say-On-Pay Votes

We are pleased that our named executive compensation program received the voting support of over 95% of our shareholders last year. We believe this continued support reflects favorably on changes we have made to our executive compensation program over the past few years to more tightly link compensation metrics to our business strategy while incorporating feedback received from our shareholders. We work hard to ensure we implement best practices in executive compensation while staying focused on performance-based program elements that align with shareholder interests. We will continue to review our compensation program each year to determine if additional changes are warranted.
	2022 SAY-ON-PAY SUPPORT 95.5%	FIVE-YEAR AVERAGE SAY-ON-PAY SUPPORT 96.3%
Learn more in the Compensation Discussion & Analysis

2023 PROXY STATEMENT	13
CORPORATE GOVERNANCE MATTERS

Election of Directors
Each Director stands for election annually. The following provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

The Board of Directors recommends a vote FOR each of the eleven nominees named in this proxy statement.

The Company proposes that the following eleven individuals be elected to the Board. These individuals have been nominated by the Board’s Corporate Governance Committee. If elected, they are willing to serve for a one-year term expiring at our 2024 Annual Meeting of Shareholders. Each Director will hold office until his or her successor has been elected and qualified or until the Director’s earlier death, resignation, or removal. The people named in the accompanying proxy (or their substitutes) will vote to elect these nominees unless specifically instructed to the contrary. However, if any nominee becomes unable or unwilling to serve or is otherwise unavailable for election, the people named in the proxy (or their substitutes) will have discretionary authority to vote or to refrain from voting on any substitute nominee. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.
All except for one of the nominees are currently members of our Board. Upon recommendation of the Corporate Governance Committee, Dr. Miwako Hosoda has been nominated to serve on the Board. Dr. Hosoda was recommended for the Board by an executive officer for her expertise in patient advocacy, healthcare policy, and public participation in medicine, as well as her experience as a sociologist and public health researcher.
We expect all of our Directors to have a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. As shown below and on the following pages, our nominees have a range of skills and experience in areas that are critical to our industry and our operations.

14	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
Board Composition
Director Nominees

Daniel P. Amos CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF AFLAC INCORPORATED			W. Paul Bowers RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GEORGIA POWER CO. LEAD NON-MANAGEMENT DIRECTOR
AGE 71	DIRECTOR SINCE 1983	COMMITTEES E FI	AGE 66	DIRECTOR SINCE 2013	COMMITTEES AR* CD CSR E

•Chief Executive Officer of Aflac Incorporated and Aflac since 1990
•Chairman of Aflac Incorporated and Aflac since 2001
•President of Aflac from July 2017 to May 2018
•President of Aflac Incorporated from February 2018 through December 2019
•Spent 49 years in various positions at Aflac
Notable Experience Aligned with Our Strategy and Key Board Contributions
Mr. Amos’ more than 40 years of experience at Aflac Incorporated provides invaluable expertise and insights to both the leadership team and the Board on how to effectively execute strategic priorities in unpredictable macroeconomic and competitive landscapes. His experience and approach deliver insightful expertise and guidance to the Board on topics relating to corporate governance, people management, and risk management.
Mr. Amos has appeared five times on Institutional Investor magazine’s lists of America’s Best CEOs for the insurance category, has been recognized as one of the 100 Best-Performing CEOs in the World by the Harvard Business Review five times, and has received a Lifetime Achievement Award for his dedication to corporate responsibility by CR Magazine.
Other Board or Leadership Positions, Professional Memberships or Awards
•Synovus Financial Corp. (2001-2011)
•Southern Company (2000-2006)

•Retired as chairman and chief executive officer of Georgia Power, the largest subsidiary of Southern Company, a gas and electricity utility holding company, on July 1, 2021, a position that he held since 2011
•President of Georgia Power from 2011 until November 2020
•Chief financial officer of Southern Company from 2008 to 2010
•Served in various senior executive positions across Southern Company in Southern Company Generation, Southern Power, and the company’s former U.K. subsidiary, where he was president and chief executive officer of South Western Electricity LLC/Western Power Distribution
Notable Experience Aligned with Our Strategy and Key Board Contributions
Mr. Bowers brings to the Board a valuable and unique perspective from his considerable financial knowledge, national and international business experience operating in a highly regulated industry, and expertise in corporate development and managing the evolving risks associated with cybersecurity.
Other Board or Leadership Positions, Professional Memberships or Awards
•Brand Industrial Holding, Inc. (since 2019);
•Audit Committee Chair (since 2019)
•Exelon Corporation (since 2021);
•Audit Committee and Corporate Governance Committee (since 2022)
•Chair, Atlanta Committee for Progress (2016)
•Nuclear Electric Insurance Ltd. (since 2009); Chairman (2017-2019)
•Board of Regents of the University System of Georgia (2014-2018)
•Federal Reserve Bank of Atlanta’s Energy Policy Council (2008-2018)

LEGEND: * Financial Expert • AR Audit and Risk • C Compensation • CD Corporate Development • CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability • E Executive • FI Finance and Investment •				Independent •	Chair •	Member

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	15

Arthur R. Collins FOUNDER AND MANAGING PARTNER OF THEGROUP			Miwako Hosoda PROFESSOR, SEISA UNIVERSITY
AGE 63	DIRECTOR SINCE 2022	COMMITTEES CG	AGE 53	DIRECTOR NOMINEE

•Founder and managing partner of theGROUP, a government relations and strategic communications consulting firm, since 2011
•Chairman and CEO of Public Private Partnership, Inc., which he established, from 1989 to 2011
•Experienced and trusted strategic advisor to corporate leaders and domestic and foreign governments with concentrations in real estate, healthcare, and global public policy
•Additional areas of expertise include financial services, trade, energy, information technology, consumer products, agriculture, transportation, manufacturing, and national security
Notable Experience Aligned with Our Strategy and Key Board Contributions
Mr. Collins has more than 30 years of experience as a trusted advisor and strategist providing counsel to corporate leaders, heads of state and their governments, and non-profit executives and their boards. He brings his expertise in governmental affairs and regulatory matters and provides our Board with the relevant skills and perspective to effectively navigate the challenges of the regulatory and geopolitical environments and continue to execute our strategic priorities.
Other Board or Leadership Positions, Professional Memberships or Awards
•KB Home (since 2020)
•Audit and Compensation Committees
•RLJ Lodging Trust (since 2016)
•Compensation, Nominating and Corporate Governance Committees
•Vice Chair, Brookings Institution Board of Trustees (since 2014)
•Chairman, Morehouse School of Medicine Board of Trustees (since 2009)
•Member, Meridian International Center Board of Trustees (2009-2017)
•Chairman, Florida A&M University Board of Trustees (2001-2003)

•Professor, Seisa University, Faculty of Life Network Science from 2012 to present
•Vice President from 2013 to 2020
•Research fellow, Harvard T.H. Chan School of Public Health
•Abe Fellow in the Department of Society, Human Development and Health from 2010 to 2012
•Takemi Fellow in the Department of Global Health and Population, The Takemi Program in International Health from 2008 to 2010
•Associate, Columbia University, Mailman School of Public Health, Department of Sociomedical Sciences from 2005 to 2008
•Research Fellow, Japan Society for the Promotion of Science from 2003 to 2007
Notable Experience Aligned with Our Strategy and Key Board Contributions
With nearly 30 years of extensive experience and expertise in the field of public health, Dr. Hosoda focuses on community engagement to address medical care, welfare and educational issues in society, with interests including international comparison of medical governance; peer support for those with illness and disability; and community care/development. Her other areas of specialization include the sociology of medicine, health and illness; medical ethics; social welfare; health social movements; and medical governance. Dr. Hosoda provides our Board with a deep technical understanding of our client’s needs and priorities in the Japanese public health environment.
Other Board or Leadership Positions, Professional Memberships or Awards
•President, International Sociological Association Research Committee 15, Sociology of Health (since 2016)
•Vice president, Asia Pacific Sociological Association (since 2021)
•Representative Director, Inclusive Action For All (since 2020)
•President, Asia Pacific Sociological Association (2017 to 2020)
•Member, Board of Directors for the International Sociological Association's Sociology of Health Section (2015)
•President (2019 to 2023).
•Member, Board of Directors of the Brain Injury Caring Communities Society (2017 to 2020)
•Vice president (since 2020)
•Member, Aflac-convened expert panel on societal issues facing cancer patients/survivors and their families (2018 to 2021)
•Trustee, Cancer Institute Hospital Foundation (2013 to 2020)

LEGEND: * Financial Expert • AR Audit and Risk • C Compensation • CD Corporate Development • CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability • E Executive • FI Finance and Investment •				Independent •	Chair •	Member

16	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Thomas J. Kenny FORMER PARTNER AND CO-HEAD OF GLOBAL FIXED INCOME, GOLDMAN SACHS ASSET MANAGEMENT			Georgette D. Kiser OPERATING EXECUTIVE, THE CARLYLE GROUP
AGE 59	DIRECTOR SINCE 2015	COMMITTEES CD CSR FI	AGE 55	DIRECTOR SINCE 2019	COMMITTEES AR* C

•Trustee of TIAA-CREF, a financial services organization, since 2011
•Chair of the TIAA-CREF Funds Board of Trustees
•Previously served as chair of the Investment Committee
•Member of the TIAA-CREF Funds Audit and Compliance, Investment, and Nominating and Governance Committees
•Held a variety of leadership positions at Goldman Sachs for twelve years, most recently serving as partner and advisory director
•Served as co-head of the Global Cash and Fixed Income Portfolio team at Goldman Sachs Asset Management, where he was responsible for overseeing the management of more than $600 billion in assets across multiple strategies with teams in London, Tokyo, and New York
•Spent thirteen years at Franklin Templeton
•CFA charter holder
Notable Experience Aligned with Our Strategy and Key Board Contributions
Mr. Kenny’s extensive experience in asset and investment management and, specifically, portfolio solutions for insurance companies. His significant accounting and finance knowledge, as well as experience from serving in leadership roles on several company boards, provides the Board with valuable insight and expertise that supports our capital allocation decision-making and the evaluation of potential strategic transactions that drive long-term shareholder value.
Other Board or Leadership Positions, Professional Memberships or Awards
•CREF Board of Trustees, Chairman (since 2017)
•TIAA-CREF Fund Complex:
•Executive Committee, Chair (since 2017)
•Investment Committee (since 2011)
•Audit and Compliance Committee (since 2018)
•Nominating and Governance Committee (since 2017)
•Ad Hoc CREF Special Projects Committee (since 2020)

•Operating Executive at The Carlyle Group, a global alternative asset management firm, where she advises Carlyle professionals through the investment process, from sourcing deals, conducting diligence, managing companies and exiting transactions
•Helps set IT strategy for Carlyle Portfolio companies and drives IT/digital diligence and advisory efforts.
•Former managing director and chief information officer, where she was responsible for leading the firm’s global technology and solutions organization from February 2015 until May 2019
•Developed and drove information technology strategies across the global enterprise, which includes the firm’s application development, data, digital, infrastructure, cybersecurity, and program management and outsourcing activities
•Serves as an independent advisor who helps lead due diligence and technical strategies across various middle market private equity and venture capital firms
•Led teams that provided creative solutions for investment front office, trading, and back-office operations at T. Rowe Price
•Worked for General Electric within their aerospace unit
Notable Experience Aligned with Our Strategy and Key Board Contributions
Throughout Ms. Kiser’s three-plus decade career, she has established extensive experience and success developing and leading talented teams to deliver decision support systems and technical solutions, including cybersecurity, for financial services firms. She has consistently been recognized for bringing credibility to solutions and technical organizations in addition to building strong business partnerships, leveraging human and technical resources, implementing investment and customer management systems, and producing advanced data management solutions.
Other Board or Leadership Positions, Professional Memberships or Awards
•Jacobs Engineering (since 2019)
•Adtalem Global Education (since 2018)
•NCR Corporation (since 2020)
•Brown Advisory Board mutual fund (since 2022)

LEGEND: * Financial Expert • AR Audit and Risk • C Compensation • CD Corporate Development • CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability • E Executive • FI Finance and Investment •				Independent •	Chair •	Member

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	17

Karole F. Lloyd CERTIFIED PUBLIC ACCOUNTANT AND RETIRED ERNST & YOUNG LLP AUDIT PARTNER			Nobuchika Mori REPRESENTATIVE DIRECTOR, JAPAN FINANCIAL AND ECONOMIC RESEARCH CO. LTD.
AGE 64	DIRECTOR SINCE 2017	COMMITTEES AR* E FI	AGE 66	DIRECTOR SINCE 2020	COMMITTEES CG FI

•Certified public accountant and retired as vice chair and regional managing partner for Ernst & Young, LLP (“EY”), a global accounting firm, in December 2016
•Brings more than 37 years of work experience and leadership, most recently as part of the US Executive Board, Americas Operating Executive and the Global Practice Group for EY, and has extensive experience in the audits of large financial services, insurance, and health care companies
•Served many of EY’s highest profile clients through mergers, IPOs, acquisitions, divestitures, and across numerous industries including banking, insurance, consumer products, transportation, real estate, manufacturing, and retail
•Served as an audit partner for publicly held companies in both the United States and Canada
•Other experience includes leadership and consulting with respect to financial reporting, board governance and legal matters, regulatory compliance, internal audit, and risk management
Notable Experience Aligned with Our Strategy and Key Board Contributions
Ms. Lloyd’s extensive accounting and advisory experience across the financial services industry, combined with her leadership skills and strategic thinking, supports our Board’s oversight of risk and helps inform our capital allocation decision-making and the evaluation of potential strategic transactions that drive long-term shareholder value.
Other Board or Leadership Positions, Professional Memberships or Awards
•Churchill Downs Incorporated and Audit Committee (since 2018)
•The University of Alabama President’s Advisory Council (since 2003)
•The University of Alabama Board of Visitors for the Commerce and Business School (since 2001)
•Atlanta Symphony Orchestra Board of Directors (since 2010)
•Metro Atlanta Chamber of Commerce, Board of Trustees and Executive Committee (2009-2016)

•Representative director of the Japan Financial and Economic Research Co. Ltd., a research and consulting firm
•Responsible for providing research and consulting services to companies in Japan and abroad since July 2018
•Eminent guest professor at the Center for Advanced Research in Finance, Graduate School of Economics, University of Tokyo (since July 2022)
•Commissioner of the Financial Services Agency of Japan (the “JFSA”), Japan’s integrated financial regulator, from July 2015 until his retirement in July 2018
•Led supervision of financial institutions including banks, securities firms and insurance companies
•Directed legislative and regulatory planning to ensure financial stability and enhance economic growth in Japan
•More than 30 years in senior positions at JFSA and Japan’s Ministry of Finance (the “MOF”) before becoming the head of JFSA, including:
•JFSA Vice Commissioner for Policy Coordination
•JFSA Director General for Inspection
•JFSA Director General for Supervision
•Served in a range of diplomatic posts reflecting his expertise in international financial markets and regulatory standards, including:
•Chief Representative in New York for the MOF
•Minister of the Embassy of Japan in the United States of America
•Deputy Treasurer at the Inter-American Development Bank
Notable Experience Aligned with Our Strategy and Key Board Contributions
Over a three-plus decade career immersed in Japan’s finance industry as a financial regulator, policymaker, and standard setter in Japan and internationally, Mr. Mori gained extensive specialized economic, policy, and financial regulatory expertise, knowledge and experience. He brings to the Board indispensable, significant insight with respect to the Company’s Japanese business operations from his considerable financial and economic knowledge, international business experience, and regulatory acumen spanning highly regulated industries in Japan and internationally.
Other Board or Leadership Positions, Professional Memberships or Awards
•Center on Japanese Economy and Business (CJEB) Professional Fellow (since 2018)

LEGEND: * Financial Expert • AR Audit and Risk • C Compensation • CD Corporate Development • CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability • E Executive • FI Finance and Investment •				Independent •	Chair •	Member

18	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Joseph L. Moskowitz RETIRED EXECUTIVE VICE PRESIDENT, PRIMERICA, INC.			Barbara K. Rimer, DrPH DEAN EMERITA AND ALUMNI DISTINGUISHED PROFESSOR, GILLINGS SCHOOL OF GLOBAL PUBLIC HEALTH, UNIVERSITY OF NORTH CAROLINA, CHAPEL HILL
AGE 69	DIRECTOR SINCE 2015	COMMITTEES AR* C CD E	AGE 74	DIRECTOR SINCE 1995	COMMITTEES CG CSR

•Executive vice president of Primerica, Inc., an insurance and investments company, from 2009 until 2014, leading the Product Economics and Financial Analysis Group
•Joined Primerica in 1988 and served in various capacities, including managing the group responsible for financial budgeting, capital management support, earnings analysis, and analyst and stockholder communications support
•Chief actuary from 1999 to 2004
•Vice president of Sun Life Insurance Company from 1985 to 1988
•Senior manager at KPMG from 1979 to 1985
Notable Experience Aligned with Our Strategy and Key Board Contributions
With forty years of actuarial experience and leadership roles in the insurance industry, Mr. Moskowitz provides our Board with vital insight into the analysis and evaluation of actuarial and financial models, which form the basis of various aspects of corporate planning, financial reporting, and risk assessment.
Other Board or Leadership Positions, Professional Memberships or Awards
•Fellow, Society of Actuaries (since 1979)
•Member, American Academy of Actuaries (since 1979)

•Dean Emerita of the University of North Carolina Gillings School of Global Public Health since 2022.
•Dean from 2005 to August 2022
•Alumni distinguished professor since 2003
•Former director of the Division of Cancer Control and Population Sciences at the National Cancer Institute
•Former director of Cancer Control Research and professor of community and family medicine at the Duke University School of Medicine
•Elected to the Institute of Medicine in 2008
Notable Experience Aligned with Our Strategy and Key Board Contributions
At the Gillings School of Public Health, Dr. Rimer works to improve public health, promote individual well-being, and eliminate health inequities across North Carolina and around the world. In 2012, Dr. Rimer was appointed Chairman of the President’s Cancer Panel and remained in this capacity until she resigned in 2020. As a cancer expert, Dr. Rimer’s extensive public health knowledge provides our Board with insight, and leadership with respect to the public health sector, which is extremely relevant to the Company’s strategy, business, and operations.
Other Board or Leadership Positions, Professional Memberships or Awards
•Chair, President’s Cancer Panel (2012-2020)
•Elected to Institute of Medicine (2008)
•Awarded the American Cancer Society Medal of Honor (2013)
•University of North Carolina at Chapel Hill General Alumni Association’s Faculty Service Award (2020)

LEGEND: * Financial Expert • AR Audit and Risk • C Compensation • CD Corporate Development • CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability • E Executive • FI Finance and Investment •				Independent •	Chair •	Member

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	19

Director Not Standing
for Re-election
Toshihiko Fukuzawa, 66, is not standing for re-election, and his term will end as of the 2023 Annual Meeting. Mr. Fukuzawa has served on our Board since 2016. We thank Mr. Fukuzawa for his service to the Board.
Director Independence
The Board annually assesses the independence of each Director and Director nominee. Daniel P. Amos is an employee of the Company. The Board has determined that all of the other Directors and Director nominees are “independent” under New York Stock Exchange (“NYSE”) listing standards. None of the independent nominees has a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.
2023 Independent Director
Nominee Tenure Mix
 a diverse balance of longer
 tenured members and
 newer members

Katherine T. Rohrer VICE PROVOST EMERITUS, PRINCETON UNIVERSITY
AGE 69	DIRECTOR SINCE 2017	COMMITTEES C CG E

•Vice provost emeritus at Princeton University
•Vice provost for Academic Programs from 2001 until 2015
•Held several senior leadership positions including associate dean of the faculty and assistant dean of the college, starting in 1988
•Served as interim associate dean of the graduate school in 2016 to 2017
•Assistant professor at Columbia University from 1982 to 1988
•Trustee of Emory University, where she serves on the executive committee as well as the academic affairs committee, which she chaired from 2013 to 2020
Notable Experience Aligned with Our Strategy and Key Board Contributions
With more than 30 years as a university leader, Dr. Rohrer provides our Board with a wealth of experience highlighted by a commitment to academic rigor and financial management. Her operational expertise includes: executing on institutional budgetary decisions; leading academic governance and priority-setting; spearheading the recruitment of deans and other senior academic administrators; developing university-level messaging and communications; and managing endowments. Dr. Rohrer’s management career has included a focus on social responsibility, inclusion, and diversity.
Other Board or Leadership Positions, Professional Memberships or Awards
•Emory University Board of Trustees (2008-2022)
•Academic Affairs Committee (Chair 2013-2020)
•Executive Committee (2012-2022)
•Finance Committee (2014-2020)
•Previously served on the boards of Morristown-Beard School, Morristown, NJ; Trinity Church, Princeton, NJ; Crisis Ministry of Trenton and Princeton (now “Arm in Arm”); and Dryden Ensemble

LEGEND: * Financial Expert • AR Audit and Risk • C Compensation • CD Corporate Development • CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability • E Executive • FI Finance and Investment •			Independent •	Chair •	Member

20	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
Board of Director Nominees Skills, Experience, and Diversity

Skills and Experience
INDEPENDENT
MARKETING AND PUBLIC RELATIONS
CURRENT OR FORMER CEO
OPERATIONS EXPERIENCE
JAPANESE MARKET EXPERIENCE
INVESTMENT AND FINANCIAL EXPERTISE
REGULATORY AND RISK MGMT. EXPERIENCE
INDUSTRY EXPERIENCE
PUBLIC HEALTH EXPERIENCE
DIGITAL/CYBERSECURITY EXPERIENCE
Race/Ethnicity
WHITE
BLACK OR AFRICAN AMERICAN
ASIAN
Gender
MALE
FEMALE
Board Succession Planning and Refreshment Process
Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas. Our regular self-evaluation process ensures we maintain a cohesive, diverse, and well-constituted board of high integrity that exemplifies the right balance of perspectives, experience, independence, skill sets, and subject matter experts required for prudent oversight. Over the last five years, we have added four new director nominees as we make it a priority to identify candidates with the skills needed to ensure effective oversight.

Board Changes since 2018 4 of 4 new nominees have been women and/or people of color	Skills of Directors Joining the Board since 2018
INVESTMENT AND FINANCIAL
REGULATORY AND RISK MANAGEMENT
PUBLIC HEALTH
OPERATIONS
JAPANESE MARKET
INDUSTRY
DIGITAL/CYBERSECURITY

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	21
Director Nominating Process
Our Corporate Governance Committee is responsible for establishing criteria, screening candidates and evaluating the qualifications of persons who may be considered for service as a Director.

1	SUCCESSION PLANNING
The Committee considers the current and long-term needs of our business and seeks potential candidates in light of evolving needs, current Board structure, tenure, skills, experience, and diversity.

2	IDENTIFICATION OF CANDIDATES
The Committee may identify potential candidates from three sources:
  suggestions from current Directors and executive officers;
  firms that specialize in identifying director candidates; and/or as discussed below, candidates recommended by shareholders.

3	THRESHOLD QUALIFICATIONS
The Committee believes that, at a minimum, nominees for Director must have:
  a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and
  an impeccable record and reputation for honest and ethical conduct in both professional and personal activities.

4	ADDITIONAL QUALIFICATIONS
The Committee strives to build a diverse Board that is strong in its collective knowledge. Among other skill sets, the Committee looks for nominees with experience in the following areas:
accounting and finance management and leadership vision and strategy	business operations business judgment industry knowledge	corporate governance global markets communication
In addition, the Committee considers such factors as values and disciplines, ethical standards, diversity (including gender, ethnicity, race, color, and national origin), and background, within the context of the characteristics and needs of the Board as a whole in nominating Directors. Directors may sit on no more than four public company boards (including our own) or no more than one additional public company board if the Director is an officer of the Company. The Committee reviews requests from Directors to serve on the board of other for-profit companies.

5	MEETING WITH CANDIDATES
Once the Committee identifies one or more potential nominees, its members:
  review publicly available information and contact candidates who warrant further consideration;
  request further information for those potential nominees willing to be considered for a Board seat;
  conduct one or more interviews with each prospective nominee; and
  may contact references provided by candidates and speak with members of the business community or other people who have firsthand knowledge of a candidate’s record.
This process enables the Committee to compare the accomplishments and qualifications of all potential nominees.

6	DECISION AND NOMINATION
The Committee nominates the candidates best qualified to serve the interests of the Company and all shareholders for approval by the Board.

7	ELECTION
Shareholders consider the nominees and elect Directors at the Annual Meeting of Shareholders to serve one-year terms. The Board may also appoint Directors during the year when determined to be in the best interests of the Company and its shareholders.

22	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Consideration of Director Candidate from Shareholders
The Corporate Governance Committee will consider Director candidates recommended by shareholders. As with any prospective nominee, the Corporate Governance Committee will evaluate shareholder-nominated candidates in light of the needs of the Board and the qualifications of the particular individuals. In addition, the Corporate Governance Committee may consider the number of shares held by the recommending shareholder and the length of time such shares have been held.
To recommend a candidate for the Board, a shareholder must submit the recommendation in writing, including: (i) the name of the shareholder and evidence of the person’s ownership of common stock of the Company (“Common Stock”), including the number of shares owned and the length of time of ownership; (ii) the name of the candidate, the candidate’s resume or qualifications to be a Director; and (iii) the candidate’s consent to be named as a Director if nominated by the Board.
The shareholder recommendation and information described above generally must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first. In the case of a special meeting of shareholders called for the purpose of electing directors, the recommendation and accompanying information must be received by the Corporate Secretary not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Shareholder recommendations and accompanying information should be sent to the Corporate Secretary at Aflac Incorporated as described at the end of this Proxy Statement under the heading “Other Proposals or Director Nominations to be Brought Before our 2024 Annual Meeting.”
Our proxy access bylaw permits a shareholder (or group of up to twenty shareholders) owning shares of our outstanding Common Stock representing at least 3% of the votes entitled to be cast on the election of Directors to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our Bylaws.

Board Self-Evaluation
The effectiveness of our Board is of the utmost importance. The Board recognizes that we live in a dynamic world that requires regular self-evaluation to ensure that we have the best skill set and experience to serve the Company and that the Board is fulfilling its responsibilities.
1    ANNUAL ASSESSMENT OVERSIGHT
The Corporate Governance Committee is charged with overseeing an annual process of self-evaluation for the Board as a whole and for its individual members.

2 COMMITTEE SELF-EVALUATIONS The charters of each Board committee also require annual evaluations of the performance of the committee, which are typically overseen by each committee’s chair.

3    ONE-ON-ONE DISCUSSIONS
The annual process, which includes completion of written questionnaires for the Board and for each committee on which the Director serves, involves an interview of each Director.

4    EXECUTIVE SESSIONS
The Chairman discusses the results of the surveys and interviews with the full Board in executive sessions. In addition, the Lead Non-Management Director leads executive sessions with the Board, without the Chairman, to discuss the self-evaluation results.

5 FEEDBACK INCORPORATED Based on the self-evaluation results, any follow-ups including changes in practices or procedures are considered and implemented, as appropriate.

AGENDA TOPICS DISCUSSED
•Board structure and composition •Effectiveness of oversight and other responsibilities •Access to management, information, and other resources	•Meetings and materials •Quality of director participation •Fulfillment of charter responsibilities •Refreshment and succession

In addition to the formal self-evaluation process, the Non-employee Directors regularly meet in executive session, during which the Board’s performance and oversight responsibilities are frequently discussed.

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	23
Our Board and Committees
Board Leadership Structure
The Board does not have a policy on whether or not the role of the Chairman and Chief Executive Officer should be separate. If the Chairman and Chief Executive Officer roles are filled by the same person, or if the Chairman is not independent, the Board believes that an independent Director should be appointed to serve as the Lead Non-Management Director. The Lead Non-Management Director is elected annually by the Board (effective at the first Board of Director’s meeting following the Annual Meeting of Shareholders) based upon a recommendation by the Corporate Governance Committee. Although subject to an annual election, the Lead Non-Management Director is generally expected to serve for more than one year.
The Board believes its existing corporate governance practices achieve independent oversight and management accountability. These governance practices are reflected in the Company’s Guidelines on Significant Corporate Governance Issues and the Committee charters. In particular:
•a substantial majority of our Board members are independent;
•the Audit and Risk, Compensation, and Corporate Governance Committees all comprise independent Directors;
•the Company has a Lead Non-Management Director with significant responsibilities, as described below; and
•the Non-employee Directors meet at each regularly scheduled Board meeting in executive session without management present.

Daniel P. Amos
CHAIRMAN AND CEO
Mr. Amos has served as Chairman of the Board since 2001 and as CEO since 1990. The Board believes the most effective Board leadership structure for the Company is for the CEO to continue to serve as Chairman, working with a Lead Non-Management Director. This structure has served the Company well for many years. The CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and the Company’s performance is an integral part of Board deliberations. Accordingly, the Board believes that Mr. Amos is the Director most qualified to act as Chairman. The Board believes that Mr. Amos’ in-depth, long-term knowledge of the Company’s operations and his vision for the Company’s development provides decisive and effective leadership for the Board. However, the Board retains the authority to modify this structure to best advance the interests of all shareholders if circumstances warrant such a change.

W. Paul Bowers
LEAD NON-MANAGEMENT DIRECTOR
The Corporate Governance Committee has nominated Mr. Bowers to serve as Lead Non-Management Director, a position he has held since May 2019. Mr. Bowers’ experience at Southern Company, particularly his strong leadership and operational background, make him well-suited to serve as our Lead Non-Management Director. He has also served as Chair of the Corporate Development Committee and is a member of the Audit and Risk, Corporate Social Responsibility and Sustainability, and Executive Committees.

Lead Non-Management Director
The responsibilities of the Lead Non-Management Director, as outlined in our Guidelines on Significant Corporate Governance Issues, include:
•consulting with the Chairman and Corporate Secretary to establish the agenda for each Board meeting;
•setting the agenda for, and leading, all executive sessions of the Non- employee Directors;
•when appropriate, discussing with the Chairman matters addressed at such executive sessions;
•presiding over meetings of the Board at which the Chairman is not present;
•presiding over discussions of the Board when the topic presents a potential conflict of interest for the Chairman;
•facilitating discussions among the Non-employee Directors between Board meetings;
•serving as a liaison between the Non-employee Directors and the Chairman;
•when appropriate, serving as a liaison between management and the Board;
•representing the Board in shareholder outreach; and
•facilitating the annual Board self-evaluation in coordination with the Chairman.
The Lead Non-Management Director has the authority to call meetings of the independent Directors.

24	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
Committee Structure
The Board has seven standing committees: Audit and Risk; Compensation; Corporate Development; Corporate Governance; Corporate Social Responsibility and Sustainability; Executive; and Finance and Investment. Each committee (other than the Executive Committee) operates under a written charter adopted by the Board. Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee all can be found on the Company’s website, aflac.com, under “Investors,” then “Governance,” and then “Governance Documents.”
All members of the Audit and Risk, Compensation and Corporate Governance Committees qualify as “outside” Directors as defined by Section 162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards, as appropriate.
Board Committee Refreshment
The Corporate Governance Committee considers the periodic rotation of committee members and committee chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Board committees. Beginning May 1, 2023, the Corporate Governance Committee has nominated Ms. Karole F. Lloyd to serve on the Corporate Development Committee and Mr. Arthur R. Collins to serve on the Corporate Social Responsibility and Sustainability Committee.

The Audit and Risk Committee NUMBER OF MEETINGS IN 2022 9 All members of the committee are Financial Experts
	Karole F. Lloyd (Chair)	W. Paul Bowers	Georgette D. Kiser	Joseph L. Moskowitz

Responsibilities
•ensuring that management maintains the reliability and integrity of the reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters;
•issuing annually the Audit and Risk Committee Report set forth below;
•selecting, overseeing, evaluating, determining funding for, and, where appropriate, replacing or terminating the independent registered public accounting firm;
•monitoring the independence of the independent registered public accounting firm;
•pre-approving audit and non-audit services provided by the independent registered public accounting firm;

•pre-approving or ratifying all related person transactions that are required to be disclosed in this Proxy Statement;
•overseeing the performance of the Company’s internal auditing department;
•assisting with Board oversight of the Company’s compliance with legal and regulatory requirements as well as the Company's code of business ethics and policy on conflict of interest;
•overseeing the Company’s policies, process, and structure related to enterprise risk engagement and management, including information security; and
•providing an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board.

Relationship with Independent Registered Public Accounting Firm. The independent registered public accounting firm has direct access to the Audit and Risk Committee and may discuss any matters that arise in connection with its audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit and Risk Committee may authorize the independent registered public accounting firm to investigate any such matters, and may present its recommendations and conclusions to the Board. At least annually, the Audit and Risk Committee reviews the services performed and the fees charged by the independent registered public accounting firm. For additional information, see “Proposal 4: Ratification of Auditors” and the “Audit and Risk Committee Report” sections beginning on page 74.
All Audit and Risk Committee members have been determined by the Board to be “audit committee financial experts,” as such term is defined in Item 401(h) of SEC Regulation S-K.

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	25

The Compensation Committee NUMBER OF MEETINGS IN 2022 6
	Joseph L. Moskowitz (Chair)	Georgette D. Kiser	Katherine T. Rohrer

Responsibilities
•reviewing and approving compensation levels, equity-linked incentive compensation, and annual incentive awards under the Company’s Management Incentive Plan;
•reviewing, at least annually, the goals and objectives of the Company’s executive compensation plans;
•evaluating annually the performance of the CEO with respect to such goals and objectives and determining the appropriate compensation level;

•evaluating annually the performance of the Company’s other executive officers in light of such goals and objectives and setting their compensation levels based on this evaluation and the recommendation of the CEO;
•reviewing the Company’s incentive compensation programs to determine whether they encourage excessive risk taking, and evaluating compensation policies and practices that could mitigate any such risk; and
•reviewing the Company’s general compensation and benefit plans to ensure they promote our goals and objectives.

The Compensation Committee may delegate power and authority to any subcommittees as the Compensation Committee deems appropriate.
Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its subsidiaries. During 2022, no Director was an executive officer of another entity on whose compensation committee any executive officer of the Company served. In addition, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Related Person Transactions” in this Proxy Statement.

The Corporate Development Committee NUMBER OF MEETINGS IN 2022 3
	W. Paul Bowers (Chair)	Thomas J. Kenny	Joseph L. Moskowitz

Responsibilities
•reviewing the Company’s corporate and strategic organizational development to identify, evaluate, and execute on appropriate opportunities that could enhance long-term growth and build shareholder value;
•assisting the Board in reviewing, evaluating, and approving specific strategic plans for corporate development activities, including mergers, acquisitions, dispositions, joint venture, marketing and distribution arrangements, and strategic equity investments;

•assisting the Board in reviewing proposals to enter new geographic markets;
•reviewing corporate development proposals prepared by the Company’s officers and managers and other strategic projects as determined by the Board to ensure consistency with the Company’s long-term strategic objectives; and
•assisting the Board in monitoring the nature of investments made as part of Aflac Ventures in both the U.S. and Japan, including the Company’s overall corporate venture capital strategy.

26	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

The Corporate Governance Committee NUMBER OF MEETINGS IN 2022 3
	Katherine T. Rohrer (Chair)	Arthur R. Collins	Nobuchika Mori	Barbara K. Rimer, DrPH

Responsibilities
•selecting individuals qualified to serve as Directors to be nominated to stand for election to the Board;
•recommending assignments to the Board’s standing committees;
•advising the Board with respect to matters of Board structure, composition, and procedures;

•developing and recommending to the Board a set of corporate governance principles applicable to the Company;
•monitoring compliance with the Company’s political participation program;
•overseeing the evaluation of the Board; and
•ensuring that the Company’s management and succession plans are appropriate.

The Corporate Social Responsibility and Sustainability Committee NUMBER OF MEETINGS IN 2022 3
	Barbara K. Rimer, DrPH (Chair)	W. Paul Bowers	Thomas J. Kenny

Responsibilities
CORPORATE SOCIAL RESPONSIBILITY
•overseeing the Company’s policies, procedures, and practices with respect to corporate social responsibility and sustainability, recognizing that these goals and initiatives vary widely among industries, organizations and geographies, in the context of what is appropriate and relevant to the Company, our people and the communities we serve;
•monitoring and reviewing the impact of the Company’s activities on customers, employees, communities, and other stakeholders in light of the Board’s fundamental duty to preserve and promote long-term value creation for the Company’s shareholders; the Company’s strategies, procedures, and practices related to corporate social responsibility on a global basis, including significant philanthropic and community engagement activities; and the development of metrics, information systems, and procedures to track progress toward achievement of the Company’s corporate social responsibility objectives;
•reviewing the Company’s annual corporate social responsibility and sustainability report before it is published; and
•monitoring and reviewing the Company’s support of charitable, educational, and business organizations.

SUSTAINABILITY
•monitoring and reviewing the Company’s policies, procedures, and practices related to corporate social responsibility and sustainability in light of the Company’s intent to foster the sustainable growth* of the Company on a global basis; the Company’s strategies, policies, procedures, and practices related to environmental and related health and safety matters; and the Company’s policies, procedures, and practices that enable us to proactively respond to evolving public sentiment and government regulations with regard to sustainability, especially in the areas of environmental stewardship, energy use, recycling, and carbon emissions (i.e., our carbon footprint);
•reviewing the goals and objectives of the Company’s environmental stewardship policy, and amending or, to the extent an amendment requires Board approval, recommending that the Board amend, these goals and objectives if the Committee deems appropriate; and
•reviewing the Company’s communication and marketing strategies related to sustainability.

*    We believe “sustainable growth” means being able to meet the needs of our shareholders and customers while taking into account the needs of future generations, and also ensuring the long-term preservation and enhancement of the Company’s financial, environmental, and social capital.

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	27

The Finance and Investment Committee NUMBER OF MEETINGS IN 2022 4
	Thomas J. Kenny (Chair)	Daniel P. Amos	Toshihiko Fukuzawa (until May 1, 2023)	Karole F. Lloyd	Nobuchika Mori

Responsibilities
FINANCE RESPONSIBILITIES
•reviewing and reassessing significant financial policies and matters of Treasury and corporate finance, including the Company’s overall capital structure, dividend policy, share repurchase program and liquidity, and the issuance or retirement of debt and other capital securities;
•reviewing and providing guidance to the Board on significant reinsurance transactions and strategies; the Company’s credit ratings, ratings strategy, and overall rating agency dialogue; and financing strategy and capital impact of corporate development activities and multiyear strategic capital project expenditures;
•reviewing and reassessing the Company’s overall hedging strategy, including foreign exchange and cash flow hedging, and ensuring proper governance over policies and procedures associated with trading in derivative instruments;

•in partnership with the Compensation Committee, overseeing the Company’s processes for managing the finances of the employee pension and defined contribution benefit plans, including the related investment policies, actuarial assumptions, and funding policies;
•in partnership with the Audit and Risk Committee, reviewing and providing guidance on the Company’s corporate insurance coverages; and
•in partnership with the Corporate Social Responsibility and Sustainability Committee, review and provide guidance on corporate social responsibility and sustainability factors relating to issuance and application of proceeds of sustainability bonds and other social and/or sustainability-oriented debt of the Company.

INVESTMENT RESPONSIBILITIES
•overseeing the investment process and the policies, strategies, and programs of the Company and its subsidiaries relating to investment risk management;
•periodically reviewing and assessing the adequacy of the Global Investment Policy of the Company and its subsidiaries, and approving any changes to that policy;

•reviewing the performance of the investment portfolios and transactions made on behalf of the Company and its subsidiaries; and
•in partnership with the Corporate Social Responsibility and Sustainability Committee, review and provide guidance on integration of corporate social responsibility and sustainability factors into the investment process and investment risk management policies, strategies and programs.

The Executive Committee NUMBER OF MEETINGS IN 2022 3
	Daniel P. Amos (Chair)	W. Paul Bowers	Karole F. Lloyd	Joseph L. Moskowitz	Katherine T. Rohrer

Responsibilities
PURPOSE
During the intervals between meetings of the Board, the Executive Committee may exercise all of the powers of the Board that may be delegated under Georgia law.
COMPOSITION
Under the Company’s Bylaws, the Executive Committee must consist of at least five Directors, including those Directors who are officers of the Company, and such additional Directors as the Board may from time to time determine. Currently, the membership of the Executive Committee also includes the Chairs of the Audit and Risk, Compensation, and Corporate Governance Committees, and includes the Company’s Lead Non-Management Director. The Chairman of the Board (or another member of the Executive Committee chosen by him) is the Chairman of the Executive Committee.

28	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
Meeting Attendance
The Board met 4 times in 2022, and all Directors attended at least 75% of the meetings of the Board and the committees on which they served. It is Company policy that each Director should attend the Annual Meeting. All Directors serving at the time attended the 2022 Annual Meeting, which was held virtually.
Board Responsibilities
Oversight of Risk

Board of Directors
Our Board oversees our enterprise-wide risk management system, which is designed to achieve organizational and strategic objectives, improve long-term performance, and enhance shareholder value. The Board must understand the risks the Company faces and the steps management takes to manage those risks as well as what level of risk is appropriate for the Company. Our Directors are equipped to make all of these determinations because they are integral to the process of setting the Company’s business strategy.
The Board oversees the risk-management process in conjunction with several Board and management committees, each with varying aspects of enterprise risk management as part of their responsibilities.

AUDIT AND RISK COMMITTEE Under its charter, the Audit and Risk Committee’s responsibilities include risk management and compliance oversight. Specifically, the Audit and Risk Committee:
•discusses guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•reviews the Company’s risk assessment and enterprise risk-management framework, including risk-management guidelines, risk appetite, risk tolerances, key risk policies, and control procedures;
•reviews critical regulatory risk-management filings and enterprise risk-management material shared with regulators and rating agencies;

•reviews the general structure, staffing models, and engagement of the Company’s risk governance departments and practices;
•reviews the Company’s major financial risk exposures and evaluates processes and controls that management has adopted to monitor and manage those risks;
•meets in executive session with key senior leaders involved in risk management;

•reviews with the internal auditors, the independent auditor, and the Company’s financial management team the adequacy and effectiveness of our internal controls, including information security policies and internal controls regarding information security, and any special steps adopted in light of material control deficiencies; and
•reports to the Board, at least annually, with respect to matters related to key enterprise risks and risk management areas of concentration.

FINANCE AND INVESTMENT COMMITTEE
The Finance and Investment Committee oversees the investment process and investment risk management of the Company and its subsidiaries by monitoring investment policies, strategies, and transactions and reviewing the performance of the investment portfolio and overall capital and liquidity position of the Company. Specific risk oversight responsibilities include:

•Investment risk: Includes liquidity risk, market risk, and credit risk. •Liquidity risk: When an investment is not marketable and cannot be bought or sold quickly enough to prevent or minimize a loss.
•Market risk: The risk that market movements will cause fluctuations in the value of our assets, the amount of our liabilities, or the income from our assets.
•Credit risk: The risk of loss arising from the failure of a counterparty to perform its contractual obligations.

•Enterprise: Capital & Liquidity risk: Review of enterprise capital adequacy, access to capital, and maintenance of liquidity position to protect credit ratings and the Company’s ability to meet short and long-term obligations.

COMPENSATION COMMITTEE
The Compensation Committee oversees the Company’s compensation plans and practices and strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Specific risk oversight responsibilities include:

•reviewing the Company’s incentive compensation arrangements to determine whether they encourage unnecessary or excessive risk-taking;	•reviewing at least annually the relationship between the Company’s compensation and risk management policies and practices; and	•evaluating compensation policies and practices that could mitigate any such risk.
As more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee establishes incentive compensation performance objectives for management that are directly linked to the Company’s results, aligned with shareholder interests, and realistically attainable so as not to encourage excessive risk taking.

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	29

Role of Management
The Company’s management is responsible for day-to-day risk management. Our enterprise risk-management framework, which is aligned with and overseen by the Board and its committees, includes several executive management committees whose roles incorporate risk management across the enterprise. For example, executive management’s Global Risk Committee oversees the processes for identifying, assessing, measuring, monitoring, and mitigating key risks in addition to ensuring transparency and appropriateness of reporting to executive leadership. Other management committees, and specific management positions such as the Company’s Global Chief Risk Officer, its General Counsel, and its Global Chief Compliance Officer, are responsible for implementing policies and risk-management processes relating to strategic, operational, investment, competitive, regulatory and legislative, product, reputational, and compliance risks.

Spotlight on Information Security Risk Oversight
The Board has adopted an information security policy directing management to establish and operate an information security program with the goal of ensuring that the Company’s information assets and data, and the data of its customers, are appropriately protected. The Board has delegated oversight of the Company’s information security program to the Audit and Risk Committee. The Company’s senior officers, including its Global Security and Chief Information Security Officer, are responsible for the operation of the information security program and communicate quarterly with the Audit and Risk Committee on the program, including with respect to the state of the program, compliance with applicable regulations, current and evolving threats, and recommendations for changes in the information security program. The information security program also includes a cybersecurity incident response plan that is designed to provide a management framework across Company functions for a coordinated assessment and response to potential security incidents. This framework establishes a protocol to report certain incidents to the Global Security and Chief Information Security Officer and other senior officers, with the goal of timely assessing such incidents, determining applicable disclosure requirements, and communicating with the Audit and Risk Committee. The incident response plan directs the executive officers to report certain incidents immediately and directly to the Lead Non-Management Director.
For more information, see the Aflac Incorporated Cybersecurity Disclosure at investors.aflac.com under the “Sustainability” tab.

Oversight of Strategy
The Board oversees and monitors strategic planning. Business strategy is a key focus at the Board level and embedded in the work of Board committees. In addition to strategic plans being reviewed by the Board annually, the Boards hold periodic retreats in the U.S. and Japan focused on strategic development, and the Corporate Development Committee reviews strategy with respect to non-organic investment considerations. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties.

30	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
Commitment to Corporate Social Responsibility and Sustainability
Oversight of Corporate Social Responsibility and Sustainability

The Board and its Committees
•Play critical environment, social, and governance (ESG) oversight and leadership roles through their efforts to identify, promote, and monitor responsible and ethical corporate governance mechanisms, corporate social responsibility and sustainability goals, ESG-related compensation programs, and risk management policies that identify and assess climate-related risks

Corporate Social Responsibility and
Sustainability Committee
•Oversees the Company’s policies, procedures, and practices with respect to corporate social responsibility (CSR) and sustainability
•Monitors the preparation of and reviews the Company’s annual report that provides more detail around CSR and sustainability initiatives
•Coordinates with:
•The Finance and Investment Committee regarding guidance on CSR and sustainability factors relating to issuance and application of proceeds of sustainability bonds and other social and/or sustainability oriented debt of the Company and oversight of the investment process
•The Compensation Committee relating to incorporating CSR and sustainability factors into executive compensation programs
•The Corporate Governance Committee to incorporate diversity, equity, and inclusion efforts with regards to the Company’s policies and principles relating to succession planning and management development

Audit and Risk Committee •Oversees the Company’s policies, process, and structure related to enterprise risk engagement and management, which includes ESG risks and opportunities

Updates received by the Board through the Corporate Social Responsibility and Sustainability Committee
•U.N. Sustainable Development Goals •Environmental initiatives	•Workplace diversity and inclusion efforts •Philanthropic activities

2022 Key Corporate Social Responsibility and Sustainability Initiatives
Throughout the year, the Corporate Social Responsibility and Sustainability Committee monitored the progress of the five 2022 ESG Modifier objectives in the following categories: responsible investing (insurance subsidiary portfolios and corporate portfolio); climate net zero emissions; climate risk and reporting; and diversity, equity, and inclusion. See the “Compensation Discussion and Analysis” section of this document for more discussion on these items.
Human Capital Management
The Board is actively engaged in overseeing the Company’s people and culture strategy. Several committees review and report back to the Board on a broad range of human capital management topics and related risks. The Compensation Committee reviews the Company’s general compensation plans to ensure promotion of the Company’s goals and objectives, including ESG goals and objectives. The Corporate Governance Committee oversees the Company’s policies and principles relating to succession planning and management development, and ensures that appropriate succession plans are in place. The Corporate Social Responsibility and Sustainability Committee provides guidance and oversight of the Company’s corporate social responsibility activities, including metrics and procedures to track progress toward achievement of the Company’s goals.
Aflac U.S. and Aflac Japan both place an emphasis on the employee value proposition and overall employee experience. This includes a broad range of development and growth opportunities as well as a robust menu of engagement and wellness offerings. Diversity, equity, and inclusion (DEI) has continued to be a key theme in the Aflac culture and critical to our human capital management strategy. At Aflac Japan, promotional efforts have successfully focused on the development of women into leadership positions. In the U.S., recruiting efforts target both entry level and mid to senior level hiring and include partnerships with colleges and universities, including historically black colleges and universities, and civic organizations to attract diverse talent. Aflac U.S. also offers a variety of internships, co-operative opportunities and transitional programs to allow emerging talent to develop. Educational opportunities are available for self-development and growth to help employees further enhance their technical and professional skills.

To see Aflac Incorporated’s 2022 Business and Sustainability Report, other ESG disclosures including the most recent EEO-1 report and the ESG policy statements, please visit investors.aflac.com under the “Sustainability” tab.

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	31
Chief Executive Officer and Executive Management Succession Planning
The Board, in coordination with the Corporate Governance Committee, is responsible for succession planning for key executives to ensure continuity in senior management. As part of that effort, the Board and the Corporate Governance Committee ensure that the Company has an appropriate process for addressing Chief Executive Officer succession as a matter of regular planning and in the event of extraordinary circumstances.
The Chief Executive Officer plays an active role in the succession-planning process for other executive management positions. In coordination with the Company’s executive management team, including the General Counsel and the Chief Human Resources Officer, the Chief Executive Officer periodically evaluates potential successors, reviews development plans recommended for such individuals, and makes recommendations to the Corporate Governance Committee. Together these parties also identify potential successors for other critical executive management positions. In addition, the Chief Executive Officer reviews executive succession planning and management development at an annual executive session of independent Directors.
Shareholder Outreach
The Company has a long history of engaging shareholders to learn about the issues that are important to them and address any concerns that they may have. We believe that open communications can have a positive influence on our performance as we seek to continually improve our corporate governance, environmental, and social topics. For example, we are proud to have been the first publicly traded company in the United States to voluntarily allow shareholders a say-on-pay vote. In keeping with this governance philosophy, we communicate with our shareholders on a regular basis and incorporate their feedback into our decision-making process.
Our Approach

Who We Engage	How We Engage	Topics of Engagement

SHAREHOLDERS, FIXED INCOME INVESTORS, AND AGENCIES
Aflac Incorporated’s Investor and Rating Agency Relations team proactively engages year-round with shareholders and fixed income investors, including:
•current and prospective,
•retail and institutional,
•portfolio management, and stewardship teams
These efforts often include executive management and occasionally the Lead Non-Management Director and extend to:
•proxy advisory firms,
•ESG rating firms, and
•credit rating agencies

 Year-Round
 Engagement
Both outside of and leading up to the annual meeting, the Vice President of Investor Relations and Corporate Secretary conduct meetings (in person when possible and by telepresence) and calls to update investors and regularly relay feedback to the Chairman, Lead Non-Management Director, and the Board.

During 2022 engagements, we discussed our policy statements as well as the following topics:
•Business Update: Provided an update on our strategic focus areas and recent performance in light of the recent challenging macroeconomic and geopolitical environment;
•Environmental & Social Initiatives: Discussed our five ESG objectives and achievements for the year, including detail on our sustainability goals and diversity, equity, inclusion initiatives;
•Board Composition: Discussed the alignment of board composition and skills with Company strategy and performance;
•Executive Compensation: Reviewed key features of our compensation program and its continued alignment with Company strategy and performance; and
•Voting Rights: Discussed the strategic context and specific purpose of our time-phased voting rights to better understand our investors’ perspectives on the topic. Please see the below “Description of Time-Phased Voting Rights (10-for-1)” section for more detail on these discussions.

32	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
Description of Time-Phased Voting Rights (10-for-1)
Aflac Incorporated’s time-phased voting rights was a topic which we proactively raised in our engagement discussions this past fall and winter. Time-phased voting rights entitle any holder of shares of the Company’s Common Stock which have been beneficially owned for a period of 48 consecutive months prior to the record date of any meeting of shareholders to ten votes on each ballot item (“long-term shares”). Holders of Common Stock shares held for less than 48 consecutive months are entitled to one vote per each such share (“short-term shares”).
These rights were approved by over 90% of our shareholders in 1985 and serve to amplify the voice of long-term shareholders by providing them, regardless of affiliation or views on management or the board, more say by virtue of their longer financial commitment to the Company.
Conversations with our shareholders touched on the distinction between the Company’s time-phased voting rights and dual-class share structures and specific elements of our time-phased voting rights, including that neither the long-term shares nor the short-term shares (1) have a preference over the other with regard to dividends or upon liquidation, (2) carry any preemptive rights enabling a holder to subscribe for or receive shares, (3) are entitled to vote cumulatively for Directors, or (4) differ in any respect other than the additional voting rights.
Shareholders expressed a range of perspectives on our voting rights structure in the context of our overall strong governance profile. The majority of shareholders with whom we engaged expressed that while they have a philosophical preference for one-share one-vote structures, they did not have concerns with Aflac Incorporated’s time-phased voting rights given our long history of strong corporate governance practices and extensive shareholder engagement. Some investors expressed that they prefer one-share one-vote structures in all instances. Further, some of our investors expressed that they did not have an established view on the topic or had no preference on these structures and deferred to management and the Board’s recommendations. These discussions have helped to inform our Board’s ongoing discussion and approach to our voting rights and governance profile.
Please refer to Description of Voting Rights section on page 81 for more information on our voting rights.
Communications with Directors
Shareholders and other interested parties may contact members of the Board by mail. If you wish to communicate with the Board, any individual Director, or any group or committee of Directors, address your correspondence to the Board or to such individual Director, group, or committee, c/o the Corporate Secretary of Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999. The Corporate Secretary will forward any message that is not in the nature of advertising, promotions of a product or service, or patently offensive material.
Governance Documents
Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Company’s Guidelines on Significant Corporate Governance Issues, the Code of Business Conduct and Ethics and other governance-related documents, all can be found on the Company’s website, aflac.com, under “Investors,” then “Governance,” then “Governance Documents.” Shareholders can request printed copies of these documents by submitting a request to the Corporate Secretary at the address shown above.
Code of Business Conduct and Ethics
The Company’s Code of Business Conduct and Ethics applies to all Directors, executives, and employees of the Company and its subsidiaries. In addition, there are provisions specifically applicable to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics by posting such information on our website, aflac.com, under “Investors,” then “Governance,” then “Governance Documents.”

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	33
Director Compensation
Directors who also serve as employees of the Company or its subsidiaries do not receive compensation as Board members. The Compensation Committee reviews the policy regarding total compensation for Non-employee Directors at least every other year and recommends compensation to the Board consistent with that policy. When making its recommendation, the Compensation Committee considers a variety of factors, including the Non-employee Director pay packages at our peer group companies, the skills and backgrounds required of Non-employee Directors to serve on the Company’s Board, and the balance between the cash and equity components of the package. The Board makes final determinations regarding Non-employee Director compensation.

The Compensation Committee assesses Director compensation and uses its independent compensation consultant to benchmark against the peer group at least every other year.

Cash Compensation
For 2022, cash compensation for the Non-employee Directors was as follows:

All Non-employee Directors (annual retainer)	$135,000 annually
All Audit and Risk Committee members	Additional $15,000 annually
Chairs—Compensation, Corporate Governance, Corporate Social Responsibility and Sustainability, Corporate Development, Finance and Investment	Additional $25,000 annually
Chair—Audit and Risk	Additional $35,000 annually
Lead Non-Management Director	Additional $50,000 annually
Non-employee Directors may elect to have all or a portion of their Board annual retainer and other cash compensation paid in the form of immediately vested nonqualified stock options, restricted stock that vests after one year of continued service, or a combination thereof as determined by the Board. In 2022, one Non-employee Director elected to receive restricted stock in lieu of a cash annual retainer and other cash compensation.
Equity Compensation
As shown below, Non-employee Directors also receive equity on a regular basis to ensure that their interests are aligned with those of our shareholders.

Timing of equity grant	Form of equity grant(1)	Value of equity grant(2)
Upon joining the Board	nonqualified stock options, restricted stock, stock appreciation rights, or a combination thereof	aggregate value as determined by the Board not in excess of the value of a nonqualified stock option covering 20,000 shares of Common Stock
Annually, at the discretion of the Board	restricted stock, nonqualified stock options, stock appreciation rights, or a combination thereof	aggregate dollar value of approximately $165,000
(1)If the Board determines that restricted stock grants will be made, it may permit Non-employee Directors to elect to receive nonqualified stock options in lieu thereof. In 2022, the Board made grants of restricted stock, and none of the Non-employee Directors made the election.
(2)The values of any nonqualified stock options or stock appreciation rights are determined based upon the most current Black-Scholes-Merton three-year period valuation price of option shares as determined by the Compensation Committee’s independent compensation consultant. For grants made in the three-year period of 2022 to 2024, our deemed fair value of a stock option was $17.34.

Non-employee Directors are required to hold shares worth at least four times the amount of the annual retainer.

For additional information, please see “Additional Executive Compensation Plan Practice and Procedures” on page 57.

34	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
Vesting
Grants of stock options or, if elected, restricted stock, made to Non-employee Directors upon joining the Board become vested one year from the grant date, generally subject to continued service. Grants of restricted stock or, if elected, stock options, made to
Non-employee Directors at the time of an annual meeting become vested at the next annual meeting, generally subject to continued service. Notwithstanding the foregoing, as noted under the “Cash Compensation” section above, stock options granted to
Non-employee Directors at their election in lieu of their cash annual retainer and other cash compensation are fully vested upon grant. Upon death or disability or a change in control of the Company, Non-employee Directors will become 100% vested in all outstanding options and stock awards.
Retirement Plans
The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service on the Board, but that plan was closed to new participants effective 2002. Dr. Rimer is the only Non-employee Director who participates in the retirement plan. The dollar value and length of payment of the annual retirement benefits were frozen effective May 3, 2010. For qualifying participants, payments under the plan begin upon termination of service as a Non-employee Director and continue for the shorter of the number of years the participant served as Non-employee Director prior to May 3, 2010, or the life of the participant (or, if applicable, his or her surviving spouse). On an annual basis, such payments are equal to the annual compensation paid to a participant during his or her service as a Non-employee Director during the 12-month period immediately preceding May 3, 2010, excluding committee fees, and subject to a cap of $30,000 for the annual retainer fee and $2,000 per meeting.
The Non-employee Directors do not participate in any nonqualified deferred compensation plans.

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	35
2022 Director Compensation
The following table identifies each item of compensation paid to Non-employee Directors for 2022.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)
W. Paul Bowers	227,519	165,014	—	—	—	392,533
Arthur R. Collins	90,000	346,837	—	—	—	436,837
Toshihiko Fukuzawa	135,000	165,014	—	—	—	300,014
Thomas J. Kenny	160,000	165,014	—	—	—	325,014
Georgette D. Kiser	150,833	165,014	—	—	—	315,847
Karole F. Lloyd	185,833	165,014	—	—	—	350,847
Nobuchika Mori	135,000	165,014	—	—	—	300,014
Joseph L. Moskowitz	175,833	165,014	—	—	—	340,847
Barbara K. Rimer, DrPH	160,000	165,014	—	—	—	325,014
Katherine T. Rohrer	160,000	165,014	—	—	—	325,014
Melvin T. Stith*	45,000	—	—	—	—	45,000
*    Melvin T. Stith’s term on the Board of Directors ended May 2, 2022.
(1)Daniel P. Amos is not included in the table because he is an employee and thus did not receive compensation for his services as a Director. The compensation received by Mr. Amos as an employee is shown in the Summary Compensation Table.
(2)W. Paul Bowers elected to receive his annual retainer and other cash compensation in restricted stock. The fair value of these shares, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) using the closing per-share stock price on the date of grant of $57.92, was $225,019.
(3)This column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2022 fiscal year for the fair value of restricted stock granted in 2022. The fair values of the awards granted in 2022 were calculated using the closing per-share stock price on the date of grant of $57.92 for the awards granted on May 3, 2022. For Mr. Collins, the awards were granted on May 2, 2022 with a per-share-stock price of $57.30. As of December 31, 2022, the following Non-employee Directors held the following number of restricted stock awards: W. Paul Bowers, 6,863; Arthur R. Collins 6,168; Toshihiko Fukuzawa, 2,903; Thomas J. Kenny, 2,903; Georgette D. Kiser, 2,903; Karole F. Lloyd, 2,903; Nobuchika Mori, 2,903; Joseph L. Moskowitz, 2,903; Barbara K. Rimer, 2,903; and Katherine T. Rohrer, 2,903.
(4)Represents change in pension value. Barbara K. Rimer participates in the Directors’ retirement plan. The other directors do not participate in the Directors’ retirement plan since they first became Directors after the plan was closed to new participants in 2002. The aggregate change in the actuarial present value of the accumulated benefit obligation was a decrease of $76,375.

36	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS
CD&A At-A-Glance
This summary highlights certain information contained in the Compensation Discussion and Analysis, but it does not contain all of the information you should consider.
2022 Business Overview

CASH DIVIDEND +21.2%	3-YEAR TSR +46.9%

NET EARNINGS $4.2B	SHARE REPURCHASE $2.4B

RETURN ON EQUITY 15.1%	EARNINGS PER DILUTED SHARE (EPS) $6.59 3.1%▲

ADJUSTED RETURN ON EQUITY (AROE) EX-FX* 13.7%	ADJUSTED EPS EX-FX* $5.67 (4.5)%▼

AFLAC JAPAN SOLVENCY MARGIN RATIO (SMR) 878%	AFLAC U.S. COMBINED RISK-BASED CAPITAL (RBC) RATIO(1) 732%

Pay-For-Performance Compensation Philosophy

OUR COMPENSATION PHILOSOPHY PILLARS
1	We Pay for Performance.

2	We Seek to Attract and Retain Talent.

3	We Use Compensation “Best Practices.”

*    Adjusted return on equity excluding foreign currency impact and adjusted earnings per diluted share excluding foreign currency impact are not calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). See Appendix A to this Proxy Statement for the definition of these non-GAAP measures and reconciliation to the most comparable GAAP financial measures.
(1)    The Company calculates its combined RBC ratio to include all U.S. regulated life insurance entities as if they were a single combined U.S. RBC entity net of intercompany items related to capital resources and risk.
Elements of Our Executive Compensation Program
We consider annual incentive (e.g., our Management Incentive Plan) and long-term incentive compensation to be the most important compensation awarded; these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation.

CEO TARGET COMPENSATION MIX	OTHER NEOs AVERAGE TARGET COMPENSATION MIX
11% Base Salary 23% Management Incentive Plan 66% Long-Term Incentive	18% Base Salary 31% Management Incentive Plan 51% Long-Term Incentive

CORPORATE GOVERNANCE MATTERS	2023 PROXY STATEMENT	37
2022 Management Incentive Plan Performance

	Performance	Result
Corporate Metric:
Adjusted Earnings per Diluted Share on a Consolidated Basis for the Company (Excluding Foreign Currency Effect)	$5.74*
U.S. Segment Metrics:
Increase in New Annualized Premium	16.04%
Decrease in Earned Premium	(.77)%
Japan Segment Metrics:
New Annualized Premium (in billions of yen)	¥54.8
Decrease in Earned Premium (Third Sector and First Sector Protection Sales)	(2.39)%
Global Investments Metrics:
Net Investment Income (U.S. and Japan GAAP Segments Only)	Budget plus 7.65%
Credit Losses/Impairments	$(21 million)
ESG Modifier:
Five ESG Objectives	+5%	Five ESG Objectives Achieved
*    Adjusted earnings per diluted share on a currency-neutral basis for the full year came in at $5.67 per share as reported; however, applying the definition of the compensation metric increased the achieved result to $5.74 on a currency-neutral basis.
2020-2022 Long-Term Incentive Performance Results

	Performance	Result
Metrics:
Currency Neutral AROE Result (70% Weighted)	15.0%
SMR (15% Weighted)	839%
RBC (15% Weighted)	692%
RTSR Modifier	56th percentile

Exceeded Maximum Goal	Below Minimum Goal	Between Target and Maximum Goal	Between Minimum and Target Goal

38	AFLAC INCORPORATED
EXECUTIVE COMPENSATION

Named Executive Officer Compensation
(“Say-on-Pay”)
We are committed to achieving a high level of total return for our shareholders. From the end of August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2022, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 13,144%, compared with 2,633% for the Dow Jones Industrial Average, 2,206% for the S&P 500 Index, and 1,401% for the S&P 500 Life & Health Insurance Index over the same period.

The Board of Directors recommends a vote FOR our executive compensation program.

We believe our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Beginning in 2008, we voluntarily provided our shareholders an annual advisory vote (commonly known as “Say-on-Pay”), which is now required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. In accordance with Section 14A of the Securities Exchange Act of 1934, this vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution:
“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative in the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement.”
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions made by the Compensation Committee related to those programs, and the factors considered when making those decisions.
IN THIS SECTION

39	Pay-For-Performance Compensation Philosophy
40	2022 Business Overview
43	Summary of Our Executive Compensation Program
44	Outcome of 2022 Say-on-Pay Vote
44	Compensation Design and Philosophy
49	Management Incentive Plan
53	Long-Term Incentives
57	Stock Ownership Guidelines; Hedging and Pledging Restrictions

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	39
Executive Summary

This CD&A focuses on our named executive officers (“NEOs”) for 2022, who were:

Daniel P. Amos CHAIRMAN AND CHIEF EXECUTIVE OFFICER (CEO)	Max K. Brodén EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER (CFO)	Frederick J. Crawford PRESIDENT AND CHIEF OPERATING OFFICER (COO)	Eric M. Kirsch EXECUTIVE VICE PRESIDENT, GLOBAL CHIEF INVESTMENT OFFICER; PRESIDENT, AFLAC GLOBAL INVESTMENTS	Audrey Boone Tillman EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
Pay-For-Performance Compensation Philosophy
Our compensation programs are designed to ensure that a substantial amount of executive pay is directly linked to the Company’s results. We believe this is an appropriate and effective method for creating alignment with shareholder interests and that it has played a significant role in making the Company an industry leader. Importantly, performance-based elements of our compensation programs apply to all levels of Company management—not just the executive officers. In fact, pay-for-performance components permeate compensation at every employee level. As a result, we are able to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis and to position the Company for success in the future.
The Compensation Committee’s independent compensation consultant, Mercer LLC, works with the Compensation Committee to review executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.
Our executive compensation program is designed to drive shareholder value via three critical features:

1		2		3
	A pay-for-performance philosophy and compensation program structure that directly motivates our executives to achieve our annual and long-term strategic and operational goals		Compensation elements that help us attract and retain high-caliber talent to lead the Company		“Best practice” compensation governance policies, such as stock ownership guidelines, clawback provisions, and no change-in-control excise tax gross-ups

40	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

2022 Business Overview
Total Shareholder Return (“TSR”)
CASH DIVIDEND +21.2% We increased our cash dividend, marking the 40th consecutive year of increasing the dividend.
3-YEAR TSR
+46.9%
Our three-year total shareholder return* was 46.9%, versus 36.5% for the S&P 500 Life and Health Insurance subindex. Our annual total shareholder return* was 26.4%, versus 10.3% for the S&P 500 Life and Health Insurance index.
3-YEAR TSR RELATIVE TO PEER GROUP (“RTSR”) Percentile Rank 56.0%
Financial Highlights
	RETURN ON EQUITY	NET EARNINGS	EARNINGS PER DILUTED SHARE (EPS)
	15.1%	$4.2B	$6.59 3.1%▲

	AROE EX-FX(1) 13.7%	ADJUSTED EARNINGS EX-FX(1) $3.6B	ADJUSTED EPS EX-FX(1) $5.67 (4.5)%▼

	Aflac U.S.: Sales were up 16.1%. Earned Premium was down .8%, which was below the minimum MIP goal.	Aflac Japan: Sales were flat for the year. Earned Premium (third sector and first sector protection sales) was down 2.4%, which was below the target MIP goal.
Capital
	SHARE REPURCHASE	REGULATORY CAPITAL RATIOS*
	$2.4B We repurchased approximately 39.2 million of the Company’s shares as part of a balanced capital allocation program.	878% Aflac Japan Solvency Margin Ratio (SMR) 732% Aflac U.S. Combined Risk-Based Capital (RBC) Ratio(2)

*     As of December 31, 2022
(1)The adjusted return on equity (AROE), excluding the impact of foreign currency, and adjusted earnings and adjusted earnings per diluted share (adjusted EPS), excluding the impact of foreign currency, metrics are principal financial measures used to evaluate management’s performance, and we believe they continue to be a key driver of shareholder value. See Appendix A to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the most comparable GAAP financial measures.
(2)The Company calculates its combined RBC ratio to include all U.S. regulated life insurance entities as if a single combined U.S. RBC entity net of intercompany items related to capital resources and risk.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	41
2022 Operating Results
In 2022, the Company continued to build upon our market-leading position in supplemental health insurance to drive long-term shareholder value.
Pandemic Impact
As the global pandemic for Coronavirus Disease (COVID-19) evolved in 2022, the Company placed the health and safety of our employees first and maintained a hybrid workplace with a significant number working remotely while others worked at our offices or a combination of both. Pandemic conditions varied by location, as Japan saw multiple waves of COVID-19 and the U.S. continued to show progress emerging from the pandemic.
Sales for Aflac Japan in yen terms were flat for 2022 after recording a 10.8% increase in the second half of the year with the introductions of a new cancer insurance product and revised WAYS and child endowment products and slightly easing pandemic conditions. Sales for Aflac U.S. increased 16.1% in 2022, compared to 2021, reflecting a continuation of increased sales activity as a result of the ongoing economic reopening in the U.S.
Although overall experience was favorable during 2022, there was an increase in medical hospitalization claims related to COVID-19, especially in Japan as a result of the practice of “deemed hospitalization”1 through most of the first nine months of the year.
The Company has not experienced material realized losses, impairments, or credit losses associated with the pandemic.
Aflac Incorporated

For 2022, the Company reported net earnings per diluted share of $6.59 and adjusted earnings per diluted share of $5.33, or $5.67 excluding the effect of foreign currency, which was the Company's second best year in its history following a record 2021. Earnings per share reflected a decline in Aflac Japan net earned premiums as a result of limited pay policies reaching paid up status; a slight uptick in benefit ratios, especially with the practice of “deemed hospitalization” in Japan that ran through most of the first nine months; and elevated expenses associated with the build of the growth platforms in the U.S., Aflac network dental and vision, group life and disability, and consumer markets.
For the year, the Company generated a strong return on equity of 15.1% and our AROE, excluding the impact of foreign currency, for the full year was 13.7%. Leverage remained within a conservative range of 20% to 25%.
Management and the Board are committed to ensuring comprehensive risk management and to safeguarding the Company’s financial strength. Aflac Japan ended the year with an SMR of 878%, and Aflac U.S. had a combined RBC ratio of 732%. The Company’s strong capital and cash flow continue to support our financial strength ratings, which are among the highest in the industry, $2.4 billion in share repurchase, and our 40-year track record of increased Common Stock dividends.

RETURN ON EQUITY 15.1%

ADJUSTED RETURN ON EQUITY (AROE) EX-FX 13.7%

AFLAC JAPAN’S SMR RATIO 878%

AFLAC U.S. COMBINED RBC RATIO 732%
1    Pursuant to a Government of Japan request in April 2020, life insurers, including Aflac Japan, paid medical claims for those who were diagnosed with COVID-19 and treated outside medical facilities (i.e., at home), a practice which is referred to as “deemed hospitalization,” as a measure to reduce the burden on the medical system. After September 26, 2022, life insurers, including Aflac Japan, limited the practice of deemed hospitalization to those who are age 65 or over, those who are pregnant, and those who require hospitalization or who are at risk of severe symptoms requiring COVID-19 treatment drugs or oxygen.

42	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Aflac U.S.

2022 HIGHLIGHTS

•Aflac U.S. continued on a path to recovery by generating nearly $1.5 billion in sales, which included four consecutive quarters of double-digit growth and the largest fourth quarter in its history with $545 million in sales. This was a critical year for our U.S. growth platforms - dental and vision, group life and disability and consumer markets - as we moved to full production with comprehensive product portfolios. While representing approximately 13% of our sales in 2022, they are key elements in our strategy to sell our core supplemental health policies.
•Group benefits sales were up 27%, and individual benefits sales were up 8%.
•Broker sales were up 24% and agent sales were up 9%. At the same time, productivity of average weekly producers was at an all-time high.
•Aflac network dental and vision and group life and disability sales were up 98% and 75% respectively for the year. In addition, roughly $0.80 of supplemental health and life products were sold with every dollar of dental and vision, and the life and disability platform had another successful renewal year, recording 97% premium persistency.

Aflac Japan

2022 HIGHLIGHTS

•Aflac Japan generated an extremely strong profit margin of 24.9% while maintaining very high persistency of 94.1% for the year.
•While Aflac Japan’s sales were flat for the year, Aflac Japan showed signs of progress with second half sales growth of 10.8%, which included 11.4% growth in the fourth quarter.
•Aflac Japan launched a new cancer insurance policy, WINGS, in August 2022 in the agency channel and revised WAYS and child endowment policies in November 2022, all of which contributed to the strong second half of sales. The revision of the latter two products is part of a strategy to promote sales of third sector policies.
•Aflac Japan kept general adjusted expenses below target due to company-wide cost-reduction efforts.

Global Investments

2022 HIGHLIGHTS

•The portfolio posted very strong performance with net investment income benefiting from the sharp uptick in interest rates and increasing yields within our floating rate portfolio of middle market and transitional real estate loans. Tactical asset allocation decisions and an unusually large make-whole call of a security in the Japan segment also contributed to our outperformance. These benefits more than offset lower variable net investment income primarily from our private equity investment portfolio and the negative impact from translating yen net investment income due to the strengthening U.S. dollar.
•In 2022, Aflac Global Investments produced adjusted net investment income of ¥351.5 billion for Aflac Japan and $755 million for Aflac U.S., which represented increases of 5.5% and 0.1%, respectively, from the prior year.
•While lower than the returns we received in 2021, our growing alternatives portfolio contributed $103 million of variable investment income in 2022 despite difficult equity markets. We remain committed to a disciplined approach to building an alternatives portfolio.
•Importantly, Aflac Global Investments has navigated volatile market conditions without realizing material losses, impairments, or credit losses while managing a $111.2 billion book value portfolio. This portfolio includes multiple public and private asset classes and a fixed maturities portfolio with an average single-A rating.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	43
Summary of Our Executive Compensation Program
As a leader in our industry segment, we recognize that a sound executive compensation program is one element of why we are an employer of choice. Our executive compensation program directly links compensation incentives with our business goals and shareholder interests.
We consider annual incentive and long-term incentive compensation to be the most important compensation awarded because these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation. Moreover, incentive compensation enables us to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global enterprise now and for the future. Due to our focus on incentive compensation, base salary is the smallest component of compensation for the NEOs.
Key Elements of Our 2022 Executive Compensation Program

CEO Pay Mix and Element	Terms	Performance Measure(s)	Objective(s)
BASE SALARY
The fixed amount of annual cash compensation for performing day-to-day responsibilities. Generally reviewed biennially for potential increase based on a number of factors, including market levels, performance, and internal equity.
		Levels set based on market data, job scope, responsibilities, experience, and individual performance.	•Attract and retain talent

MANAGEMENT INCENTIVE PLAN (“MIP”)	Annual variable cash incentive compensation based on the achievement of predetermined annual performance goals. Weighting of performance metrics varies based on NEO role
Performance metrics align with our business strategy, geographic segment goals, and key value drivers:
•Corporate goal: adjusted earnings per diluted share, excluding the impact of foreign currency
•U.S. goals: new annualized premium, earned premium
•Japan goals: new annualized premium, earned premium (third sector and first sector protection sales)
•Global Investments goals: net investment income; credit losses/impairments
Performance goals are rigorous and set to align the Company’s business plan with the expectation of achieving target performance.

•Motivate executives and reward annual operational and strategic performance
•Drive enterprise growth
•Focus on key near-term drivers of long-term value for our business
•Retain key talent
•Exercise sound
risk-management practices

ESG Modifier in the MIP can adjust total MIP compensation up or down by 5%.

LONG-TERM INCENTIVES (“LTI”)
Long-term variable equity awards granted annually in performance-based restricted stock (“PBRS”) (100% of LTI for the CEO and other NEOs) under the Company’s Long-Term Incentive Plan. PBRS vests based on three-year financial performance and relative total shareholder return.
100% performance-based LTI with 3-year performance period
Adjusted Return on Shareholders’ Equity (AROE) EX-FX Risk-Based Capital (RBC) Solvency Margin Ratio (SMR) Relative TSR Modifier
AROE, Risk-Based Capital (“RBC”), and Solvency Margin Ratio (“SMR”) are metrics that affect our long-term business strategy and operating environment. Payout is also contingent on a relative TSR modifier, which can adjust PBRS payouts up or down by 20%.

•Motivate executives and reward long-term operational and strategic performance
•Focus on key long-term value drivers for our business
•Align executives’ interests with shareholders’ interests
•Retain key talent
•Exercise sound
risk-management practices

44	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Outcome of 2022 Say-on-Pay Vote
The Company has a history and a well-earned reputation with its shareholders as a transparent organization. That commitment to transparency on all levels was a driving force behind our decision in 2008 to allow shareholders a “say-on-pay” advisory vote, years before such votes became mandatory for most public companies. In 2022, over 95% of our shareholders voted in favor of our NEO executive compensation program.
Consistent with our approach in prior years, the Company engaged in shareholder outreach efforts throughout 2022. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our independent compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation programs.
Compensation program changes, if any, are made with a focus on ensuring that pay is linked to Company performance and corporate strategy. We continually analyze our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder concerns. Moreover, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation design and disclosure. Accordingly, we will continue our review and dialogue with investors to determine if additional changes are warranted.
After careful consideration, the Compensation Committee did not make any changes to our executive compensation program and policies for 2022, neither due to the impacts of COVID-19 nor as a result of the most recent say-on-pay vote in 2022. While we did adopt a new Management Incentive Plan for 2023 and later years, as explained in the Program Changes for 2023 section below, that new plan document does not change the essential attributes of the MIP.
Compensation Design and Philosophy
Strong Compensation Governance Policies and Leader in Best Practices
The Company has long been a leader in corporate governance best practices. Our executive compensation program reflects the strong, long-standing governance policies outlined below.

What We Do	What We Don't Do

  First public company in the U.S. to provide shareholders with a say-on-pay vote (voluntary action starting in 2008, three years before such votes were required)
  Prioritize active engagement with our shareholders regarding our compensation program
  History of responding to our shareholders’ feedback
  Adherence to a rigorous pay-for-performance philosophy in establishing program design and targeted pay levels for NEOs
  Incorporate ESG goals into our short-term incentive plan (MIP)
  Compensation Committee oversees the program
  Independent compensation consultant is hired by and reports to the Compensation Committee
  Annual report by the independent compensation consultant to the full Board on CEO pay and performance alignment
  Long-standing stock ownership guidelines for executive officers and Non-employee Directors
  Long-standing clawback policy
  Double trigger requirements in all employment agreements with change-in-control provisions

  No golden parachute payments for CEO following a change in control
  Officers and Directors may not implement 10b5-1 plans unless approved by the Compensation Committee
  All employees are prohibited from hedging or engaging in short sales of Company stock
  Executive officers and Directors may not pledge Company stock
  No repricing underwater stock options
  No change-in-control excise tax gross-ups

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	45
Process of Setting Executive Compensation
Independent Compensation Consultant
The Compensation Committee has retained a nationally recognized compensation consultant, Mercer LLC (“Mercer”), to assist and advise the Compensation Committee in designing and refining the Company’s executive compensation program. Mercer typically assists in the following areas:
•providing comparative company performance to determine NEO compensation;
•evaluating the competitiveness of the Company’s executive compensation and benefit programs;
•reviewing plan design issues and recommending improvements;
•apprising the Compensation Committee of trends and developments in the marketplace;
•assessing the relationship between executive pay and performance;
•assessing proposed performance goals and ranges for incentive plans;
•conducting training sessions for the Compensation Committee; and
•proposing the compensation for Non-employee Directors.
Fees paid to Mercer for these services totaled $267,199 in 2022. Management retained certain Mercer affiliates to provide additional services not pertaining to executive compensation during 2022, and approved payments for those services totaling $20,281. In addition, as the Company grows the sales of its insurance products through brokers in the U.S., this has resulted in commission payments totaling $32,794,042 during 2022 to the broker subsidiaries of Mercer. These subsidiaries are separate from the subsidiary that provides compensation consulting to the Company. As reported by Mercer to the Compensation Committee, the total payments from the Company represented less than 0.16% of Mercer’s parent company’s annual revenue. The Compensation Committee assessed Mercer’s independence pursuant to SEC rules and concluded that no conflict of interest exists with respect to the work Mercer performs for the Compensation Committee.
Importance of the Peer Group
The Compensation Committee sets target compensation for the NEOs at market competitive levels with the assistance of its independent compensation consultant. Factors considered include target pay levels in the market for comparable roles, the primary duties and responsibilities of the role at the Company, and the individual’s relevant experience and performance.
As discussed in this CD&A, the Compensation Committee considers our peer group when setting compensation amounts and targets. Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the composition of the peer group to ensure it remains appropriate. Key factors the Compensation Committee considers during this annual review include operating characteristics, revenue size, asset size, profitability, market value, and total number of employees. Based on the annual review, the Compensation Committee selects a peer group of companies that are engaged in businesses similar to that of the Company, are of a similar size as the Company, and compete against the Company for talent. In terms of the size factors considered, the Company is positioned near the middle of this group.

2022 PEER GROUP
•The Allstate Corporation •Assurant, Inc. •Brighthouse Financial •The Chubb Corporation •Equitable Holdings	•The Hartford Financial Services Group, Inc. •Humana Inc. •Lincoln National Corporation •Manulife Financial Corporation •MetLife, Inc.	•Principal Financial Group, Inc. •The Progressive Corporation •Prudential Financial, Inc. •The Travelers Companies, Inc. •Unum Group

The 2022 peer group reflects two changes from the peer group in 2021. CNO Financial Group, Inc. was removed given its smaller size in revenues, market value and total assets relative to the Company and other peers. Additionally, Equitable Holdings was added since it fits the size criteria and operating characteristics of the Company’s other peers. The data below shows how the Company’s revenues, total assets, and market value compare to the peer group medians:

($ millions)	Revenue(1)	Total Assets(2)	Market Value(2)
Aflac Incorporated	$19,502	$131,017	$44,731
Peer Median	$22,362	$199,124	$33,277
Percentile Rank for Aflac Incorporated vs. Peers	44th	44th	72nd
(1)For the year ending December 31, 2022
(2)As of December 31, 2022

46	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Performance-Based Compensation: How Performance Goals Are Set
The Board and the Compensation Committee believe it is important for the Company to manage its business to provide long-term value to our shareholders. Therefore, performance goals under the MIP and LTI programs involve metrics that drive shareholder returns, and payouts depend entirely upon the level of achievement of those goals. The following sections provide detail on how we select metrics under the MIP and LTI program, determine performance target amounts and other important considerations in setting these targets.
We have used the same methodology for setting MIP and LTI goals for many years. Segment metrics for Aflac U.S., Aflac Japan, and Global Investments are consistent with assumptions used in developing segment financial projections (described below) based on the Company’s best estimates for the coming year. The segment projections are consolidated into the corporate financial projection used to develop targets.

The goal-setting process generally proceeds in two stages:
1  RECOMMEND
•The Company’s CEO, President and COO, and CFO, in consultation with Mercer, recommend to the Compensation Committee the specific Company performance objectives that are aligned with corporate strategy, and thus will drive shareholder value and ensure financial soundness.
•Recommended ranges are based, in part, on past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model.
•The model projects the impact on various financial measures using different levels of total new annualized premium, investment returns, budgeted expenses, morbidity, persistency, return on equity, and capital ratios.

2  ESTABLISH
•The Compensation Committee refers to these modeled results to establish a target performance level, as well as a minimum and maximum level, for each performance measure.
•The target goal is not necessarily equidistant between the minimum and maximum goals. Instead, for certain key metrics the MIP payout curve is “sloped” to require significant above-target performance to achieve a maximum payout.
•Correspondingly, the payout for a minimum result is one-half of the target payout, while the payout for the maximum goal (or better) is twice the target payout.
•No payouts are made for performance below the minimum goal.
•Interpolation is used to calculate incentive payouts for results between minimum and target goals or target and maximum goals.
•The 2022 MIP goals were approved by the Compensation Committee in February 2022.

For 2022, the Compensation Committee established the following metrics under the MIP:
•Corporate Metric: Adjusted earnings per diluted share excluding foreign currency effect
•U.S. Segment: New Annualized Premium and Earned Premium
•Japan Segment: New Annualized Premium and Earned Premium
•Global Investment Metrics: Net Investment Income (U.S. and Japan GAAP Segments only) and Credit Losses/Impairments
Beginning in 2021, the Compensation Committee decided to incorporate an ESG modifier into the MIP compensation formula. The ESG modifier allows for a -5%, flat, or +5% adjustment to total MIP compensation for all MIP participants based on achieving specific critical path ESG objectives for 2022. Considerations in setting the target goal amount for each of these MIP metrics are described in more detail below.
Importance of Measuring Management’s
Performance Excluding the Impact of Currency
Since 1991, the Company has communicated external earnings results that exclude foreign currency effects. Similarly, MIP objectives are set on a currency-neutral basis.
Aflac Japan’s performance is important to our results, as the Japan segment accounted for approximately 69% of total revenues for the year ending December 31, 2022. The Company’s reported U.S. generally accepted accounting principles (“GAAP”) revenue, earnings, assets, book value, and cash flow are affected by changes in the relative values of the yen and the dollar, which is outside management’s control. Recognizing that strengthening and weakening of the yen can affect the value of the Company’s shares, the Compensation Committee believes it is important to ensure that executives bear the same exposure to the yen/dollar exchange rate as our shareholders and that equity awards under the LTI program and stock ownership requirements serve to align management with shareholders. When setting the MIP objectives, the Compensation Committee strongly believes that management should not be unduly rewarded because of short-term movement in the yen/dollar exchange rate when the yen is strong or penalized in periods of yen weakening when those currency shifts influence key incentive compensation metrics.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	47
MIP Target-Setting Considerations
In addition to currency neutrality, the Compensation Committee considers the prior year’s results, current business operating environment and the forecasts emerging from the Company’s strategic planning process when setting MIP objectives for each metric. For 2022, the majority of the MIP performance metrics were structurally consistent with the 2021 performance objectives, including weightings with specific “sloping” targets, with ranges adjusted for the 2022 financial plan. Target ranges for Aflac U.S. and Japan budget metrics as well as the Global Investment metrics were widened and sloped. For all NEOs, the adjusted earnings per diluted share metric was subject to a cap of 150% payout unless minimum expense savings were achieved in the U.S. and Japan segments. As a result of our shareholder engagement discussions regarding tying our ESG goals with business strategy, the ESG modifier was continued in 2022 to further incentivize progress on key goals. In 2020, the Company discontinued the practice of providing adjusted earnings guidance, but as set forth below the Company continues to utilize an outlook of adjusted earnings per share in setting MIP goals. The goals for these metrics are generally consistent with the Company’s public disclosure during the Financial Analysts Briefing on November 19, 2021, and the subsequent fourth quarter 2021 earnings release and conference call.

Metric	Performance Measures	Factors Considered in Setting Goal Levels

Corporate Metric	•Adjusted EPS
In 2021, the Company generated $4.3 billion in net earnings or $6.39 per diluted share, which was down 4.2% for the year. The Company also reported a 13.1% increase in adjusted earnings for the year, which were $4.0 billion, and adjusted earnings per diluted share on a currency-neutral basis of $6.00, which was up 21.0%. This result was largely supported by the continuation of low benefit ratios associated with pandemic conditions and better-than-expected returns from alternative investments. The results were strong, despite pandemic pressure on revenue, accelerated investment in our core technology platforms, and initiatives to drive future earned premium growth and efficiency.
When looking at the Company’s currency-neutral adjusted EPS estimates for 2022 and normalizing for roughly $1.05 per share of items identified and called out in 2021, the 2022 outlook incorporated relatively flat net investment income expectations, higher benefit ratios, elevated expense ratios tied to the build-out of Aflac Dental and Vision and consumer markets, proactive de-risking activity, and investments to address the challenges we face to grow the top line in both Japan and the U.S. and return of capital to shareholders.

U.S. and Japan Segment Metrics	•New Annualized Premium •Earned Premium
In 2021, Aflac U.S. sales increased 16.9% to $1.3 billion, reflecting improvements from prior year periods that were more severely impacted by pandemic conditions. Persistency improved 30 basis points to 79.6%, driven partially by the continuation of emergency orders preventing policy lapses in certain states. Moving into 2022, the business focus was on continued recovery of sales and realization of investments in “buy-to-build” investments in network dental and vision, group life and disability and consumer markets. The Company expected sales growth in the U.S., if conditions continued to allow more face-to-face interactions. The Compensation Committee set a range of 10% to 20% increase in sales. The Company expected increased productivity and strong persistency would help reverse negative pressures coming out of the pandemic, leading to net earned premium growth in the -0.5% to 2.5% range.
Similarly, in Japan, the focus was on post-pandemic recovery and realization of investment in product development. The Company expected sales to continue to improve in the second half of 2022, if conditions continued to allow more face-to-face interactions, Japan Post resumed proactive sales of Aflac Cancer insurance and had a successful launch of a new cancer insurance policy in the second half of 2022. The Compensation Committee determined a lower range for sales was appropriate for 2022 considering the uncertainty around the recovery. Additionally, earned premium for third and first sector protection products was expected to decline largely due to the lower sales environment and limited pay third sector policies becoming paid-up. The Compensation Committee set a range of ¥54.8 billion to ¥65.5 billion for sales including Japan Post and set a range of -3.0% to -0.9% for third sector and first sector protection earned premium.

48	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Metric	Performance Measures	Factors Considered in Setting Goal Levels

Global Investment Metrics	•Net Investment Income •Credit Losses/ Impairments
For 2022, Aflac Japan net investment income including hedge costs was expected to be lower than the prior year, driven by lower private equity returns decreasing variable net investment income. Additionally, we expected holdings with yields above current market rates to be redeemed, reducing stable net investment income.
The Company expected net investment income for Aflac U.S. to decline, reflecting lower yields and lower variable net investment income. Target levels for credit losses and impairments are determined with consideration of asset quality, market conditions, and potential trading activity to improve the overall health of the portfolio.
In order to properly balance income and risk, targets for 2022 were expressed as a range around budget based on a bottom-up review of asset allocation and cash flows. As in 2021, we continued to slope the ranges to require above budget performance for maximum payout, while not encouraging excessive risk-taking.

ESG Modifier
Recognizing the importance of tying our ESG goals to our business strategy, beginning in 2021 an ESG Modifier was introduced in the Management Incentive Plan for all officers across the Company’s global operations. Building on the 2021 achievements, the five specific critical path objectives for 2022, as reviewed by the Corporate Social Responsibility and Sustainability Committee, were:
•Committing $500 million in sustainable and DEI investments related to responsible investing;
•Allocating 100% of the net proceeds of the sustainability bond issued in 2021 to eligible Green and Social assets that reinforced the Company’s ESG strategy;
•Sourcing ≥ 30% of electricity used for owned and controlled facilities from renewable resources and submission of a formal path to 100% by 2030;
•Reporting Scope 1-3 emissions and attestation, including at least 3 categories of Scope 3 emissions; and
•Achieving a 2022 “Women in Leadership” objective at Aflac Life Insurance Japan Ltd. of at least 25% as well as increasing overall U.S. diversity of the senior management population by 2% in 2022 as part of the objective to increase by 5% by 2026.
Achievement of all five objectives results in a +5% adjustment to the incentive; two or less objectives a -5% adjustment; or no adjustment for achieving 3 or 4 of the objectives.

Equity Granting Policies
Each year, typically in February, the Compensation Committee meets shortly after the Company’s fiscal year results are released to the public. At that time, the Compensation Committee reviews recommendations developed by the CEO, President and COO, and CFO (with input from Mercer as the Compensation Committee’s independent consultant) for LTI awards of PBRS, stock options, and time-based restricted stock. Option grants are awarded on the date of the meeting and have a per share exercise price set at the closing price on the date of grant. The Company has never engaged in “backdating” of options. For PBRS, the specific Company performance objectives are aligned with long-term corporate strategy, and thus are intended to drive shareholder value and ensure financial soundness.
For 2022, the Compensation Committee established the following metrics for the PBRS grant:
•Adjusted Return on Shareholders’ Equity
•Risk-Based Capital
•Solvency Margin Ratio
In addition, Total Shareholder Return Relative to Peer Group (RTSR) acts as a modifier. The Company may periodically make additional equity grants during the course of the year, but as a matter of policy does not make equity grants in advance of material news releases.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	49
2022 Executive Compensation
Elements of Our Executive Compensation Program
Base Salary
The base salaries of our executive officers are competitively positioned relative to comparable executives in our peer group and in the broader insurance sector, generally targeting market median, but also reflect each individual’s scope of responsibilities and performance. The Compensation Committee uses comparative market data for salaries in reviewing and determining the CEO’s salary, and the CEO uses the market data to inform his recommendations to the Compensation Committee regarding the salaries of the other executive officers.
Mr. Amos has not received a salary increase in the last ten years. Mr. Brodén and Mrs. Tillman received base salary increases effective January 1, 2022 of 5.6% and 5.7%, respectively, to align base salary competitively relative to similar roles in the market.

Named Executive Officer	2022 Base Salary ($)	2021 Base Salary ($)	% Change 2022 vs. 2021
Daniel P. Amos	1,441,100	1,441,100	0.0%
Max K. Brodén	655,000	620,000	5.6%
Frederick J. Crawford	950,000	950,000	0.0%
Eric M. Kirsch	725,000	725,000	0.0%
Audrey Boone Tillman	740,000	700,000	5.7%
Management Incentive Plan
All NEOs are eligible to participate in the Management Incentive Plan (MIP), an annual non-equity incentive plan, which was originally submitted to and approved by shareholders in 2012. The MIP utilized for grants made to NEOs in 2022 was approved by shareholders in 2017 with an effective date of January 1, 2018.
Target MIP
The Compensation Committee, with assistance from its independent compensation consultant, established target MIP levels for 2022 for the NEOs. These targets, shown below, were determined to be competitive generally relative to market median targets for executives with comparable positions within our peer group. The target MIP payout for Mr. Brodén was increased from 125% to 140% to align his target MIP competitively relative to similar roles in the market. The targets for the other NEOs remained unchanged from 2021.
The MIP payouts for the NEOs cannot exceed two times their target.

Named Executive Officer	Target MIP (as percent of base salary)
Daniel P. Amos	220%
Max K. Brodén	140%
Frederick J. Crawford	200%
Eric M. Kirsch	200%
Audrey Boone Tillman	120%

50	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
MIP Performance Metrics
The performance measures are weighted differently for each NEO and for all other officer levels in the Company. We vary the weightings to reflect how each position can and should influence the outcome of particular metrics.

Metric	Compensation Rationale	Daniel P. Amos	Max K. Brodén	Frederick J. Crawford	Eric M. Kirsch	Audrey Boone Tillman
Corporate Objective
Adjusted earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)	Non-GAAP metric that reflects the overall profitability of the business and focuses management on a combination of top-line growth as well as prudent expense management.	45.45%	42.85%	42.50%	22.50%	37.50%
This is calculated as: Adjusted earnings, excluding the impact of foreign currency* ÷ Weighted-average diluted shares outstanding
Subtotal		45.45%	42.85%	42.50%	22.50%	37.50%
U.S. Segment
New Annualized Premium (increase over 2021)	Metrics that focus on increasing insurance product sales in the US, while also driving market share growth in the insurance product lines we provide our customers.	9.09%	8.93%	10.00%	2.50%	15.625%
Earned Premium (increase over 2021)		9.09%	8.93%	10.00%	2.50%	15.625%
Subtotal		18.18%	17.86%	20.00%	5.00%	31.25%
Japan Segment
New Annualized Premium	Focuses on maintaining our leadership position in cancer and medical (third sector) insurance while also offering first sector protection products. Both third sector and first sector protection products are less interest-rate sensitive than savings-type products and have strong and stable margins.	13.64%	14.29%	15.00%	3.75%	15.625%
Earned Premium (decrease in third sector and first sector protection sales over 2021)		13.64%	14.29%	15.00%	3.75%	15.625%
Subtotal		27.28%	28.58%	30.00%	7.50%	31.25%
Global Investments
Net Investment Income (U.S. and Japan GAAP Segments only)	Recognizes the need to responsibly invest the premium and other cash flows to maximize the risk-adjusted performance of our portfolio, subject to our liability profile and capital requirements.	9.09%	10.71%	7.50%	45.00%	—
Credit Losses/Impairments		—	—	—	20.00%	—
Subtotal		9.09%	10.71%	7.50%	65.00%	—
Total		100%	100%	100%	100%	100%
ESG modifier allows for a –5%, flat, or +5% adjustment to total MIP compensation based on achieving specific critical path ESG objectives for 2022.
*    Adjusted earnings, excluding the impact of foreign currency, is not calculated in accordance with GAAP. See Appendix A to this Proxy Statement for a definition for this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	51
2022 MIP Targets and Actual Performance
Corporate Metric
Adjusted earnings per diluted share on a currency-neutral basis for the full year came in at $5.67 per share, and the MIP definition of the metric increased the achieved result to $5.74 on a currency-neutral basis. The net increase of $0.07 based on the MIP definition was primarily due to variable net investment income being capped at +/-10% of our long-term return expectation. Actual results were below the floor, resulting in a positive $0.08 adjustment. There was also a -$0.01 adjustment for the the removal of a gain on sale of a non-core real asset. The result was positively impacted by higher net investment income, lower benefit ratios in the Aflac. U.S. Segment, and was partially offset by lower earned premiums and higher benefit ratios in the Aflac Japan Segment. The result was not impacted by the potential 150% cap as both the U.S. and Japan Segments achieved their respective expense savings targets.
U.S. Segment Metrics
Aflac U.S. sales increased 16.1%, which resulted in a slightly above target payout for 2022. Earned premium decreased by .8% in 2022, ending the year below the minimum target and resulted in no payout for this metric. Lingering effects of the pandemic and lower persistency resulted in lower earned premium through the year, but we expect these effects to normalize in 2023 and forward.
Japan Segment Metrics
The pandemic’s continued impact on sales resulted in a near minimum target payout for 2022. For earned premium, lower sales were the major driver for the below-target payout. Earned premium declined primarily as a result of limited-pay products reaching paid up status and lower sales as a result of pandemic conditions.
Global Investments Metrics
Both Global Investment metrics achieved maximum payouts. The main drivers of our performance were as follows:
•Impact of higher rates on floating rate portfolio and new investments;
•A contribution from a make-whole call of a security in the Japan segment during the third quarter; and
•Minimal losses and impairments as portfolio quality remained strong.
Please refer to the 2022 Business Overview section beginning on page 40 for additional information.
ESG Modifier Metrics

ESG Objectives	Notable Achievements
Responsible Investing (Insurance subsidiary portfolios) — Commit $500 million in Sustainable and DEI investments	$741 million committed in 2022 •64% in Sustainable investments and 36% in DEI investments
Responsible Investing (Corporate portfolio) — Allocate 100% of the (net) proceeds of the sustainability bond issued in 2021	100% in allocations to eligible Green and Social assets approved by Sustainability Bond Council as of October 2022 •41% Green / 59% Social
Climate: Net Zero — Source ≥ 30% of electricity used for owned and controlled facilities from renewable resources and submission of a formal path to 100% by 2030	31.3% of electricity used was generated from renewable resources as of December 31, 2022 and formal path to 100% by 2030 was submitted.
Climate Risk & Reporting — Report Scope 1-3 emissions and attestation, including at least 3 categories of Scope 3 emissions	Attestation for Scopes 1 and 2 and categories 1, 5, 6, 7 and 8 of Scope 3 received from KPMG on July 13, 2022
Diversity, Equity & Inclusion —
•Achieve 2022 “Women in Leadership” objective in Japan of at least 25%;
•Increase overall U.S. diversity of senior management population by 2% in 2022 as part of the objective to increase by 5% by 2026
25.3% of manager posts filled by women at Aflac Life Insurance Japan Ltd. 47% of overall U.S. senior management population is diverse; an increase of 4%.
In addition to the review and approval of the achievement of these ESG objectives by the Compensation Committee, the achievement was also reviewed and approved by the Corporate Social Responsibility and Sustainability Committee.
Based on the achievement of all five ESG objectives in 2022, the MIP pool was adjusted positively by 5%.

52	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Actual performance relative to 2022 MIP targets was determined after the end of the year and presented to the Compensation Committee for discussion and approval at its February 2023 meeting. After careful consideration, the Compensation Committee did not make any changes to our executive compensation program and policies due to the impacts of COVID-19. For performance, linear interpolation was used to determine payouts for performance between the corresponding goals (i.e., minimum to target, or target to maximum). The following table shows the corporate and business segment metrics, objectives, and results for the 2022 MIP awards.

	Minimum Goal	Target Goal	Maximum Goal	2022 Payout Percentages vs Target
Corporate Metric:

Adjusted Earnings per Diluted Share on a Consolidated Basis for the Company (Excluding Foreign Currency Effect)(1)(2)				200%

U.S. Segment Metrics:

Increase in New Annualized Premium				107.41%
Decrease in Earned Premium				0.00%

Japan Segment Metrics:

New Annualized Premium (in billions of yen)				50.01%
Decrease in Earned Premium (Third Sector and First Sector Protection Sales)				80.30%

Global Investments Metrics:

Net Investment Income (U.S. and Japan GAAP Segments Only)(2)				200%
Credit Losses/Impairments (in millions)(3)				200%

ESG Modifier:
ESG Modifier				+5%
(1)The target corresponds to the same 2021 base of $5.61 per diluted share (net of foreign currency effect).
(2)Excludes corporate and other portfolio income and includes only the U.S. and Japan Segments. Variable net investment income (externally managed private equity and real estate equity) is included within a range of -10% to +10% of target variable net investment income. Adjusted for any corporate shift in U.S. dollar hedging strategy. Includes asset management equity income for investments within Aflac Incorporated. These exclusions and limits had no impact on the payout percentage.
(3)This measure excludes realized losses on securities sold for pre-approved tax purposes, Japan principal reserve matching and segregated portfolio asset liability management, corporate shift in RBC drawdown plan, switch trades in excess of $100 million in assets, and compliance with internal risk limits. Excludes accounting policy driven mark-to-market losses on equities, alternatives, and perpetual securities.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	53
2022 MIP PAYOUTS
The table below reflects target and earned percentages of salary for each NEO for the MIP based on 2022 performance results.
The Compensation Committee has the discretion in certain limited circumstances to adjust the MIP results related to particular performance measures if the Compensation Committee determines that a class of MIP participants would be unduly penalized or rewarded because a payout is incompatible with the performance measure. There were no adjustments to the NEOs’ MIP payouts for 2022, and these awards were paid in February 2023.

	As a % of base salary
NEO	Target	Earned
Daniel P. Amos	220%	316%
Max K. Brodén	140%	199%
Frederick J. Crawford	200%	274%
Eric M. Kirsch	200%	383%
Audrey Boone Tillman	120%	141%
For additional information about the MIP, please refer to the 2022 Grants of Plan-Based Awards table below, which shows the threshold, target, and maximum award amounts payable under the MIP for 2022, and the 2022 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to the NEOs for 2022.
Long-Term Incentives
OVERVIEW OF LTI PROGRAM
The Compensation Committee administers the Long-Term Incentive Plan. In February 2022, the Compensation Committee authorized grants of LTI variable equity awards to executive officers, including NEOs, in the form of PBRS. All eligible non-executive officers received time-based restricted stock units (“RSUs”).
In determining the number of shares of PBRS to be granted to NEOs, the Compensation Committee is advised by its independent compensation consultant. The Compensation Committee’s decision is informed by market data regarding comparable executive positions within the Company’s peer group and the broader insurance sector, and each NEO’s tenure and performance. Based on these considerations, the Compensation Committee determines award levels that it believes are competitive within the Company’s peer group and the broader insurance sector, generally targeting the market median, and will be effective at aligning the NEO’s compensation with performance and the interests of our shareholders. Future payouts (if any) on the February 2022 PBRS awards will be based on the Company’s performance from 2022 through 2024 and will vary between 0% and 200% of the target number of shares of PBRS granted, which is consistent with typical market practices.
LTI awards will vest three years from the issuance date, generally subject to combined service and satisfaction of performance conditions and final Compensation Committee authorization.
TARGET LTI AWARDS
The pay program for the CEO follows a market-based approach. The Company granted the CEO his target annual LTI award in February 2022 at a market-competitive level, based primarily on peer group market data. Specifically, the CEO’s target LTI was set at an amount that approximates the 50th percentile LTI of the CEOs in the Company’s peer group for 2022. This resulted in the CEO’s target LTI being 626% of his base salary.
2022 annual LTI award targets as a percent of base salary for the other NEOs were as shown below:

NEO	Target LTI (as percent of base salary)
Max K. Brodén	250%
Frederick J. Crawford	300%
Eric M. Kirsch	275%
Audrey Boone Tillman	260%
LTI PERFORMANCE METRICS
The PBRS will vest based on the Company’s achievement on three measures—AROE, RBC, and SMR—for the cumulative three-year performance period beginning January 1, 2022 and ending December 31, 2024. As described below, each metric has been assigned a weight that determines its effect on the LTI payout. Once a payout is calculated based on the weighted average achievement on these three metrics, that amount will be modified (up to +/-20%) based on our RTSR.

54	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
As noted in the descriptions below, in designing the LTI program, the Compensation Committee recognizes the importance of maximizing profitability and return on equity to shareholders, but also believes it is appropriate to pursue those objectives within the context of a solid risk framework.

Metric	Compensation Committee Rationale	Weighting
Adjusted Return on Shareholders’ Equity (AROE) We define AROE (or currency neutral AROE) as: Adjusted Earnings, excluding the impact of foreign currency ÷ Adjusted Book Value*	•Enables shareholders to evaluate our financial achievements relative to other organizations in terms of how effectively we use capital to generate earnings •We believe this metric has a significant influence on the value our shareholders place on the Company	70%
Risk-Based Capital (RBC)	•Current regulatory solvency measure in the U.S. •Capital adequacy is a significant concern for the financial markets and shareholder confidence •Critical metric determining cash flow capacity in support of Common Stock dividend and share repurchase	15%
Solvency Margin Ratio (SMR)	•Principal capital adequacy measure in Japan •Capital adequacy is a significant concern for the financial markets and shareholder confidence •Critical metric determining cash flow capacity in support of Common Stock dividend and share repurchase	15%
Total Shareholder Return Relative to Peer Group (RTSR)	•Align LTI payouts with relative performance to peer group	Modifier (up to ± 20%)
*AROE and adjusted earnings, excluding the impact of foreign currency, and adjusted book value are not calculated in accordance with GAAP. See Appendix A to this Proxy Statement for definitions for these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
2022 LTI PERFORMANCE TARGETS
The following illustrates the terms of the 2022 PBRS grant.

	Maximum Performance Level	Target Performance Level	Threshold Performance Level		2022- 2024
3-yr. avg. currency-neutral AROE goal	16.5%	14.0%	12.5%
3-yr. avg. RBC(1) goal	500%	400%	350%
3-yr. avg. SMR(2) goal	700%	600%	500%
Payout (% of Target)	200%	100%	50%
	×
3-yr. RTSR percentile rank vs. peer group	75th percentile or greater	Between 25th and 75th percentile	25th percentile or lower
RTSR Modifier to Earned Amounts	1.20x	1.00x	0.80x

	Payout			▶	2025
(1)RBC measured on a consolidated basis.
(2)Excludes impact of unrealized gains on available for sale securities.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	55
•For financial performance (AROE, SMR, and RBC), linear interpolation will be used to determine payouts for performance between the corresponding goals (i.e., threshold to target, or target to maximum).
•For RTSR, adjustments of 1.20x or 0.80x will be made only if the Company’s RTSR is in the upper or lower quartile, respectively, versus our peer group. There will not be any adjustments to the payout if RTSR falls between the 25th and 75th percentiles of the peer group.
•Maximum potential payouts will be capped at 200% of target.
The goals for these metrics are generally consistent with the Company’s public disclosure previously provided during the annual Financial Analysts Briefing.
2020-2022 Performance Period
In February 2023, the NEOs received payouts with respect to the performance shares that were granted in February 2020 for the three year-performance period ended December 31, 2022. These awards were paid at 157.1% times the target number of shares initially awarded based on the three-year average results for each of the currency neutral AROE, SMR, and RBC metrics. The Company’s TSR performance relative to the peer group was in the 56th percentile rank, and therefore the earned amounts were not further adjusted.

	A		B	A*B=C	D	C*D
Performance Objective 2020 to 2022	Weightings	Actual Attainment (3 year average)	Earned Percent of Target	Percent of Target* Weighting = Earned Amounts	RTSR Modifier	Payout Percentage (Earned Percent* Modifier)
Aflac Incorporated AROE	70%	15.0%	138.7%	97.1%
RBC(1)	15%	692%	200%	30.0%
SMR	15%	839%	200%	30.0%
Total				157.1%	1.00	157.1%
(1)RBC measured on an Aflac-only basis and results exclude the impact of the 2020 acquisition of the group life, disability, and absence management platform business.
The final shares awarded, excluding dividends, to the NEOs in February 2023 for the 2020 to 2022 performance period were:

NEO	Target Number of Shares Awarded	Actual number of Shares Awarded
Daniel P. Amos
Max K. Brodén
Frederick J. Crawford
Eric M. Kirsch
Audrey Boone Tillman

56	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Program Changes for 2023
The Company continually analyzes our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder feedback. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our independent compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation practices.
The Compensation Committee has approved and adopted the 2023 Management Incentive Plan (“2023 MIP”), which is a successor to the predecessor MIP that, by its terms, expired with the end of the 2022 bonus year. The essential attributes of the predecessor MIP are unchanged in the 2023 MIP, which, unlike the predecessor MIP, was not adopted subject to shareholder approval because of changes that were made to certain Internal Revenue Code provisions that cause shareholder approval to be unnecessary. The 2023 MIP will continue in effect until terminated by the Compensation Committee or the Board.
Other Compensation
The retirement, deferral, and savings plans described in the tables below were established in order to provide competitive post-termination benefits for officers and employees, including the NEOs, in recognition of their service and contributions to the Company.
Defined Benefit Pension Plans
As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. employees, including the NEOs, who satisfy the eligibility requirements. The Company also maintains nonqualified supplemental retirement plans covering some of the NEOs. No change has been made to the pension plans and the benefit level remained the same as 2021.
Executive Deferred Compensation Plan
The NEOs, together with other U.S.-based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). All NEOs currently participate in this plan. The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”
401(k) Savings and Profit Sharing Plan
The Company maintains a tax-qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”) in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate on the same terms. The Company provides matching contributions equal to 100% of each employee’s contributions up to 4% of the employee’s eligible annual cash compensation. Employee contributions made to the 401(k) Plan are 100% vested.
The Company historically has provided a nonelective contribution to the 401(k) Plan of 2% of eligible annual cash compensation for employees who elected to opt out of the future benefits of the U.S. defined benefit plan and for U.S. employees who started working for the Company after September 30, 2013, the date on which the U.S. defined benefit plan was frozen with respect to new participants. Messrs. Brodén and Crawford are the only NEOs who are eligible to receive a nonelective contribution. Effective January 1, 2021, the Company increased this nonelective contribution to 4% of annual compensation.
Employees vest in Company contributions at the rate of 20% for each complete year of service. After five years of service, employees are fully vested in all Company contributions.
Other Benefits
The Company provides NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. For details, see the “All Other Compensation” column in the 2022 Summary Compensation Table on page 59. The Company maintains medical and dental insurance, group life insurance, accidental death insurance, cancer insurance, and disability insurance programs for all employees, as well as paid time off, leave of absence, and other similar policies. The U.S.-based NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees. In addition, the NEOs are eligible to receive reimbursement for medical examination expenses.
For security and time-management reasons, certain officers of the Company occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board to be in the best interest of the Company and its business objectives.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	57
Additional Executive Compensation Plan Practice and Procedures
Stock Ownership Guidelines; Hedging and Pledging Restrictions
The Company believes its executive officers and Directors should have a significant equity interest in the Company and has enforced stock ownership guidelines for executive officers and Non-employee Directors for more than two decades. The stock ownership guidelines, as most recently amended on February 10, 2022, are as follows:

Position	Ownership guideline
Chairman of the Board/CEO	8x base salary
President of Aflac Incorporated	5x base salary
Chairman/Vice Chairman/President of Aflac U.S.	4x base salary
Chairman/Vice Chairman/President of Aflac Japan	4x base salary
All other Section 16 Officers	3x base salary
Non-Section 16 Executive Vice Presidents and Senior Vice Presidents	1x base salary
Non-employee Directors	4x cash annual retainer
Officers have four years from their hire or promotion date to satisfy their respective stock ownership requirements. Non-employee Directors have five years from the date first elected to the Board to satisfy these requirements. Upon any increase in these stock ownership guidelines or an increase in base salary or annual retainer, impacted individuals will have an additional two years from the effective date of the change to comply with the increased requirements.
Ownership includes all shares beneficially owned by the officer or Non-employee Director, as well as time-based, unvested restricted shares. PBRS and stock options (vested or unvested) do not count toward these stock ownership guidelines.
Each current NEO and Non-employee Director has stock ownership that exceeds the ownership guidelines or is working toward meeting the requisite guideline within the allowed time frame. Progress toward meeting the guidelines is reviewed regularly and reported to the Board.
The Company’s insider trading policy prohibits our Non-employee Directors, officers and other covered individuals from purchasing financial instruments (including derivatives and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock (collectively, “hedges”), or entering into a 10b5-1 plan unless that plan is approved by the Compensation Committee. In addition, executive officers and Non-employee Directors are prohibited from pledging the Company’s stock. All other covered individuals under the Company’s insider trading policy must obtain preapproval from the policy’s compliance officer before pledging Company stock as collateral for a margin account or other loan. The Company’s anti-hedging policy prohibits all other employees from engaging in hedges after February 13, 2020.
Employment Agreements
The Company has employment agreements with the NEOs and certain other executives in key roles. The agreements generally address role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability, or retirement; termination for cause or without cause; and resignation by the employee. Some agreements also contain termination and related pay provisions in the event of a change in control. These change-in-control provisions do not apply unless there is both a change in control and either a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referred to as a “double trigger” requirement. No agreement provides for excise tax gross-ups. Further, each agreement stipulates that the subject executive may not compete with the Company for a prescribed period following termination of employment, or disclose confidential information. Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The payments that may be made under each NEO’s employment agreement upon termination of employment under specified circumstances are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

58	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Change-in-Control Policy
The Company has no formal change-in-control policy. However, some individual employment agreements (as noted above) and the executive severance plan incorporate provisions related to change in control.
Severance Plan
The Company maintains an executive severance plan (“ESP”) that provides severance compensation to certain senior level employees. The ESP is designed to alleviate the financial hardships that may be experienced by executive employee participants whose employment is involuntarily terminated by the Company for any reason other than Cause or disability; or voluntarily terminated by the employee for Good Reason, as those terms are defined in the ESP. The ESP does not cover any of the NEOs; however, severance compensation is provided under the terms of their respective employment agreements.
Compensation Recovery (“Clawback”) Policy
The Company has a “clawback” policy that allows the Compensation Committee to review any adjustment or restatement of performance measures and determine whether that adjustment or restatement warrants modifying or recovering non-equity incentive awards. If it is deemed that such a modification or recovery is appropriate, the Compensation Committee is charged with determining the amount of recovery and the officer group to be affected.
Under the Dodd-Frank Act, the Securities and Exchange Commission issued a rule in October 2022 directing the NYSE to adopt listing standards regarding the clawback of equity awards in certain circumstances. The NYSE has proposed listing standards but such standards have not yet been approved by the Securities and Exchange Commission or adopted by the NYSE. Once the NYSE standards have been adopted and approved by the Securities and Exchange Commission, the Company will have 60 days after the effective date to adopt a compliant clawback policy. Before those standards become effective, the Company will consider whether any changes to its clawback policy are appropriate in light of those new standards and it will otherwise modify its clawback policy if and as needed to comply with those standards.
Certain Tax Implications of Executive Compensation
In evaluating the Company’s executive compensation structure, the Compensation Committee considers the tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. While the Compensation Committee considers the effect of the Section 162(m) deduction limit when designing the Company’s compensation programs, the Compensation Committee’s primary focus in its compensation decisions will remain on most productively furthering the Company’s business objectives and not on whether the compensation is deductible. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the preceding CD&A with management and, based on that review and discussion, has recommended to the Board to include the CD&A in this Proxy Statement.
Compensation Committee
Joseph L. Moskowitz, Chair
Georgette D. Kiser
Katherine T. Rohrer

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	59
Executive Compensation Tables
2022 Summary Compensation Table
The following table provides information concerning total compensation earned or paid for 2022 and, to the extent required by the SEC disclosure rules, 2021 and 2020 to our CEO, CFO, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2022. These five officers are referred to as our NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)	Total without Change in Pension Value* ($)
Daniel P. Amos Chairman and CEO	2022	1,441,100	—	9,495,081	—	4,548,167	—	291,943	15,776,291	15,776,291
	2021	1,441,100	—	9,122,025	—	4,809,396	—	355,712	15,728,233	15,728,233
	2020	1,441,100	—	8,471,063	—	3,734,173	8,514,587	452,804	22,613,727	14,099,140
Max K. Brodén Executive Vice President, CFO	2022	655,000	—	1,724,741	—	1,303,206	—	356,238	4,039,185	4,039,185
	2021	620,000	—	2,292,401	—	1,128,701	—	304,452	4,345,554	4,345,554
	2020	560,000	—	978,137	—	620,672	—	195,451	2,354,260	2,354,260
Frederick J. Crawford President and COO	2022	950,000	—	3,000,921	—	2,599,237	—	589,982	7,140,140	7,140,140
	2021	908,333	—	2,149,596	—	2,649,889	—	558,729	6,266,547	6,266,547
	2020	825,000	—	2,058,586	—	1,807,738	—	439,337	5,130,661	5,130,661
Eric M. Kirsch Executive Vice President, Global Chief Investment Officer; President, Aflac Global Investments	2022	725,000	—	2,099,312	—	2,779,657	—	58,397	5,662,366	5,662,366
	2021	687,500	—	1,354,921	—	2,667,037	41,444	26,100	4,777,002	4,735,558
	2020	650,000	—	1,297,533	—	2,219,400	64,131	30,615	4,261,679	4,197,548
Audrey Boone Tillman Executive Vice President, General Counsel	2022	740,000	—	2,025,875	—	1,045,629	—	20,435	3,831,939	3,831,939
	2021	700,000	—	1,823,926	—	1,100,700	—	17,493	3,642,119	3,642,119
	2020	700,000	—	1,746,677	—	713,650	1,910,129	11,560	5,082,016	3,171,887
*Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. This additional column has been included to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules. The amounts reported in the Total without Change in Pension Value column differ from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value, as discussed in footnote 3 below, is subject to many external variables that are not related to the Company’s performance.
(1)In each of the three years above, includes $441,100 deferred for Mr. Amos. This amount is included in the 2022 Nonqualified Deferred Compensation table below. See “Elements of Our Executive Compensation Program — Base Salary” in the Compensation Discussion and Analysis section of this Proxy Statement for information about adjustments to base salaries in 2022.
(2)In accordance with the SEC’s reporting requirements, we report all equity awards at their full grant date fair value under ASC 718 at target-level performance for PBRS, which is the probable achievement level of the performance conditions. The Company’s valuation assumptions are described in Note 12, “Share-Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022. See “Elements of Our Executive Compensation Program — Long-Term Incentives” in the Compensation Discussion and Analysis section of this Proxy Statement for additional information about these long-term incentives and their terms. Assuming achievement of performance goals at the maximum level, the aggregate grant date fair value of the PBRS would be: Daniel P. Amos, $18,990,162; Max K. Brodén, $3,449,482; Frederick J. Crawford, $6,001,842; Eric M. Kirsch, $4,198,624; Audrey Boone Tillman, $4,051,750. See page 62 for a more detailed discussion of our outstanding equity grants compared to fair market value as of December 31, 2022.
(3)No amount in this column is attributable to above-market earnings on deferred compensation. The aggregate change in the actuarial present value of the accumulated benefit obligation of the defined benefit plan and Retirement Plan for Senior Officers for Mr. Amos was a decrease of $14,015,713. The change in the actuarial present value of the accumulated benefit obligation of the defined benefit plan for Mr. Kirsch was a decrease of $51,134. The aggregate change in the actuarial present value of the accumulated benefit obligation of the defined benefit plan and SERP for Mrs. Tillman was a decrease of $3,259,020. Messrs. Brodén and Crawford are not eligible to participate in the Company’s defined benefit plans because the plans were frozen to new participants before they joined the Company. See the “Pension Benefits” section and the accompanying table beginning on page 63 for a more detailed discussion of the retirement plans.
(4)Additional information regarding all other compensation is provided in detail in the “All Other Compensation” and “Perquisites” tables below.

60	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
2022 All Other Compensation
The following table identifies the amount of each item included for 2022 in the All Other Compensation column in the 2022 Summary Compensation Table.

Name	Perquisites and Other Personal Benefits(1) ($)	Company Contributions to 401(k) Plan ($)	Company Contribution to Nonqualified Deferred Compensation(2) ($)	Total ($)
Daniel P. Amos	279,743	12,200	—	291,943
Max K. Brodén	38,107	24,400	293,731	356,238
Frederick J. Crawford	33,197	24,400	532,385	589,982
Eric M. Kirsch	46,197	12,200	—	58,397
Audrey Boone Tillman	8,235	12,200	—	20,435
(1)Perquisites are more fully described in the Perquisites table.
(2)Includes $293,731 and $532,385 of a Company deferred compensation contribution for Messrs. Brodén and Crawford, respectively. This amount is included in the 2022 Nonqualified Deferred Compensation table.
2022 Perquisites
The following table identifies the incremental cost to the Company of each perquisite included for 2022 in the All Other Compensation table.

Name	Personal Use of Company Aircraft(1) ($)	Security Services(2) ($)	Other(3) ($)	Total Perquisites and Other Personal Benefits(4) ($)
Daniel P. Amos	141,928	136,478	1,337	279,743
Max K. Brodén	—	—	38,107	38,107
Frederick J. Crawford	17,082	440	15,675	33,197
Eric M. Kirsch	—	—	46,197	46,197
Audrey Boone Tillman	7,034	—	1,201	8,235
(1)Incremental cost for the personal use of corporate aircraft is the calculated standard hourly cost rate based upon actual operating expenses for corporate aircraft, including fuel costs, airport fees, catering, in-flight phone, crew travel expenses, and maintenance cost. This rate is recalculated annually. The personal use of corporate aircraft has been authorized by the Board for security reasons and to maximize the effectiveness of the executives’ time.
(2)Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring, and maintenance fees.
(3)Amounts included in the Other column include charges incurred by Mr. Brodén, Mr. Crawford, and Mr. Kirsch totaling $38,107, $10,780, and $46,113, respectively, for personal tax return preparation and/or financial planning.
(4)The Company did not gross up for tax purposes any of the perquisites described in this table.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	61
2022 Grants of Plan-Based Awards
The following table provides information with respect to the 2022 grants of plan-based awards to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel P. Amos	2/10/2022	—	—	—	68,785	137,570	275,140	—	9,495,081
	N/A	1,585,210	3,170,420	6,340,840	—	—	—	—	—
Max K. Brodén	2/10/2022	—	—	—	12,495	24,989	49,978	—	1,724,741
	N/A	458,500	917,000	1,834,000	—	—	—	—	—
Frederick J. Crawford	2/10/2022	—	—	—	21,740	43,479	86,958	—	3,000,921
	N/A	950,000	1,900,000	3,800,000	—	—	—	—	—
Eric M. Kirsch	2/10/2022	—	—	—	15,208	30,416	60,832	—	2,099,312
	N/A	725,000	1,450,000	2,900,000	—	—	—	—	—
Audrey Boone Tillman	2/10/2022	—	—	—	14,676	29,352	58,704	—	2,025,875
	N/A	444,000	888,000	1,776,000	—	—	—	—	—
(1)The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the NEOs under the Company’s MIP, based on the potential achievement of certain performance goals approved by the Compensation Committee on February 28, 2022. For additional information, please see “Elements of Our Executive Compensation Program—Management Incentive Plan” beginning on page 49. For each Company performance goal, a minimum, target, and maximum performance level is specified. The amount paid for each performance goal depends on the results attained.
(2)The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards for February 10, 2022 reflect the number of shares of PBRS granted. Those shares incorporate restrictions that will lapse upon the attainment of performance goals set by the Compensation Committee. Awards vest on the third anniversary of the grant date, based on the attainment of the cumulative three-year average target performance goals for Company AROE and the RBC and SMR ratios. For the cumulative three-year average performance period from 2022 to 2024, shares of PBRS will vest at 50% of target if the Company attains the minimum goals and at 200% if the Company reaches or exceeds the maximum goals. Earned amounts may then be modified based on the Company’s TSR performance versus our peer group, but not in excess of the 200% vesting described above. All NEOs possess the same rights as all other holders of Common Stock in respect of the shares underlying the PBRS, including all incidents of ownership (except the right to transfer the shares while they remain subject to forfeiture) and the right to vote such shares. The dividends accrued on the PBRS will be reinvested in Common Stock at the same dividend rate received by other holders of Common Stock. Those additional restricted shares will be held in book entry form in the custody of the Company subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares of Common Stock with respect to which the dividend was accrued.

62	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
2022 Outstanding Equity Awards at Fiscal Year-End
The following table provides certain information with respect to the equity awards outstanding at the 2022 fiscal year-end for the NEOs.

	Option Awards					Stock Awards
										Equity Incentive Plan Awards:
	Option Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Name		Exercisable (#)	Unexercisable (#)
Daniel P. Amos						2/13/20	274,713	(3)	19,762,853
						2/11/21				392,439	(4)	28,232,062
						2/10/22				282,282	(5)	20,307,367
Max K. Brodén	6/26/17	4,668		38.755	6/26/27
						2/13/20	31,721	(3)	2,282,009
						2/11/21				55,599	(4)	3,999,792
						2/10/22				51,275	(5)	3,688,724
						4/29/21	19,259	‘(1)	1,385,492
Frederick J. Crawford	7/01/15	42,696		31.215	7/01/25
	2/09/16	45,068		28.965	2/09/26
						2/13/20	66,759	(3)	4,802,642
						2/11/21				92,478	(4)	6,652,867
						2/10/22				89,215	(5)	6,418,127
Eric M. Kirsch						2/13/20	42,078	(3)	3,027,091
						2/11/21				58,290	(4)	4,193,383
						2/10/22				62,411	(5)	4,489,847
Audrey Boone Tillman
	2/11/14	13,194		31.205	2/11/24
	8/12/14	3,086		29.665	8/12/24
	2/10/15	24,744		30.725	2/10/25
	2/09/16	19,314		28.965	2/09/26
						2/13/20	56,644	(3)	4,074,969
						2/11/21				78,467	(4)	5,644,916
						2/10/22				60,228	(5)	4,332,802
(1)The time-based RSU awards include accrued but unpaid dividend equivalents payable in additional RSUs calculated at the normal dividend rate and settled in shares of our Common Stock only upon distribution of the vested award.
(2)Based on the per share closing price of our Common Stock of $71.94 on December 31, 2022.
(3)Represents PBRS granted in connection with the 2020-2022 performance cycle and vested on February 13, 2023, plus accrued dividends. These awards vested at 157.1% of target, plus accrued dividends, based on the actual performance certified by the Compensation Committee on February 9, 2023.
(4)Represents PBRS granted in connection with the 2021-2023 performance cycle. Since our performance as of the end of 2022 exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued dividends. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2024.
(5)Represents PBRS granted in connection with the 2022-2024 performance cycle. Since our performance as of the end 2022 exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued dividends. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2025.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	63

Stock Award Grant Date	Stock Award Vesting Schedule
02/13/20, 02/11/21 and 02/10/22	Cliff vesting on the third anniversary of the grant date based on the attainment of the cumulative three-year average target performance goals for AROE, SMR, and RBC for three consecutive calendar years beginning with the year of grant. For the three-year period, stock will vest at 50% if the threshold of the three ratios is achieved, and 200% if the maximum is attained.
Earned amounts can then be modified based on the Company’s TSR performance versus our peer group (maximum payout up to 200%).
04/29/21	Cliff vesting on the third anniversary of the grant date.
2022 Option Exercises and Stock Vested
The following table provides information with respect to options exercised and stock awards vested during 2022 for each of the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Daniel P. Amos			236,730	15,202,801
Max K. Brodén			19,671	1,263,279
Frederick J. Crawford			77,429	5,118,534
Eric M. Kirsch			38,306	2,460,011
Audrey Boone Tillman	13,900	640,893	40,075	2,573,617
Pension Benefits
The Company maintains a tax-qualified, noncontributory defined benefit pension plan that covers the NEOs other than Messrs. Brodén and Crawford, and nonqualified supplemental retirement plans covering the NEOs other than Messrs. Brodén, Crawford and Kirsch. All of these plans were frozen before Messrs. Brodén and Crawford joined the Company.
The Company does not credit extra years of service under any of its retirement plans, unless required by employment agreements upon certain termination events. Mr. Amos is eligible to receive immediate retirement benefits, which fall under the provisions of the U.S. tax-qualified plan and the Retirement Plan for Senior Officers. For Mr. Kirsch, retirement benefits fall under the U.S. tax-qualified plan. Mrs. Tillman is eligible to receive immediate retirement benefits, which fall under the provisions of the U.S. tax-qualified plan and the U.S. Supplemental Executive Retirement Plan.
Qualified Defined Benefit Pension Plan
The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible U.S.-based employees. Benefits under the Plan are calculated in accordance with the following formula:

1% of average final monthly compensation	×	years of credited service up to 25 years	+	0.5% of average final monthly compensation	×	years of credited service in excess of 25 years
For purposes of the Plan, final average monthly compensation is the participant’s highest average compensation (salary and non-equity incentive plan compensation) during any five consecutive years of service within the ten consecutive plan years of service immediately preceding retirement. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65 or, if earlier, when their years of credited service plus age equals or exceeds 80. Participants with at least fifteen years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. The Plan was frozen to new employees hired, or former employees rehired, on or after October 1, 2013.
Benefits payable under the Plan are not subject to adjustment for Social Security benefits or other offsets. The benefits are paid monthly over the life of the participant, with joint and survivor options available at actuarially reduced rates. The maximum annual retirement benefit was limited, in accordance with Section 415 of the Internal Revenue Code, to $245,000 for 2022. The maximum annual compensation that may be taken into account when calculating retirement benefits was limited, in accordance with Section 401(a)(17) of the Internal Revenue Code, to $305,000 for 2022. The limitation amounts for future years will be indexed for cost-of-living adjustments.

64	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Executive Retirement Plan
The Company’s U.S. Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Plan. Participation in the SERP is limited to certain key employees as periodically designated by the Compensation Committee. Currently, Mrs. Tillman is the only NEO who participates in the SERP. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. The SERP was frozen to new participants effective January 1, 2015.
The SERP includes a four-tiered benefit formula that provides for a benefit based on final three-year average compensation (base salary and non-equity incentive plan compensation) earned for a calendar year as described below. The annual benefit varies based on the participant’s age at retirement: 40% is paid to someone who retires between the ages of 55 and 59, 50% is paid to someone who retires between the ages of 60 and 64, and 60% is paid to someone who retires at or after the age of 65. Mrs. Tillman has met the SERP retirement benefit level of 40%. A reduced 30% benefit is available to participants with at least fifteen years of service who terminate employment prior to age 55.
Benefits generally are payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced lifetime benefits, in which case any surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. Benefits are calculated based upon the average annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yield the highest average. Benefits under the SERP are subject to offset for amounts paid under the qualified Plan.
Retirement Plan for Senior Officers
The CEO is the only active employee who participates in the Retirement Plan for Senior Officers (“RPSO”), which is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. Participants in the RPSO receive full compensation (base salary and MIP) for the first twelve months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation (base salary plus non-equity incentive), or 54% of final compensation with 50% of final compensation to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either (i) the compensation paid during the last twelve months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last ten years preceding the date of retirement.
Generally, no benefits are payable until the participant accumulates ten years of credited service at age 60, or twenty years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than twenty years of credited service. Mr. Amos has 49 years of credited service, meaning he is fully vested for retirement benefits under the RPSO. The RPSO was frozen to new participants on January 1, 2009.
All benefits under the RPSO are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses also are entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the RPSO are not subject to Social Security or qualified Plan offsets.
2022 Pension Benefits
The following table provides certain information regarding the Company’s pension benefits at December 31, 2022 and for the year then ended.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Change from Prior Year ($)	Payments During Last Fiscal Year ($)
Daniel P. Amos	Retirement Plan for Senior Officers	49	45,399,458	(13,854,031)	—
	Aflac Incorporated Defined Benefit Pension Plan	49	1,860,683	(161,682)	—
Eric M. Kirsch	Aflac Incorporated Defined Benefit Pension Plan	11	338,339	(51,134)	—
Audrey Boone Tillman	Supplemental Executive Retirement Plan	27	8,162,357	(2,943,469)	—
	Aflac Incorporated Defined Benefit Pension Plan	27	1,027,328	(315,551)	—
*    Assumptions used to calculate pension benefits are based on GAAP assumptions, as more fully described in Note 14, “Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022, except that, for all NEOs other than Mr. Amos, the assumed retirement age is the earliest retirement age for unreduced benefits and, for Mr. Amos, who has exceeded such age, is his actual expected retirement age as determined for GAAP purposes.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	65
Nonqualified Deferred Compensation
The following table provides information on the NEOs’ participation in the Aflac Incorporated Executive Deferred Compensation Plan (“EDCP”).
2022 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(4) ($)
Daniel P. Amos(1)	—	441,100	(2,727,837)	—	12,493,805
Max K. Brodén(2)	91,700	293,731	3,775	—	1,380,299
Frederick J. Crawford(2)	—	532,385	(332,997)	—	2,987,573
Eric M. Kirsch	2,181,528	—	(227,975)	—	2,133,460
Audrey Boone Tillman	44,400	—	(149,980)	—	2,042,122
(1)The Company contribution of $441,100, which is a portion of Mr. Amos’ salary, is compensation deferred at the direction of the Compensation Committee and is included in the Salary column of the Summary Compensation Table for the current year. The funds are 100% vested.
(2)The $293,731 and $532,385 deferred compensation for Messrs. Brodén and Crawford, respectively, represents unvested Company-funded contributions in the amount of 15% of their annual compensation (base salary plus MIP). The funds for 2022 were credited to the EDCP in March 2023. This is an annual contribution approved by the Compensation Committee since Messrs. Brodén and Crawford are not eligible to participate in the Aflac Incorporated Defined Benefit Pension Plan or any other executive retirement plan. Annual contributions will be 100% vested on the earlier of (i) the later of 15 years of employment or 5 years participation, (ii) age 65, (iii) change in control, (iv) death, or (v) disability. The amount shown in the table is included in the Summary Compensation Table for the current year in the All Other Compensation column. Additionally, previous years’ deferrals included in the Aggregate Balance column were reported as compensation in prior periods.
(3)The Company does not pay or credit above-market earnings on amounts deferred by or on behalf of executives.
(4)The amounts reported represent balances from the EDCP and include various amounts previously reported in the Summary Compensation Table as Salary, Non-equity Incentive Plan Compensation or All Other Compensation.
The EDCP allows certain U.S.-based officers, including the NEOs (the “Participants”), to defer up to 75% of their base salaries and their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine each year.
Portions of the EDCP are subject to Section 409A of the Internal Revenue Code (“Section 409A”) with respect to deferred amounts that became earned and vested on or after January 1, 2005. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005. All NEOs have met the applicable vesting requirements with the exception of Messrs. Brodén and Crawford.
The amounts in the Aggregate Balance at Last Fiscal Year-End column include investment earnings (and losses) determined under phantom investments. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Company’s 401(k) Plan, except for Common Stock. Participants can change their investment selections (unless prohibited by the fund) in the same manner that applies to participants in the 401(k) Plan.
Each year, when Participants elect whether to defer compensation under the EDCP for the following year, they also elect the timing and form of future distributions arising from those deferrals, with a separate election permitted for each type of deferral (i.e., salary and non-equity incentive award). Specifically, a Participant may elect distributions beginning in a specific year (even if employment has not then ended) or beginning six months after the termination of employment. Participants may choose to have any distribution made in a lump sum or in up to ten annual installments. Employee deferrals are 100% vested. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.
A Participant may delay the timing and form of distributions attributable to deferrals as long as the change is made at least twelve months before the initial distribution date. With respect to non-grandfathered amounts, new elections also must satisfy the additional requirements of Section 409A. In general, Section 409A provides that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the original distribution date.
Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after a Participant separates from service.

66	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The Company has employment agreements with each of the NEOs. Except as described below, the agreements are similar in nature and contain provisions relating to termination, disability, death, and a change in control of the Company.
Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The elimination and absence, respectively, of these potential payments are reflected in the 2022 Potential Payments Upon Termination or Change in Control table.
For each remaining NEO, the Company remains obligated to continue compensation and benefits for the scheduled term of the agreement if the NEO’s employment is terminated by the Company without “good cause” or by the NEO with “good reason.” The remaining term for each of these NEOs as of December 31, 2022 is as follows: Mr. Brodén, 28 months, Mr. Crawford, 28 months; Mr. Kirsch, 3 months; and Mrs. Tillman, 29 1/3 months. In addition, upon a termination by the Company without “good cause” or by any of the NEOs (including Mr. Amos) for “good reason,” all outstanding equity awards become fully vested, except that equity awards of the NEOs subject to Company performance will remain subject to that performance. Mr. Brodén entered into an employment agreement effective May 1, 2021, that provides for termination and change of control compensation and benefits similar to the compensation and benefits provided to other NEOs. Mrs. Tillman will not be entitled to continued compensation once she earns the maximum benefit under the SERP, but she has not yet earned the maximum SERP benefit. Messrs. Brodén, Crawford, and Kirsch do not participate in the SERP.
If an NEO’s employment is terminated by the Company for “good cause,” or by the NEO without “good reason,” the Company generally is obligated to pay compensation and benefits only to the extent accrued by the date of termination. Under the employment agreements of the NEOs, “good cause” generally means the Company has determined that any of the following have occurred or exist: (i) the willful failure by the NEO to substantially perform assigned management duties (other than due to sickness, injury, or disability); (ii) intentional conduct by the NEO causing substantial injury to the Company; or (iii) the NEO’s conviction of or plea of guilty to a felony. “Good reason” unrelated to a change in control generally is defined to include (i) a material reduction in the NEO’s base salary or bonus opportunity, which is not made for all similarly situated executives; (ii) a termination of the employment agreement other than as permitted by its terms; or (iii) a material relocation of the Company’s principal offices (or in Mr. Kirsch’s case, the Company’s principal New York office or his own office). Upon voluntary termination without “good reason” or termination by the Company for “good cause,” an NEO is prohibited for a two-year period from directly or indirectly competing with the Company.
The NEOs’ employment agreements provide that compensation and benefits continue for certain specified periods in the event the NEO becomes totally disabled. Upon the death of an NEO, the NEO’s estate is to be paid an amount, over a three-year period, equal to the NEO’s base salary and any non-equity incentive awards actually paid during the last three years of the NEO’s life. In addition, all outstanding equity awards will be honored and vest upon the date of death or disability.
Upon a “change in control” of the Company, employment agreements for the NEOs (other than Mr. Amos) are extended for an additional three-year period beginning with the month in which the change in control occurs. If, following a “change in control,” the employment of an NEO (other than Mr. Amos) is terminated by the Company without “good cause” or by the NEO for “good reason,” the Company must pay to the NEO, among other payments but in lieu of any further salary payments, a lump-sum severance payment equal to three times the sum of the NEO’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement). “Good reason” for the 24-month period immediately following a change in control generally is defined to include (i) a material breach of the employment agreement by the Company in regard to compensation or benefits, or termination of the employment agreement; (ii) a material diminution or change in the NEO’s title, duties, or authority; (iii) a material relocation of the Company’s principal offices (or in Mr. Kirsch’s case, the Company’s principal New York office or his own office); or (iv) the failure of the Company’s successor to assume the employment agreement. Amounts payable upon a “change in control” will be reduced to the extent they are not deductible by the Company for income tax purposes. If, following a “change in control,” the employment of an NEO is terminated by the Company without “good cause” or by the NEO for “good reason,” all of that NEO’s outstanding equity awards (except in the case of Mr. Amos) will become fully vested, and all performance criteria will be considered satisfied at the maximum performance level.
A “change in control” generally is deemed to occur when (i) a person or group acquires ownership of 50% or more of the Common Stock; (ii) a person or group acquires ownership of 30% or more of the Common Stock over a consecutive twelve-month period; (iii) during any period of twelve consecutive months, a majority of individuals who constitute the Board are replaced without endorsement by a majority of the Board members at the beginning of the period; or (iv) a person or group acquires ownership of 40% or more of the total gross fair market value of the Company’s assets.

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	67
Mrs. Tillman is a fully vested participant in the SERP. Under the SERP, in the event the Company terminates a participant’s employment within two years after a “change in control” other than for “Cause,” or a participant terminates employment during such period for “good reason,” the participant will become 100% vested in her retirement benefits and entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which she would have been entitled had she remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” will be deemed to occur under the same circumstances described above, but only with respect to the Company. “Cause” for this purpose generally means (i) the participant’s continued failure to substantially perform her duties with the Company (other than due to illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board, (ii) the participant’s engaging in conduct materially injurious to the Company, or (iii) the participant’s conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude. “Good reason” is generally defined for this purpose to include various adverse changes in employment status, duties, or compensation and benefits following a “change in control.”
The following table reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment under various termination scenarios. The amounts shown assume in all cases that the termination was effective on December 31, 2022, and, therefore, include amounts earned through such time and estimates of the amounts that would be paid to the NEOs upon their termination. Because a number of factors affect the nature and amount of any benefits actually paid, amounts paid or distributed may be different from those shown below. Mr. Amos and Mrs. Tillman are the only NEOs who are eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information.
As noted in the following table, the benefits provided, and requirements imposed vary with the circumstances under which the termination occurs.

68	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
2022 Potential Payments Upon Termination or Change in Control

			Before Change in Control
Name	Benefit	Company Termination without “Good Cause” or by Employee for “Good Reason”(1) ($)	Company Termination for “Good Cause”(2) ($)	Voluntary Termination without “Good Reason” and No Competition(3) ($)	Voluntary Termination with Competition(4) ($)	Death(5) ($)	Disability(6) ($)	Change in Control Termination without “Good Cause” or for “Good Reason”(7) ($)
Daniel P. Amos	Salary	—	—	—	—	4,323,300	2,161,650	—
	Non-equity Incentive Award(8)	—	—	—	—	12,546,163	4,548,167	—
	Severance	—	—	—	—	—	—	—
	Retirement(9)	45,399,458	45,399,458	45,399,458	—	23,847,681	45,502,505	45,399,458
	Health & Welfare Benefits(10)	1,673,737	1,673,737	1,673,737	—	114,909	1,697,096	1,673,737
	Equity Awards(11)	73,698,984	—	53,391,618	53,391,618	73,698,984	73,698,984	73,698,984
	Totals	120,772,179	47,073,195	100,464,813	53,391,618	114,531,037	127,608,402	120,772,179
Max K. Brodén	Salary	1,528,333	—	—	—	1,835,000	982,500	—
	Non-equity Incentive Award(8)	3,034,864	—	—	—	2,199,342	1,303,206	—
	Severance	—	—	—	—	—	—	5,351,102
	Retirement(9)	56,933	—	—	—	1,380,299	1,857,495	1,380,299
	Health & Welfare Benefits(10)	25,629	—	—	—	—	16,476	32,952
	Equity Awards(11)	11,979,123	—	—	—	11,979,123	11,979,123	11,979,123
	Totals	16,624,882	—	—	—	17,393,764	16,138,800	18,743,476
Frederick J. Crawford	Salary	2,216,667	—	—	—	2,683,333	1,425,000	—
	Non-equity Incentive Award(8)	6,053,017	—	—	—	5,562,608	2,599,237	—
	Severance	—	—	—	—	—	—	10,799,666
	Retirement(9)	56,933	—	—	—	2,987,573	3,822,751	2,987,573
	Health & Welfare Benefits(10)	38,061	—	—	—	—	24,468	48,936
	Equity Awards(11)	19,185,120	—	—	—	19,185,120	19,185,120	19,185,120
	Totals	27,549,798	—	—	—	30,418,634	27,056,576	33,021,295
Eric M. Kirsch	Salary	181,250	—	—	—	2,062,500	181,250	—
	Non-equity Incentive Award(8)	685,395	—	—	—	7,178,432	685,395	—
	Severance	—	—	—	—	—	—	10,176,111
	Retirement(9)	3,050	—	—	—	—	11,033	—
	Health & Welfare Benefits(10)	4,078	—	—	—	—	4,078	4,078
	Equity Awards(11)	12,536,991	—	4,193,391	4,193,391	12,536,991	12,536,991	12,536,991
	Totals	13,410,764	—	4,193,391	4,193,391	21,777,923	13,418,747	22,717,180
Audrey Boone Tillman	Salary	1,808,889	—	—	—	2,140,000	1,110,000	—
	Non-equity Incentive Award(8)	2,552,480	—	—	—	2,665,180	1,045,629	—
	Severance	—	—	—	—	—	—	5,522,101
	Retirement(9)	179,891	—	8,162,357	—	3,684,643	8,272,744	9,386,858
	Health & Welfare Benefits(10)	47,390	—	—	—	—	29,080	58,161
	Equity Awards(11)	15,165,323	—	10,832,665	10,832,665	15,165,323	15,165,323	15,165,323
	Totals	19,753,973	—	18,995,022	10,832,665	23,655,146	25,622,776	30,132,443
(1)Messrs. Brodén, Crawford, and Kirsch and Mrs. Tillman are entitled to salary continuation and non-equity incentive award payments for the remaining term of their respective employment agreements. Mr. Amos voluntarily waived his right to such payments. Health and welfare benefits would continue for the remainder of the contract term, except for Mr. Amos, who is entitled to health and welfare benefits under the RPSO.
(2)Termination for good cause eliminates the salary continuation and non-equity incentive award obligation for the remainder of the contract period and causes a forfeiture of the executive’s participation in any supplemental retirement plan (except for Mr. Amos).
(3)Voluntary termination by the executive without good reason eliminates the salary continuation and non-equity incentive award obligations for the remainder of the contract term. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos, Mr. Kirsch, and Mrs. Tillman, who are retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his or her employment terminates (subject to satisfaction of performance goals).
(4)Any executive who competes with the Company after termination will forfeit the right to any further salary and non-equity incentive award payments and any benefits under the RPSO. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos, Mr. Kirsch and Mrs. Tillman, who are retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his or her employment terminates (subject to satisfaction of performance goals).

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	69
(5)When an executive dies, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award paid in the previous 36 months, or, if the executive was employed less than 36 months, the amount the executive would have been paid if he or she had survived for the full 36-month period. Additionally, retirement benefits in this column include the present value of the accumulated benefit obligation for a surviving spouse annuity under the RPSO for Mr. Amos. Messrs. Brodén and Crawford participate in the Company-funded EDCP, which will vest at death. The NEOs and other officers also are eligible for life insurance benefits along with, and on the same basis as, the Company’s other salaried employees.
(6)Disability benefits are payable for 18 months or, if shorter, until the end of the term of the applicable agreement, while the executive remains employed during his/ her disability. For all NEOs, any disability benefits paid in the form of salary continuation or non-equity incentive awards (as shown in the table) would be offset by the maximum annual amount allowed ($144,000) under the Company-sponsored disability income plan. Messrs. Brodén and Crawford participate in the Company-funded EDCP, which would vest at disability.
(7)Upon termination after a change in control, Messrs. Brodén, Crawford, and Kirsch and Mrs. Tillman would each be entitled to a lump-sum severance payment of three times the sum of (i) annual base salary in effect immediately prior to the change in control, and (ii) the non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control, whichever amount is higher. Mr. Amos has waived his entitlement to receive a severance payment.
(8)The non-equity incentive award amounts on this line do not include the 2022 non-equity incentive awards that were paid to the NEOs in February 2023 and which were nonforfeitable as of December 31, 2022, under all circumstances other than termination for competition.
(9)Amounts in this row generally include (i) the present value of the applicable benefits payable under the RPSO and the SERP, and (ii) certain additional amounts determined under the executive’s employment agreement in lieu of continued participation in the Company’s broad-based retirement plans. However, amounts included in this column reflecting benefits payable under the SERP may differ from the amounts shown in the Pension Benefits table due to reduced SERP benefits payable upon termination for “good cause” or death.
(10)Amounts in this row generally represent the estimated lump-sum present value of all premiums that would be paid by the Company for applicable health and welfare benefits. The value shown for Mr. Amos includes his post-employment medical benefits under the RPSO for his life and the life of his spouse, the value of certain other welfare benefits, and non-medical fringe benefits (including office space) for his life. These amounts would not be payable if Mr. Amos engages in any activity that competes with the Company. The value of health coverage for each of Messrs. Brodén, Crawford, and Kirsch and Mrs. Tillman is the monthly cost of Company-paid premiums for active employee coverage under the health plan, multiplied by the number of months of Company-paid continued coverage for which the executive is eligible as determined under his employment agreement.
(11)Amounts in this row represent the estimated value of accelerated vesting of stock options and restricted stock awards. The value for stock options was determined as follows: the excess of the per share closing price on the NYSE on the last business day of the year over the per share option exercise price, multiplied by the number of unvested option shares. The value for restricted stock awards was determined by multiplying the number of unvested stock awards by the same per share closing price used for options. The values of these awards that are performance-based assume maximum performance goals were achieved.
CEO Pay Ratio
The Company believes that executive pay should be internally consistent and equitable to motivate the Company’s employees and create shareholder value. To demonstrate the Company’s commitment to that principle, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules adopted thereunder, we are disclosing the ratio of the annual total compensation of the Chairman and CEO, Mr. Daniel P. Amos, to the annual total compensation of the individual we have identified as the median employee for this purpose.
As determined in accordance with applicable SEC rules, for 2022, the last completed fiscal year:
•The annual total compensation of the CEO, as reported in the 2022 Summary Compensation Table included on page 59, was $15,776,291; and
•The annual total compensation of the median employee determined on this same basis was $57,212.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 276 to 1.

To identify the annual total compensation of the median employee, the Company first determined the compensation for all the Company’s employees other than the CEO as of December 31, 2022, taking into account the annual sum of cash wages, overtime, and bonus from payroll records, in each case determined without regard to cost-of-living adjustments. As of such date, the Company’s employee population consisted of approximately 12,735 individuals working at Aflac Incorporated and its consolidated subsidiaries, with 44% of these individuals located in the United States and 55% located in Japan. The employee population above includes part-time and temporary employees as of December 31, 2022 (excluding employees on unpaid leave as of December 31, 2022), as compared to the employee population disclosed in the December 31, 2022, Form 10-K, which includes only full-time employees. For employees located in Japan, the compensation in Japanese yen was converted to U.S. dollars using the annual weighted average exchange rate of Japanese yen to U.S. dollars of 130.17 to 1 on December 31, 2022.
The Company determined that, on this basis, the median employee was a full-time, salaried employee located in the U.S., with wages, overtime and bonus pay for the 12-month period ended December, 31, 2022, in the amount of $57,212.
With respect to the median employee, the Company then identified and calculated the elements of such employee’s compensation for the entirety of 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the basis for determining annual total compensation as reported in the Summary Compensation Table), resulting in annual total compensation in the amount of $57,212.

70	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Mr. Amos has been CEO of the Company since 1990 and Chairman since 2001. His long-standing tenure, coupled with normal changes in the calculation of his pension due to discount rate changes, causes his pension value (when calculated according to Item 402(c)(2)(x) of Regulation S-K) to vary greatly from year to year, which may cause large changes in the ratio.
Pay Versus Performance
The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “Compensation Actually Paid” (or “CAP”) to our CEO, and, on an average basis, our other NEOs, our TSR, the TSR of the S&P Life & Health Insurance index over the same period, our net income, and our principal financial measure for compensation purposes, Adjusted Return on Equity. CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regard to the NEOs’ compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statement reporting pay for the fiscal years covered in the Pay Versus Performance table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(6)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(6)	Value of Initial Fixed $100 Investment Based On:		Net Income*	Adjusted Return on Equity(5)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2022	$15,776,291	$32,797,790	$5,168,408	$8,807,465	$146.94	$136.53	$4,201	13.7%
2021	$15,728,233	$27,847,653	$4,757,806	$7,213,661	$116.29	$123.73	$4,325	16.1%
2020	$22,613,727	$13,548,137	$4,207,154	$2,770,566	$86.42	$90.52	$4,778	15.0%
*    in Millions
(1)The Principal Executive Officer (“PEO”) in fiscal years 2022, 2021, and 2020 is Daniel P. Amos.
(2)Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and the same assumptions that were used for stock options granted that year. Performance-based restricted share grant date fair values are calculated using ASC 718 at target-level performance. The Company’s valuation assumptions are described in Note 12, “Share-Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest, as applicable.
(3)The NEOs included in the calculation of average NEO compensation in fiscal years 2022, 2021, and 2020 are Max K. Brodén, Frederick J. Crawford, Eric M. Kirsch, and Audrey Boone Tillman.
(4)The peer group used for Total Shareholder Return is the S&P Life & Health Insurance index.
(5)Adjusted Return on Equity (AROE) is defined as Adjusted Earnings, excluding the impact of foreign currency, divided by Adjusted Book Value. AROE, Adjusted Earnings excluding the impact of foreign currency, and Adjusted Book Value are not calculated in accordance with GAAP. See Appendix A to this Proxy Statement for definitions for these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(6)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine the Compensation Actually Paid as reported in the Pay vs. Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to reflect certain changes in the fair market value of outstanding equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date), and an adjustment for the aggregate value of service costs and prior service costs of pension benefits. No adjustment is made for dividends as dividends are factored into the fair market value of the award. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total	Subtract change in actuarial present value of pension	Subtract grant date fair value of stock awards granted during the fiscal year	Add aggregate value of service costs and prior service costs of pension benefits	Add year-end value of stock awards granted during the fiscal year	Add change in value of stock awards granted in prior years	Add change in value of vested stock awards granted in prior years	Compensation Actually Paid
2022	CEO	$15,776,291	$0	($9,495,081)	$0	$11,062,631	$14,073,792	$1,380,157	$32,797,790
	Other NEOs	$5,168,408	$0	($2,212,712)	$16,124	$2,578,010	$2,958,342	$299,293	$8,807,465
2021	CEO	$15,728,233	$0	($9,122,925)	$0	$11,817,648	$8,615,430	$809,267	$27,847,653
	Other NEOs	$4,757,806	($20,722)	($1,905,211)	$16,359	$2,418,346	$1,507,483	$439,600	$7,213,661
2020	CEO	$22,613,727	($8,514,587)	($8,471,063)	$0	$7,297,544	$683,122	($60,606)	$13,548,137
	Other NEOs	$4,207,154	($987,130)	($1,520,233)	$18,459	$1,309,629	($116,934)	($140,379)	$2,770,566

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	71
The following graphs illustrate the relationship between CAP and financial performance measures in the Pay Versus Performance table:

CAP vs. Company and Peer Group TSR

CAP vs. Company Net Income

CAP vs. Adjusted Return on Equity

Seven Most Important Company Performance Measures for Determining NEO Compensation:
•Adjusted Return on Shareholders’ Equity	•U.S. Segment Earned Premium	•Japan Segment Earned Premium
•Adjusted Earnings per diluted Share (excluding foreign currency effect)	•Japan Segment New Annualized Premium	•Net Investment Income - Aflac Global Investments
•U.S. Segment New Annualized Premium

72	AFLAC INCORPORATED	EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(a) (c)
Equity Compensation Plans Approved by Shareholders	1,576,620	$32.05	35,751,601	*
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	1,576,620	$32.05	35,751,601
*    Of the shares listed in column (c), 20,497,480 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or RSUs).

EXECUTIVE COMPENSATION	2023 PROXY STATEMENT	73

Frequency of Future Say-On-Pay Votes
As described in Proposal No. 2 above, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. The rules of the Securities and Exchange Commission require us to allow our shareholders the opportunity, at least once every six years, to cast an advisory vote on how often we should include advisory votes on the compensation of our named executive officers in our proxy materials for future shareholder meetings.

The Board of Directors recommends holding an advisory vote on executive compensation “EVERY YEAR.”

Under this proposal, shareholders may cast an advisory vote to have the Say-on-Pay vote every year, every two years or every three years, or may abstain from voting:
“Resolved, that the shareholders of the Company indicate, by their advisory vote on this resolution, whether the vote on the compensation of the Company’s named executive officers, pursuant to Rule 14a-21(b) of the Exchange Act, should take place every year, every two years or every three years.”
Each year since 2008, we have voluntarily provided our shareholders a Say-on-Pay vote. We believe our shareholders should be allowed a Say-on-Pay vote every year so they have a consistent opportunity to express their views on our executive pay program and policies. Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering how often to include a Say-on-Pay vote in our proxy materials.

74	AFLAC INCORPORATED
AUDIT MATTERS

Ratification of Auditors
In February 2023, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2023, subject to ratification by the shareholders. Although ratification of the Audit and Risk Committee’s appointment of KPMG LLP by the shareholders is not required, the Board values the opinions of our shareholders and believes that shareholder ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the Audit and Risk Committee will reconsider its selection.

The Board of Directors and the Audit and Risk Committee recommend a vote FOR the ratification of the selection of KPMG LLP.

Representatives of KPMG LLP are expected to attend the 2023 Annual Meeting of Shareholders. These representatives may make a statement if they desire to do so, and will be available to respond to appropriate questions.
Audit Fees and Other Fees
The aggregate fees for professional services rendered to the Company by KPMG LLP for the two most recent calendar years were as follows:

	2022 ($)	2021 ($)
Audit fees — Audit of the Company’s consolidated financial statements for the years ended December 31(1)	10,835,331	9,627,574
Audit-related fees(2)	889,500	535,100
Tax fees(3)	160,000	2,170
All Other fees(4)	—	—
Total fees:	11,884,831	10,164,844
(1)Includes $989,522 and $917,692, respectively, for the 2022 and 2021 audits of Aflac Japan regulatory financial statements.
(2)Includes fees relating to audits of the Company’s benefit plans, service organization control reports, accounting consultations in connection with proposed transactions or emerging accounting standards and other attestation reports.
(3)Tax fees include all services performed by professional staff in the independent Accountant’s tax division for tax return and related compliance services, except for those tax services related to the integrated audit.
(4)“All other fees” includes all fees paid that are not audit, audit-related, or tax services.
Pre-Approval Policies and Procedures
The Audit and Risk Committee of the Board has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit and Risk Committee pre-approves all audit and non-audit services provided by KPMG LLP in accordance with SEC rules, subject to the de minimis exceptions for non-audit services.

AUDIT MATTERS	2023 PROXY STATEMENT	75
Audit and Risk Committee Report
The Audit and Risk Committee of the Company’s Board is composed of four Directors. The Board has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE listing standards and SEC rules, is financially literate, and qualifies as an audit committee financial expert as defined by SEC rules. The Audit and Risk Committee operates under a written charter adopted by the Board. The charter, which is reviewed annually and complies with all current regulatory requirements, is available on the Company’s website, www.aflac.com, by clicking on “Investors,” then “Governance,” then “Governance Documents,” then “Audit & Risk Committee.”
In 2022, the Audit and Risk Committee met nine times. During these meetings committee members reviewed and discussed a variety of topics with management, KPMG (the Company’s independent registered public accounting firm), the internal auditors, the chief risk officer, the general counsel, the global security and chief information security officer, and others, including the Company’s earnings releases and SEC filings related to quarterly and annual financial statements, statutory insurance financial statement filings, and the Company’s system of internal control over financial reporting, including information security policies. The Audit and Risk Committee has discussed with, and received regular status reports from, the Company’s director of internal audit and KPMG on the overall scope and plans for their audits of the Company. The Audit and Risk Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit and Risk Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding the reporting related to internal control over financial reporting. The monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG. The Audit and Risk Committee also has reviewed the certifications of Company executive officers contained in the Annual Report on Form 10-K for the year ended December 31, 2022, as well as reports issued by KPMG related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.
The Audit and Risk Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. In accordance with SEC rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. The maximum number of consecutive years of service as lead audit partner is five years. The process for selecting the lead audit partner for the Company pursuant to this rotation policy involves a meeting between the Chair of the Audit and Risk Committee and prospective candidates, as well as discussions with the full Audit and Risk Committee and with management. The Audit and Risk Committee evaluates the performance of KPMG, including the senior members of the audit engagement team, each year and determines whether to re-engage KPMG or to consider other audit firms. In doing so, the Audit and Risk Committee considers the quality and efficiency of the services provided; the firm’s global capabilities, particularly in the U.S. and Japan; its technical expertise; its tenure as the Company’s independent registered public accounting firm (KPMG has served in this capacity since 1963); and its knowledge of the Company’s operations and industry. Based on this review and discussions with members of senior management, the Audit and Risk Committee concluded it was in the best interest of the Company and the shareholders to recommend KPMG to the Board to serve as the Company’s independent registered public accounting firm during 2022. Although the Audit and Risk Committee has the sole authority to appoint the independent auditors, the Audit and Risk Committee will continue its long-standing practice of recommending that the Board ask the shareholders to ratify this appointment for 2023 (see Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)).
The Audit and Risk Committee also discussed with KPMG those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the Commission. The Audit and Risk Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Risk Committee concerning independence, and has discussed with KPMG its independence. The Audit and Risk Committee considered with KPMG whether the provision of non-audit services provided by it to the Company during 2022 was compatible with its independence.

76	AFLAC INCORPORATED	AUDIT MATTERS
In performing all of these functions the Audit and Risk Committee acts in an oversight capacity. The Audit and Risk Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of KPMG, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting. In reliance on these reviews and discussions, and the reports of KPMG, the Audit and Risk Committee has recommended to the Board, and the Board has approved, the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
For additional information, see the “The Audit and Risk Committee” section on page 24.
Audit and Risk Committee
Karole F. Lloyd, Chair
W. Paul Bowers
Georgette D. Kiser
Joseph L. Moskowitz
Related Person Transactions
The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with our Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or not inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy that requires the Audit and Risk Committee to review and, if appropriate, to approve any such transactions. Pursuant to the policy, the Audit and Risk Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any of the following had, has, or will have a direct or indirect material interest: (i) a Director or Director nominee, (ii) an executive officer, (iii) a holder of more than 5% of the Company’s outstanding shares, (iv) an immediate family member of any of these persons, or (v) any firm, corporation, or other entity in which one of these persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial interest. During its review, the Audit and Risk Committee considers a number of factors, including whether the related person transaction is on terms no less favorable to the Company than may reasonably be expected in arm’s-length transactions. The Audit and Risk Committee will only approve those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders.
Each of the following ongoing transactions has been reviewed and approved by the Audit and Risk Committee:
In 2013, Aflac Japan (then operating as a branch of Aflac) entered a lease for office space at the Marunouchi Center Building in Tokyo, Japan, which is owned by Chuo-Nittochi Co., Ltd. The current lease term ends April 5, 2023. Mr. Toshihiko Fukuzawa who currently serves on the Company’s Board, has been a Senior Advisor of Chuo-Nittochi Co., Ltd., since June 2022. He was the Deputy President and Representative Director of Chuo-Nittochi Co., Ltd., from April 2021 to June 2022. Previously, Mr. Fukuzawa served as President and CEO of Chuo Real Estate Co., Ltd., a predecessor in interest to Chuo-Nittochi Co., Ltd., from July 2018 to March 2021. The lease was in place prior to Mr. Fukuzawa’s service with Chuo Real Estate Co., Ltd., and he had no involvement in negotiations of the lease or in Aflac Japan’s decision to lease space in the Marunouchi Center Building. Mr. Fukuzawa receives no compensation from either the Company or Chuo Real Estate Co., Ltd. related to the lease. At the 2022 weighted average rate of 130.17 yen to the dollar, Aflac Japan paid the yen equivalent of $2,225,700 in rent under the lease during the 2022 calendar year.
Mr. Max K. Brodén is the Executive Vice President, Chief Financial Officer of the Company. His spouse, Sabrina Pasini Brodén, has been employed with Aflac since January 2019. Prior to that, she was an independent consultant in the marketing department. She is currently a Senior Manager, Lead Generation and User Experience Consultant. In 2022, her total compensation, including salary, bonuses, commissions to the employment agency and other benefits, was $151,045. The compensation for Sabrina Pasini Brodén is commensurate with that of her peers.
Mr. J. Todd Daniels is the Executive Vice President, Chief Financial Officer of Aflac Japan. His spouse, Amy Jarreau Daniels, has been an employee of Aflac since April 2014. She is currently employed as a Sales Manager I. In 2022, her total compensation, including salary, bonuses and other benefits, was $854,548. The compensation for Amy Jarreau Daniels is commensurate with that of her peers.
As previously announced, on December 19, 2018, the Company, Aflac Japan and Japan Post Holdings Co., Ltd. (“Japan Post Holdings”) entered into a Basic Agreement regarding the “Strategic Alliance Based on Capital Relationship.” Pursuant to the Basic Agreement, Japan Post Holdings committed to acquire approximately 7% of the outstanding shares of the Company’s Common Stock via a trust and to treat the Company as an equity-method affiliate after application of the “10-for-1 rule” (the rule included in the Company’s Articles of Incorporation, as amended, pursuant to which, and subject to certain limited exceptions, each share of Common Stock is entitled to

AUDIT MATTERS	2023 PROXY STATEMENT	77
ten votes after it has been held for 48 consecutive months by the same beneficial owner). Further, Japan Post Holdings and Aflac Japan agreed to reconfirm existing initiatives regarding cancer insurance and make reasonable efforts to further develop initiatives related to the continued growth of cancer insurance sales, such as positioning Aflac Japan cancer insurance as a product as important as Japan Post Insurance Co., Ltd (“JPI”) products in the sales strategies of Japan Post Holdings, Japan Post Co., Ltd. (“JPC”) and JPI, promoting cancer insurance sales and managing promotion based on established sales targets. Under the Basic Agreement, Japan Post Holdings and Aflac Japan also agreed to consider new joint initiatives, including leveraging digital technology in various processes, cooperating in new product development to promote customer-centric business management, cooperating in domestic and/or overseas business expansion and joint investment in third party entities and cooperating with regard to asset management.
On February 28, 2019, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”) with Japan Post Holdings and certain of its affiliates. Pursuant to the Shareholders Agreement, Japan Post Holdings agreed to cause the J&A Alliance Trust, a New York voting trust (the “Trust”) to use commercially reasonable efforts to acquire, through open market or private block purchases in the United States, beneficial ownership of approximately 7% of the Company’s Common Stock in connection with the Basic Agreement. According to a Schedule 13G/A filed by Japan Post Holdings with the SEC on January 6, 2021, as of December 31, 2020 the Trust had beneficially acquired 7.45% of the number of shares of Common Stock outstanding on October 19, 2020. Japan Post Holdings is the sole beneficiary of the Trust. According to a Form 13F filed by Japan Post Holdings with the SEC on January 31, 2023, Japan Post Holdings owned 52.3 million Aflac Incorporated common shares as of December 31, 2022.
Since 2008, the Company and Aflac Japan have maintained various commercial and contractual arrangements with Japan Post Holdings and certain of its affiliates. Under these arrangements, affiliates of Japan Post Holdings conduct the sale of Aflac cancer insurance policies in Japan and, among other things, provide supplemental support necessary or beneficial to effectuating the sale and servicing of such policies. Aflac Japan’s cancer insurance policies issued pursuant to these contractual arrangements constituted approximately 4.6% of earned premium for 2022, representing approximately 3.0% of Aflac Incorporated’s total consolidated earned premium for 2022. In exchange for facilitating such sales and other services including JPI’s acting as reinsurer for a certain percentage of the underwriting risk for Aflac Japan cancer insurance sold by JPC and JPI, affiliates of Japan Post Holdings collectively received approximately $69 million in commission and other payments from Aflac Japan and its affiliates during 2022.

78	AFLAC INCORPORATED
STOCK OWNERSHIP
Beneficial Ownership of the Company’s Securities
As of February 21, 2023, no person was the owner of record or, to the knowledge of the Company, beneficial owner of more than 5% of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below.

Name and Address of Beneficial Owner	Title of Class Common Stock	Amount of Beneficial Ownership Shares	Amount of Beneficial Ownership Votes	Percent of Class**	Percent of Available Votes
The Vanguard Group* 100 Vanguard Boulevard Malvern, PA 19355	1 Vote Per Share	54,915,312	54,915,312	9.0	5.6
J&A Alliance Holdings Corporation* 1007 Fukoku Seimei Building 2-2-2 Uchisaiwai-cho, Chiyoda-ku Tokyo 100-0011, Japan	1 Vote Per Share	52,300,000	52,300,000	8.5	5.3
BlackRock, Inc.* 55 East 52nd Street New York, NY 10055	1 Vote Per Share	42,212,595	42,212,595	6.9	4.3
*    The above information is derived from Schedule 13G filings with the Securities and Exchange Commission, filed January 6, 2021, by J&A Alliance Holdings Corporation; filed February 1, 2023, by BlackRock, Inc.; and filed February 9, 2023, by The Vanguard Group. According to the Schedule 13G filings: J&A Alliance Holdings Corporation has shared voting and shared dispositive power with respect to 52,300,000 shares; BlackRock, Inc. has sole voting power with respect to 37,921,721 shares and sole dispositive power with respect to 42,212,595 shares; and The Vanguard Group has shared voting power with respect to 832,853 shares, sole dispositive power with respect to 52,415,295 shares and shared dispositive power with respect to 2,500,017 shares.
**   Percent of Class is calculated by dividing the number of shares of common stock beneficially owned by the number of outstanding shares of common stock as of the Record Date.
Security Ownership of Directors
The following information is provided with respect to each Director and Director nominee:

Name	Shares of Common Stock Beneficially Owned on February 21, 2023(1)	Percent of Outstanding Shares	Voting Rights on February 21, 2023	Percent of Available Votes
Daniel P. Amos	3,144,142.5		27,283,252	2.7
W. Paul Bowers	77,563	*	355,420	*
Arthur R. Collins	6,168	*	6,168	*
Toshihiko Fukuzawa	10,274	*	10,274	*
Miwako Hosoda	—	—	—	—
Thomas J. Kenny	19,923	*	131,508	*
Georgette D. Kiser	12,973	*	12,973	*
Karole F. Lloyd	41,492	*	153,830	*
Nobuchika Mori	9,579	*	9,579	*
Joseph L. Moskowitz	73,331	*	448,892	*
Barbara K. Rimer, DrPH	108,718	*	864,727.1
Katherine T. Rohrer	18,835	*	18,835	*
*    Percentage not listed if less than .1%.
(1)Includes 480,765 shares of restricted stock awarded under the Long-Term Incentive Plan for Daniel P. Amos that he has the right to vote. These shares will vest three years from the date of grant if the Company attains certain performance goals. Includes options to purchase shares, which are exercisable within 60 days for: W. Paul Bowers, 23,701; Joseph L Moskowitz, 53,580; and Barbara K. Rimer, DrPH, 75,270. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for Toshihiko Fukuzawa, Thomas J. Kenny, Georgette D. Kiser, Karole F. Lloyd, Nobuchika Mori, Joseph L. Moskowitz, Barbara K. Rimer, DrPH, and Katherine T. Rohrer, 2,903 each; W. Paul Bowers, 6,863; and Arthur R. Collins, 6,168, for which these individuals have the right to vote. These shares will vest one year from the date of grant.
Also includes the following shares:
Daniel P. Amos: 5,039 shares owned by his spouse; 941,326 shares owned by a partnership of which he is a partner; and 908,632 shares owned by trusts of which he is trustee

STOCK OWNERSHIP	2023 PROXY STATEMENT	79
Security Ownership of Management
The following table sets forth, as of February 21, 2023, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our named executive officers, comprising our CEO, CFO, and the three other most highly compensated executive officers as listed in the Executive Compensation section of this Proxy Statement whose information was not provided under the heading “Proposal 1: Election of Directors,” and (ii) all Directors and executive officers as a group.

COMMON STOCK BENEFICIALLY OWNED AND APPROXIMATE PERCENTAGE OF CLASS AS OF FEBRUARY 21, 2023

Name	Shares(1)	Percent of Shares	Votes	Percent of Votes
Max K. Brodén	132,497	*	174,509	*
Frederick J. Crawford	529,416.1		1,319,292.1
Eric M. Kirsch	228,071	*	228,071	*
Audrey Boone Tillman	356,911.1		900,026.1
All Directors, nominees, and executive officers as a group (24 individuals)	5,632,154.9		34,345,230	3.5
*    Percentage not listed if less than. 1%.
(1)Includes options that are exercisable within 60 days for Max K. Brodén, 4,668; Frederick J. Crawford, 87,764; Audrey Boone Tillman, 60,338; and for all Directors and executive officers as a group to purchase 478,788 shares. Includes the following shares of restricted stock awarded under the Long-Term Incentive Plan: in 2021, 2022, and 2023 for Max K. Brodén, 80,366; Frederick J. Crawford, 133,824; and Audrey Boone Tillman, 96,979; and in 2021 and 2022 for Eric M. Kirsch, 60,350. These shares will vest 3 years from the date of grant if the Company attains certain performance goals. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for all Directors and executive officers as a group of 1,181,315. The grantees have the right to vote their restricted stock, but they may not transfer the shares until they have vested. No Director nominee or executive officer has any pledged shares. For information on the Company’s pledging policy, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 57.
Delinquent Section 16(a) Reports
Pursuant to Section 16 of the Securities Exchange Act of 1934, executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the last fiscal year.

80	AFLAC INCORPORATED
SOLICITATION AND REVOCATION
OF PROXY
This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”), on behalf of the Company, for use at the Annual Meeting of Shareholders to be held on Monday, May 1, 2023 for the purposes set forth in the accompanying Notice of Annual Meeting and described in detail herein, and any adjournment of that meeting. The Annual Meeting will be held at 10 a.m. Eastern Time solely by means of remote communication in a virtual meeting format. Details on how to participate are available at www.virtualshareholdermeeting.com/AFL2023 and investors.aflac.com.
The mailing address of our principal executive offices is Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.
All properly executed proxies returned to the Company will be voted in accordance with the instructions contained thereon. If you return your signed proxy with no voting instructions indicated, the proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 4, FOR holding advisory votes on executive compensation “EVERY YEAR” (Proposal 3), and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If you are a shareholder of record, you also may submit your proxy online or by telephone in accordance with the procedures set forth in the enclosed proxy. Shareholders can revoke a proxy at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by submitting a later-dated proxy or subsequent internet or telephonic proxy.
This Proxy Statement and the accompanying proxy are being first delivered to shareholders on or about March 16, 2023.
Solicitation of Proxies
The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their customers, and will reimburse these entities for the associated mailing and related expenses. In addition, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts, but those individuals will not receive additional compensation for these efforts. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses.
Proxy Materials and Annual Report
As permitted by SEC rules, we are making these proxy materials available to our shareholders electronically. We believe providing online access to our critical documents will conserve natural resources and reduce the costs of printing and distributing our proxy materials. Accordingly, we have mailed to most of our shareholders a notice about the internet availability of this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”) instead of paper copies of those documents. The notice contains instructions on how to access our reports online, how to vote at proxyvote.com, and how to request and receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report. If you select the online access option for the Proxy Statement, Annual Report, and other account mailings, you will receive an electronic notice of availability of your proxy materials. If you do not receive a notice and did not already elect online access, you will receive a paper copy of the proxy materials by mail.
For future documents, registered shareholders may select a method of delivery by visiting https://shareholder.broadridge.com/aflac. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

SOLICITATION AND REVOCATION OF PROXY	2023 PROXY STATEMENT	81
Multiple Shareholders Sharing the Same Address
The Company is sending only one Annual Report and one Proxy Statement or notice of availability of these materials to shareholders who consented and who share a single address. This is known as “householding.” However, any registered shareholder who wishes to receive a separate Annual Report or Proxy Statement may contact Shareholder Services by phone at (706) 596-3581, by email at shareholder@aflac.com, or by mail at the address set forth above and we will promptly provide additional copies. If you receive multiple copies of the Annual Report or Proxy Statement or notice of availability of these materials, you may request householding by contacting Shareholder Services (if you are a registered shareholder) or by contacting the holder of record (if you own the Company’s shares through a bank, broker, or other holder of record).
Description of Voting Rights
The Company believes that long-term shareholders should have a greater say in our success. Accordingly, as approved by shareholders, the Company’s Articles of Incorporation provide that each share of the Company’s Common Stock is entitled to one vote (“short-term shares”) until it has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to ten votes (“long-term shares”). If a share is transferred by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares are deemed to have been acquired and held continuously from the date on which the underlying shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.
Neither the long-term shares nor the short-term shares (1) have a preference over the other with regard to dividends or upon liquidation, (2) carry any preemptive rights enabling a holder to subscribe for or receive shares, (3) are entitled to vote cumulatively for Directors, or (4) differ in any respect other than the additional voting rights.
Shares of Common Stock held in “street” or “nominee” name are presumed to be short-term shares (held for less than 48 months) and are entitled to one vote per share unless this presumption is rebutted by evidence to the contrary. If you wish to demonstrate that you have held your Common Stock in street name for longer than 48 months, please complete and execute the affidavit appearing on the reverse side of your proxy. The Board may require evidence to support the affidavit.
Quorum and Vote Requirements
Holders of record of Common Stock at the close of business on February 21, 2023, will be entitled to vote at the Annual Meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 611,708,391. According to the Company’s records, this represents the following voting rights:

Number of shares		Votes per share		Yields this many votes
569,998,256	@	1	=	569,998,256
41,710,135	@	10	=	417,101,350
611,708,391		Total		987,099,606
If all of the outstanding shares were entitled to ten votes per share, the total number of possible votes would be 6,117,083,910. However, for purposes of this Proxy Statement, we assume that the total number of votes that may be cast at the Annual Meeting will be 987,099,606.
The holders of shares representing a majority of the voting rights entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of any business that comes before the meeting. Abstentions are counted as “shares present” for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

82	AFLAC INCORPORATED	SOLICITATION AND REVOCATION OF PROXY
The following table shows the voting requirements for each proposal we expect at the Annual Meeting.

Proposal	Vote required to Pass	Effect of abstentions and broker non-votes
Uncontested election of directors	Votes cast for a nominee exceed votes cast against that nominee	Abstentions and broker non-votes are not counted as votes cast and have no effect
Advisory say-on-pay	Majority of the votes cast	Abstentions and broker non-votes are not counted as votes cast and have no effect
Advisory on frequency of future say-on-pay votes	The frequency (every year, every two years, or every three years) that attains the most votes will prevail	Abstentions and broker non-votes are not counted as votes cast and have no effect
Ratification of the Independent Registered Public Accounting Firm	Majority of the votes cast	Abstentions are not counted as votes cast and have no effect. Brokers and other nominees may vote without instructions with respect to this proposal, so we do not expect broker non-votes.
If a nominee who is already serving as a Director is not re-elected at the Annual Meeting in an uncontested election, Georgia law provides that Director would continue to serve on our Board as a “holdover director.” However, our Director Resignation Policy, which is part of the Company’s Guidelines on Significant Corporate Governance Issues, provides that holdover directors must tender a resignation to our Chairman of the Board. The Corporate Governance Committee will consider such resignation and recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors its members deem relevant, including the stated reasons why shareholders voted against such Director, the qualifications of the Director, and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than ninety days following the date of the Annual Meeting at which the election occurred. The Company will, within four business days after such decision were made, publicly disclose that decision in a Form 8-K filed with the SEC, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation. If there were a nominee who was not already serving as a Director, and that individual was not elected at the Annual Meeting, that nominee would not become a Director or a holdover director.
In a contested election at an annual meeting of shareholders (meaning the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of Directors.
Effect of Not Casting a Vote
If you hold your shares in street name, it is critical that you provide voting instructions to the record owner. Your bank or broker is not permitted to vote shares you hold in street name without your instructions in the election of Directors (Proposal 1), on the advisory vote on executive compensation (Proposal 2), or the advisory vote on the frequency of future say-on-pay votes (Proposal 3). Broker non-votes on these matters will have no effect on the outcome of the proposals. Your bank or broker may vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4).
If you are a shareholder of record and you do not return your proxy card, no votes will be cast on your behalf on any item of business at the Annual Meeting.

2023 PROXY STATEMENT	83
OTHER MATTERS
The Board is not aware of any matters that are expected to come before the 2023 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the people named in the accompanying proxy (or their substitutes) intend to vote the proxies in accordance with their best judgment.
Submission of Shareholder Proposals and Nominations for the 2024 Annual Meeting
Proposals for Inclusion in our 2024 Proxy Materials
SEC rules permit shareholders to submit proposals to be included in our materials if the shareholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934. For a shareholder proposal to be considered for inclusion in our proxy materials for the 2024 Annual Meeting of Shareholders, the proposal must be received at the address provided below on or before November 17, 2023.
Director Nominations for Inclusion in our 2024 Proxy Materials Pursuant to our Proxy Access Bylaw
Our proxy access Bylaw permits a shareholder (or a group of up to twenty shareholders) who owns shares of our outstanding Common Stock representing at least 3% of the votes entitled to be cast on the election of Directors, and who has owned such shares continuously for at least three years, to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2024 Annual Meeting of Shareholders, notice of a proxy access nomination must be received at the address provided below between October 18, 2023, and November 17, 2023.
Other Proposals or Director Nominations to be Brought Before our 2024 Annual Meeting
Our Bylaws set forth procedures for shareholders who wish to propose items of business or to nominate Director candidates that are not intended to be included in our proxy materials. For the 2024 Annual Meeting of Shareholders, notice of such proposals or nominations must be received at the address provided below between January 2, 2024, and February 1, 2024. In the unlikely event the Company moves the 2024 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date that is the one-year anniversary of this year’s Annual Meeting date (i.e., May 1, 2023), the Company must receive such notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first mailed to shareholders or the Company makes a public announcement of the meeting date, whichever occurs first.
In addition to satisfying the foregoing requirements and other procedures set forth under the Company’s Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 2, 2024.
Address for Submission of Notices and Additional Information
All shareholder nominations of individuals for election as Directors or proposals of other items of business to be considered by shareholders at the 2024 Annual Meeting of Shareholders (whether or not intended for inclusion in our proxy materials) must be submitted in writing to our Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.
Both the proxy access and the advance notice provisions of our Bylaws require a shareholder’s notice of a nomination or other item of business to include certain information. Director nominees also must meet certain eligibility requirements. If you wish to introduce a nomination or other item of business, please review our Bylaws.

84	AFLAC INCORPORATED	OTHER MATTERS
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a safe harbor to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The Company desires to take advantage of these provisions. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results, environmental, social, and governance matters, or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as the ones listed below or similar words, as well as specific projections of future results, generally qualify as forward-looking. The Company undertakes no obligation to update such forward-looking statements.

•expect	•anticipate	•believe	•goal	•objective	•aims
•may	•should	•estimate	•intends	•projects	•plans to
•will	•assumes	•potential	•target	•outlook
Our actual future results and trends may differ materially from those we anticipate depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with the SEC. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.
Annual Report
The Company has delivered a copy of its 2022 Annual Report on Form 10-K to each shareholder entitled to vote at the 2023 Annual Meeting of Shareholders. It is also available via the Internet by going to https://investors.aflac.com and selecting “SEC Filings” under the “Financials” section as well as at the website of the United States Securities and Exchange Commission at www.sec.gov. For a printed copy, contact Shareholder Services by phone at (706) 596-3581, by email at shareholder@aflac.com, or by mail at:
Shareholder Services
Aflac Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999
Exercise Your Right to Vote
The Company encourages you to vote. Please vote by internet or telephone, or sign, date, and return your proxy or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend our virtual 2023 Annual Meeting on May 1, 2023. For more information on voting and attending the virtual Annual Meeting, please see the “Notice of 2023 Annual Meeting of Shareholders” and the “Attending the Virtual Annual Meeting” sections.
By order of the Board of Directors,
J. Matthew Loudermilk
Corporate Secretary
March 16, 2023

2023 PROXY STATEMENT	85
APPENDIX A – DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES
This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.
Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company’s financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts on book value and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).
The Company defines the non-U.S. GAAP financial measures included in this document as follows:
Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company’s underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.
Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company’s business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.
Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the

86	AFLAC INCORPORATED	APPENDIX A - DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES
impact of interest cash flows from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.
Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company’s Japan segment or in Corporate and other. These amortized hedge costs/ income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the term of the hedge. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.
Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.
Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The Company considers adjusted return on equity excluding foreign currency impact important as it excludes changes in foreign currency and components of AOCI, which fluctuate due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency impact is ROE as determined using net earnings and average total shareholders’ equity.
Adjusted revenues excluding current period foreign currency impact are adjusted revenues calculated using the average foreign currency exchange rate for the comparable prior year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes that are outside management’s control. The most comparable U.S. GAAP financial measure for adjusted revenues excluding current period foreign currency impact is total revenues.
Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less accumulated comprehensive income as recorded on the U.S. GAAP balance sheet. The Company considers adjusted book value important as it excludes AOCI, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measure for adjusted book value is total book value.
Amounts reported in this Proxy may not foot due to rounding.

APPENDIX A - DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES	2023 PROXY STATEMENT	87
Reconciliations of Non-U.S. GAAP Measures
The tables on the following pages provide reconciliations of adjusted earnings and adjusted earnings per diluted share, each excluding foreign currency impact, adjusted net investment gains and losses, adjusted net investment income, adjusted return on equity excluding foreign currency, and adjusted revenues excluding foreign currency, to the most directly comparable U.S. GAAP measures for the years ended December 31, 2022 and 2021.

RECONCILIATION OF U.S. GAAP NET EARNINGS TO ADJUSTED EARNINGS (Excluding Foreign Currency)

	In Millions		Per Diluted Share
Twelve Months Ended December 31,	2022	2021	2022	2021
Net earnings	$4,201	$4,325	$6.59	$6.39
Items impacting net earnings:
Adjusted net investment (gains) losses(1)	(447)	(462)	(.70)	(.68)
Other and non-recurring (income) loss	(1)	73	.00	.11
Income tax (benefit) expense on items excluded from adjusted earnings(2)	(357)	83	(.56)	.12
Adjusted earnings	3,397	4,019	5.33	5.94
Current period foreign currency impact(3)	215	N/A	.34	N/A
Adjusted earnings excluding current period foreign currency impact	$3,613	$4,019	$5.67	$5.94
(1)See reconciliation of net investment (gains) losses to adjusted net investment (gains) losses below.
(2)Includes release of $452 million in deferred taxes in 2022.
(3)Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

RECONCILIATION OF U.S. GAAP NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES

	In Millions
Twelve Months Ended December 31,	2022	2021
Net investment (gains) losses	$(363)	$(468)
Items impacting net investment (gains) losses:
Amortized hedge costs	(112)	(76)
Amortized hedge income	68	57
Net interest cash flows from derivatives associated with certain investment strategies	(90)	(30)
Interest rate component of the change in fair value of foreign currency swaps on notes payable	50	55
Adjusted net investment (gains) losses	$(447)	$(462)

RECONCILIATION OF U.S. GAAP NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME

	In Millions
Twelve Months Ended December 31,	2022	2021
Net investment income	$3,656	$3,818
Items impacting net investment income:
Amortized hedge costs	(112)	(76)
Amortized hedge income	68	57
Net interest cash flows from derivatives associated with certain investment strategies	(90)	(30)
Adjusted net investment income	$3,522	$3,769

88	AFLAC INCORPORATED	APPENDIX A - DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE (Excluding Impact of Foreign Currency)

Twelve Months Ended December 31,	2022	2021
U.S. GAAP ROE - Net earnings(1)	15.1%	12.9%
Impact of excluding unrealized foreign currency translation gains (losses)	(1.7)%	(.8)%
Impact of excluding unrealized gains (losses) on securities and derivatives	2.7%	5.1%
Impact of excluding pension liability adjustment	(.1)%	(.1)%
Impact of excluding AOCI	.9%	4.2%
U.S. GAAP ROE - less AOCI	16.0%	17.1%
Differences between adjusted earnings and net earnings(2)	(3.1)%	(1.2)%
Adjusted ROE - reported	12.9%	15.9%
Less: Impact of foreign currency(3)	(.8)%	N/A
Adjusted ROE, excluding impact of foreign currency	13.7%	15.9%
(1)U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders’ equity.
(2)See separate reconciliation of net income to adjusted earnings.
(3)Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP TOTAL REVENUES TO ADJUSTED REVENUES (Excluding Current Period Foreign Currency Impact)

	In Millions
Twelve Months Ended December 31,	2022	2021
Total Revenues - U.S. GAAP	$19,502	$22,106
Add: Total U.S. GAAP Realized Losses	(363)	(468)
Add: Realized capital gain/loss items included in Adjusted Revenue
Amortized hedge costs	(112)	(76)
Amortized hedge income	68	57
Interest cash flows on derivatives associated with investment strategies	(90)	(30)
Differences between adjusted revenues and total revenues
Adjusted revenues	$19,005	$21,589
Less: Impact of foreign currency(1)	(2,052)	N/A
Adjusted revenues, excluding foreign currency impact	$21,057	$21,589
(1)Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted revenues compared to reported adjusted revenues. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE

	In Millions
December 31,	2022	2021
U.S. GAAP book value	$22,365	$33,253
Less:
Unrealized foreign currency translation gains (losses)	(3,640)	(2,013)
Unrealized gains (losses) on securities and derivatives	(729)	9,572
Pension liability adjustment	(36)	(166)
Total AOCI	(4,405)	7,393
Adjusted book value	$26,770	$25,860

2023 PROXY STATEMENT	89
APPENDIX B – ATTENDING THE VIRTUAL ANNUAL MEETING
The Board has made the decision that the Annual Meeting be held solely by means of remote communication.
How to Join the Virtual Annual Meeting
Shareholders as of the close of business on February 21, 2023 (Record Date) are invited to attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/AFL2023 by entering the 16-digit control number included on their proxy card or notice that they previously received. If you hold your shares in street name and did not receive a 16-digit unique control number with your proxy materials, please contact your bank, broker, or other holder of record as soon as possible to obtain a valid legal proxy and for instructions on how to obtain a control number to be admitted to and to vote at the Annual Meeting. Online access to the webcast will open 15 minutes prior to the designated start time. Shareholders may submit questions in writing through the virtual meeting platform. Those who do not have a control number may attend as guests, but will not be able to vote shares or submit questions during the webcast. While voting during the virtual meeting will be permitted, Aflac Incorporated encourages shareholders to vote in advance of the meeting.
Vote BEFORE the meeting:
Vote by one of the following methods by 11:59 p.m. Eastern Time on April 30, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2023 for shares held in a Plan:

INTERNET Visit www.proxyvote.com. You will need the 16-digit control number that appears on your proxy card or notice.
TELEPHONE
If your shares are held in the name of a broker, bank, or other nominee, follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the 16-digit control number that appears on your proxy card.
	MAIL If you received a full package by mail, complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.	TABLET OR SMARTPHONE Scan the QR code that appears on your proxy card or notice using your mobile device.

Vote DURING the meeting:
Go to www.virtualshareholdermeeting.com/AFL2023.
Shareholders may attend and vote during the virtual Annual Meeting by following the instructions on the website above.

The meeting webcast will begin promptly at 10 a.m., Eastern Time, on Monday, May 1, 2023. We encourage you to access the meeting prior to the start time, as check-in will begin at 9:45 a.m. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual Annual Meeting log-in page for assistance.

1932 Wynnton Road, Columbus GA 31999
aflac.com
Visit AflacChildhoodCancer.org to learn more.

Aflac Incorporated

AFLAC INCORPORATED
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

(ONLY IF YOU AGREE WITH YOUR VOTING RIGHTS CAN YOU VOTE BY PHONE)

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01287-P86452 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AFLAC INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 and 4, and "EVERY YEAR" for proposal 3.

The following proposals are being submitted to the Shareholders:

Nominees:	For	Against	Abstain
1a. Daniel P. Amos	☐	☐	☐
1b. W. Paul Bowers	☐	☐	☐
1c. Arthur R. Collins	☐	☐	☐
1d. Miwako Hosoda	☐	☐	☐
1e. Thomas J. Kenny	☐	☐	☐
1f. Georgette D. Kiser	☐	☐	☐
1g. Karole F. Lloyd	☐	☐	☐
1h. Nobuchika Mori	☐	☐	☐
1i. Joseph L. Moskowitz	☐	☐	☐
1j. Barbara K. Rimer, DrPH	☐	☐	☐
1k. Katherine T. Rohrer	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "EVERY YEAR".	1 Year	2 Years	3 Years	Abstain
3. non-binding, advisory vote on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

	For	Against	Abstain
4. to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2023	☐	☐	☐

Sign here as name(s) appear(s) on account. If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement as well as the Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.

We have been advised that many states are strictly enforcing escheatment laws and requiring shares held in "inactive" accounts to be escheated to the state in which the shareholder was last known to reside. One way you can ensure your account is active is to vote these shares.

Therefore, it is very important that you vote. If you have moved, please provide your new address to Aflac Incorporated: Attn: Shareholder Services, 1932 Wynnton Road, Columbus, GA 31999; by phone 800.227.4756 or by email shareholder@aflac.com.

Please inform us if you have multiple accounts under more than one name.

V01288-P86452

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Audrey Boone Tillman, and J. Matthew Loudermilk as Proxies or any of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 21, 2023, at the Annual Meeting of the Shareholders to be held on Monday, May 1, 2023, at 10:00 a.m., or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 4, AND "EVERY YEAR" FOR PROPOSAL 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

DESCRIPTION OF VOTING RIGHTS

In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. **Shareholders desiring to rebut this presumption should complete and execute the affidavit. The Board of Directors reserves the right to require evidence to support the affidavit.**

Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit
Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement at the request of the Company.	____________	Shares @	1 Vote/Share	=	________	Votes
Sign here X ____________________	____________	Shares @	10 Votes/Share	=	________	Votes
X ____________________	Date __________, 2023		Total	=	________	Votes